Exhibit 10.1

EXECUTION VERSION
LENDER ADDITION AND ACKNOWLEDGMENT AGREEMENT AND FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS
THIS LENDER ADDITION AND ACKNOWLEDGMENT AGREEMENT AND FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS (this “Agreement”) is dated as of May 15, 2025 (the “First Amendment Effective Date”) by and among SMITH DOUGLAS HOLDINGS LLC, a Delaware limited liability company (“Smith Douglas Holdings”), SMITH DOUGLAS BUILDING SERVICES LLC, SDH ATLANTA LLC, SDH ALABAMA LLC, SDH NASHVILLE LLC, SDH RALEIGH LLC, SDH CHARLOTTE LLC, and SDH HOUSTON LLC, each a Georgia limited liability company (together with Smith Douglas Holdings, each an “Original Borrower” and collectively, jointly and severally, the “Original Borrower”), SDH CENTRAL GEORGIA LLC, SDH DALLAS LLC, and SDH GREENVILLE LLC, each a Georgia limited liability company (each, an “Additional Borrower”, and collectively, jointly and severally, the “Additional Borrower”; each Original Borrower, together with each Additional Borrower, individually or collectively as the context may suggest or require, jointly and severally, “Borrower”), the Existing Lenders (as defined below) party hereto, WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent for the Lenders (together with its successors and permitted assigns, the “Administrative Agent”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, BANK OF AMERICA, N.A., JPMORGAN CHASE BANK, N.A., FIFTH THIRD BANK, NATIONAL ASSOCIATION, and ROYAL BANK OF CANADA (individually and collectively, as the context may suggest or require, the “Increasing Lender”), and TRUSTMARK NATIONAL BANK (the “Additional Lender”).
W I T N E S S E T H :
WHEREAS, the Original Borrower, the lenders party thereto on the First Amendment Effective Date immediately prior to this Agreement becoming effective (each, an “Existing Lender,” and collectively, the “Existing Lenders”), and the Administrative Agent entered into that certain Amended and Restated Credit Agreement dated as of January 16, 2024 (as amended, restated, supplemented, or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”);
WHEREAS, the Increasing Lender has agreed to increase its Revolving Commitment under the Credit Agreement pursuant to this Agreement;
WHEREAS, the Additional Lender has agreed to become a Lender under the Credit Agreement and provide a Revolving Commitment in connection therewith; and
WHEREAS, the Borrower has requested that the Existing Lenders (and together with the Increasing Lender and the Additional Lender, collectively, the “Lenders,” and each, a “Lender”) amend certain provisions of the Credit Agreement as set forth herein, and the Administrative Agent and the Lenders have agreed to the amendments, subject to the terms and conditions set forth below.

NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, each of the parties hereto hereby covenant and agree as follows:
SECTION 1.    Definitions. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement, in each case, as amended hereby. Each reference to “hereof,” “hereunder,” “herein,” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall from and after the date hereof refer to the Credit Agreement as amended hereby.
SECTION 2.    Increase in Commitment.
(a)    Each Increasing Lender and Additional Lender has agreed, severally, but not jointly, on the terms set forth in this Agreement, to make the Revolving Commitments as set forth on Schedule I attached hereto. After giving effect to this Agreement, the Revolving Commitment for each of the Lenders shall be as set forth on Schedule I attached hereto.
(b)    Each Increasing Lender and Additional Lender (i) confirms that it has received a copy of the Credit Agreement, the other Loan Documents and the amendments and exhibits thereto, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees (or if it was an Existing Lender, confirms that it has agreed) that it has and will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in entering into the Credit Agreement and this Agreement, and in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes (or if it was an Existing Lender, confirms that it has appointed and authorized) the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees (or if it was an Existing Lender, confirms that it has agreed) that it will perform in accordance with its terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.
(c)    The terms of repayment and the Applicable Margin with respect to any Revolving Loan made with respect to the Revolving Commitments shall be as set forth in the Credit Agreement (as amended hereby).
(d)    Each of the Administrative Agent and the Borrower agrees that, as of the date hereof, the Additional Lender shall (i) be a party to the Credit Agreement and the other Loan Documents, (ii) be a “Lender” for all purposes of the Credit Agreement and the other Loan Documents and (iii) have the rights and obligations of a Lender under the Credit Agreement and the other Loan Documents.

(e)    The address of the Additional Lender for purposes of all notices and other communications is as set forth on the Administrative Questionnaire delivered by the Additional Lender to the Administrative Agent.
SECTION 3.    Amendments to the Credit Agreement. On and as of the First Amendment Effective Date:
(a)    The text of the Credit Agreement (other than the Exhibits and Schedules thereto (except for Schedule I, Schedule 1.1(a), and Schedule 7.1(b) which are being amended hereunder)) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined) as set forth in the pages of the Credit Agreement attached hereto as Exhibit A.
(b)    Schedule I is hereby deleted in its entirety and replaced with Schedule I (Commitments) attached hereto.
(c)    Schedule 1.1(a) is hereby deleted in its entirety and replaced with Schedule 1.1(a) (List of Loan Parties) attached hereto.
(d)    Schedule 7.1(b) is hereby deleted in its entirety and replaced with Schedule 7.1(b) (Ownership Structure) attached hereto.
SECTION 4.    Omnibus Amendments. On and as of the First Amendment Effective Date:
(a)    All references in the Credit Agreement and the other Loan Documents to “Borrower” shall hereafter mean, individually and/or collectively, as the context may require, jointly and severally, each Original Borrower and each Additional Borrower.
(b)    All references in the Credit Agreement and the other Loan Documents to any “Loan Document” by whatever nomenclature shall hereafter refer to such Loan Document as amended by this Agreement.
SECTION 5.    Joinder of Additional Borrowers.
(a)    Joinder to Credit Agreement. Without relieving any Original Borrower of any of its respective obligations and liabilities under the other Loan Documents, each Additional Borrower hereby expressly assumes, and hereby agrees to perform and observe, each and every one of the covenants, rights, promises, agreements, terms, conditions, obligations, appointments, duties and liabilities of a “Borrower” under the Credit Agreement, the Note and all of the other Loan Documents applicable to it as a Borrower under the Credit Agreement. By virtue of the foregoing, each Additional Borrower hereby accepts and assumes any liability of a Borrower related to each representation, warranty, covenant or obligation made by a Borrower in the Credit Agreement, the Note and any other Loan Documents, and hereby expressly affirms, as of the date hereof, each of such representations, warranties, covenants and obligations. All obligations of each Original Borrower and each Additional Borrower shall be joint and several.

(b)    Additional Borrower Agreements. Each Additional Borrower further represents, warrants and agrees that:
(A)    Each Additional Borrower has the requisite limited liability company power and authority to enter into this Agreement and to perform its obligations hereunder and under the Credit Agreement, the Note and any other Loan Document to which it is a party. The execution, delivery and performance of this Agreement by each Additional Borrower and the performance of its obligations under this Agreement, the Credit Agreement, the Note, and any other Loan Document to which such Additional Borrower is a party have been duly authorized by the sole manager of such Additional Borrower and no other limited liability company proceedings on the part of such Additional Borrower are necessary to authorize the execution, delivery or performance of this Agreement, the transactions contemplated hereby or the performance of its obligations under this Agreement, the Credit Agreement, the Note or any other Loan Document to which such Additional Borrower is a party. This Agreement has been duly executed and delivered by each Additional Borrower. This Agreement, the Credit Agreement, the Note and each Loan Document to which each Additional Borrower is a party constitute the legal, valid and binding obligation of each Additional Borrower enforceable against it in accordance with each agreement’s respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general principles of equity, whether such enforceability is considered in a proceeding at law or in equity;
(B)    The representations and warranties set forth in the Credit Agreement are true, correct and complete in all material respects on and as of the date hereof as such representations and warranties apply to each Additional Borrower (except to the extent that any such representations and warranties expressly relate to an earlier date) with the same force and effect as if made on the date hereof.
(C)    The provisions of this joinder are for the benefit of the Administrative Agent, each Lender and each of their respective successors and permitted assigns;
(D)    To the maximum extent permitted by law, each Additional Borrower hereby knowingly, voluntarily and intentionally waives the right to a trial by jury in respect of any litigation based hereon in the manner set forth in Section 13.5 of the Credit Agreement. This waiver is a material inducement to Administrative Agent and the Lenders to enter into this Agreement.
SECTION 6.    Reallocation. Immediately upon the First Amendment Effective Date, to the extent necessary in order for (a) each Lender’s Revolving Commitment to match Schedule I as amended by this Agreement, and (b) each Lender’s Revolving Loans to be in accordance with their respective Revolving Commitment Percentage, each Lender shall sell to or purchase from, as applicable, each Existing Lender an amount of Revolving Commitments necessary to place the aggregate outstanding amount of such Lender’s Revolving Loans in proportion to its Revolving Commitment Percentage, in light of the reallocation of the Revolving Commitment set forth in clause (a), in each case, without the need for an Assignment and Assumption.

SECTION 7.    Representations and Warranties.
(a)    Each of the Parent, the Borrower and the other Loan Parties is a corporation, limited liability company, partnership or other legal entity, duly organized or formed, validly existing and in good standing under the jurisdiction of its incorporation or formation, has the power and authority to own or lease its respective properties and to carry on its respective business as now being and hereafter proposed to be conducted and is duly qualified and is in good standing as a foreign corporation, partnership or other legal entity, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized could reasonably be expected to have, in each instance, a Material Adverse Effect.
(b)    The Borrower has the right and power, and has taken all necessary action to authorize, to execute, deliver and perform this Agreement and each of the Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby. Each of this Agreement, and each of the Loan Documents to which the Borrower or any other Loan Party is a party have been duly executed and delivered by the duly authorized officers of such Person and each is a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein and as may be limited by equitable principles generally.
(c)    The execution, delivery and performance of this Agreement and the other Loan Documents to which any Loan Party is a party in accordance with their respective terms and the borrowings and other extensions of credit hereunder do not and will not, by the passage of time, the giving of notice, or both: (i) require any Governmental Approval or violate any Applicable Law (including all Environmental Laws) relating to the Parent, the Borrower or any other Loan Party; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of the Parent, any Loan Party, or any indenture, agreement or other instrument to which the Parent, the Borrower or any other Loan Party is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any property now owned or hereafter acquired by any Loan Party other than in favor of the Administrative Agent for its benefit and the benefit of the other Lender Parties.
SECTION 8.    Miscellaneous.
(a)    Effect of Agreement. Except as set forth expressly hereinabove, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding, and enforceable obligations of the Borrower.
(b)    Loan Document. For the avoidance of doubt, the Borrower, the Lenders party hereto and the Administrative Agent hereby acknowledge and agree that this Agreement is a Loan Document.

(c)    No Novation or Mutual Departure. The Borrower expressly acknowledges and agrees that (i) there has not been, and this Agreement does not constitute or establish, a novation with respect to the Credit Agreement or any of the other Loan Documents, or a mutual departure from the strict terms, provisions, and conditions thereof, other than with respect to the amendments contained in Sections 2, 3, 4, and 5 above; and (ii) nothing in this Agreement shall affect or limit the Administrative Agent’s or the Lenders’ right to demand payment of liabilities owing from the Borrower to the Administrative Agent or any Lender under, or to demand strict performance of the terms, provisions and conditions of, the Credit Agreement and the other Loan Documents, to exercise any and all rights, powers, and remedies under the Credit Agreement or the other Loan Documents or at law or in equity, or to do any and all of the foregoing, immediately at any time after the occurrence of a Default (to the extent permitted by the Credit Agreement or the other Loan Documents) or an Event of Default under the Credit Agreement or the other Loan Documents.
(d)    Ratification. The Borrower hereby (i) restates, ratifies, and reaffirms each and every term, covenant, and condition, as modified by this Agreement, set forth in the Credit Agreement and the other Loan Documents to which it is a party effective as of the date hereof and (ii) restates and renews each and every representation and warranty heretofore made by it in the Credit Agreement and the other Loan Documents (except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Credit Agreement.
(e)    No Default. To induce the Administrative Agent and the Lenders party hereto to enter into this Agreement and to continue to make advances pursuant to the Credit Agreement (subject to the terms and conditions thereof), the Borrower hereby acknowledges and agrees that, as of the date hereof, and after giving effect to the terms hereof, there exists no Default or Event of Default.
(f)    Reserved.
(g)    Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. This Agreement may be executed by each party on separate copies, which copies, when combined so as to include the signatures of all parties, shall constitute a single counterpart of this Agreement.
(h)    Electronic Signatures.
(A)    Each of the parties hereto consents to do business electronically in connection with this Agreement, any other Loan Document and the transactions contemplated hereby or thereby. Delivery of an executed counterpart of a signature page of this Agreement or any other Loan Documents by telecopy, emailed pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement or such other Loan Document.
(B)    The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document, instrument, amendment, restatement, modification, reaffirmation, assignment and acceptance or other agreement to be signed in connection with this Agreement, any other Loan Document and the transactions contemplated hereby or thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity, admissibility into evidence and enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, Uniform Real Property Electronic Recording Act, if applicable, the New York State Electronic Signatures and Records Act, the Illinois Electronic Commerce Security Act or any other similar state laws based on the Uniform Electronic Transactions Act, if applicable; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent, which consent can be withheld in its sole discretion.
(C)    Without limiting the generality of the foregoing, each of the parties hereto hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings, other proceedings or litigation arising out of or related to this Agreement, the other Loan Documents and the transactions contemplated hereby or thereby, electronic images of this Agreement or any other Loan Documents (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity, admissibility into evidence and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity, admissibility into evidence or enforceability of this Agreement, the Loan Documents or the transactions contemplated hereby or thereby based solely on the lack of paper original copies of any Loan Documents, including with respect to any signatures thereon. For the avoidance of doubt, the parties hereto hereby agree that this provision shall apply in equal force and have the same enforceability, validity and admissibility into evidence to each other Loan Document and any amendment, restatement, modification, reaffirmation, assignment and acceptance or other document related to this Agreement or such other Loan Document whether or not expressly stated therein.
(D)    Even though the parties agree that such Electronic Signatures are legally enforceable and intended to be effective for all purposes, the signing parties agree if requested by the Administrative Agent in its sole discretion to promptly deliver to the Administrative Agent the requested original document bearing an original manual signature, (i) in order to reduce the risk of fraud, comply with potentially applicable regulations, (ii) to the extent required or advisable to be delivered in connection with any program made available to the Administrative Agent or any of its affiliates by the Federal Reserve System or any Federal Reserve Bank, the U.S. Treasury Department or any other federal or state regulatory body, (iii) to the extent required pursuant to the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding, or as otherwise as required by Applicable Law, rule or regulation or compulsory legal process, or as requested by a governmental and/or regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), or (iv) for other operational or risk management purposes.
(E)    As used in this section, “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
(i)    Recitals Incorporated Herein. The preamble and the recitals to this Agreement are hereby incorporated herein by this reference.
(j)    Section References. Section titles and references used in this Agreement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.
(k)    Reserved.
(l)    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
SECTION 9.    Conditions Precedent. This Agreement shall become effective only upon the satisfaction of the following conditions precedent:
(a)    The Administrative Agent shall have received each of the following, each in form and substance reasonably satisfactory to the Administrative Agent:
(i)     counterparts of this Agreement duly executed by the Borrower, the Lenders party thereto, and the Administrative Agent;
(ii)    each Increasing Lender and Additional Lender shall have received its respective Revolving Note conforming to the requirements of the Credit Agreement and duly executed and delivered by a duly authorized officer of the Borrower;
(iii)    a duly executed certificate of a Responsible Officer of each Loan Party, dated as of the date hereof, including a certificate of incumbency with respect each of the officers of such Loan Party authorized to execute and deliver this

Agreement and the other Loan Documents, together with the following items: (1) a good standing certificate for each such Person issued by the jurisdiction of incorporation of such Person, (2) a true, complete and correct copy of the resolutions of such Person authorizing such Person to execute, deliver and perform this Agreement and the other Loan Documents to which such Person is a party, and (3) the governing documents of such Person or a statement that the governing documents of the Borrower have not been amended, modified or rescinded since the most recent delivery of such documents to the Lenders, and as of the First Amendment Effective Date, no actions or proceedings for the amendment, modification, or rescission of such governing documents are pending or contemplated;
(iv)    one or more opinions of counsel to the Borrower and such other Loan Parties as the Administrative Agent may reasonably request, addressed to the Administrative Agent and the Lenders;
(v)     UCC, tax, judgment and lien search reports with respect to the Borrower, and each other Loan Party in all necessary or appropriate jurisdictions;
(vi)    counterparts of the fee letter by and among the Borrower, the Administrative Agent, and Wells Fargo Securities, LLC;
(vii)    counterparts of the fee letter by and among the Borrower, the Administrative Agent, Wells Fargo Securities, LLC, and BofA Securities, Inc.; and
(viii)    such other documents, agreements and instruments as the Administrative Agent may reasonably request.
(b)    The Borrower shall have paid to the Administrative Agent all fees and expenses incurred in connection with the preparation, negotiation and closing of this Agreement and the documents, instruments and agreements related thereto (in the case of expenses, to the extent invoiced to Borrower at least one (1) Business Day prior to the First Amendment Effective Date).
[SIGNATURES ON FOLLOWING PAGES.]

IN WITNESS WHEREOF, each of the Borrower, the Administrative Agent, and the Lenders party hereto has caused this Agreement to be duly executed by its duly authorized officer as of the day and year first above written.
                        BORROWER:
SMITH DOUGLAS HOLDINGS LLC,
a Delaware limited liability company

By: /s/ Russ Devendorf
Name: Russ Devendorf
Title: Executive Vice President
    and Chief Financial Officer

SMITH DOUGLAS BUILDING SERVICES LLC, a Georgia limited liability company

By: /s/ Russ Devendorf
Name: Russ Devendorf
Title: Executive Vice President
    and Chief Financial Officer

SDH ATLANTA LLC,
a Georgia limited liability company

By: /s/ Russ Devendorf
Name: Russ Devendorf
Title: Executive Vice President
    and Chief Financial Officer

SDH ALABAMA LLC,
a Georgia limited liability company

By: /s/ Russ Devendorf
Name: Russ Devendorf
Title: Executive Vice President
    and Chief Financial Officer

[Signatures Continue on Next Page]

SDH NASHVILLE LLC,
a Georgia limited liability company

By: /s/ Russ Devendorf
Name: Russ Devendorf
Title: Executive Vice President
    and Chief Financial Officer

SDH RALEIGH LLC,
a Georgia limited liability company

By: /s/ Russ Devendorf
Name: Russ Devendorf
Title: Executive Vice President
    and Chief Financial Officer

SDH CHARLOTTE LLC,
a Georgia limited liability company

By: /s/ Russ Devendorf
Name: Russ Devendorf
Title: Executive Vice President
    and Chief Financial Officer

SDH HOUSTON LLC,
a Georgia limited liability company

By: /s/ Russ Devendorf
Name: Russ Devendorf
Title: Executive Vice President
    and Chief Financial Officer

SDH CENTRAL GEORGIA LLC,
a Georgia limited liability company

By: /s/ Russ Devendorf
Name: Russ Devendorf
Title: Executive Vice President
    and Chief Financial Officer

[Signatures Continue on Next Page]

SDH DALLAS LLC,
a Georgia limited liability company

By: /s/ Russ Devendorf
Name: Russ Devendorf
Title: Executive Vice President
    and Chief Financial Officer

SDH GREENVILLE LLC,
a Georgia limited liability company

By: /s/ Russ Devendorf
Name: Russ Devendorf
Title: Executive Vice President
    and Chief Financial Officer

[Signatures Continue on Next Page]

ADMINISTRATIVE AGENT AND THE LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent, the Issuing Bank, the Swingline Lender and as a Lender

By: /s/ Andrew Bearden
Name: Andrew Bearden
Title: Executive Director

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BANK OF AMERICA, N.A.,
as a Lender

By: /s/ Thomas W. Nowak
Name: Thomas W. Nowak
Title: Senior Vice President

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REGIONS BANK,
as a Lender

By: /s/ Scott McLay
Name: Scott McLay
Title: Senior Vice President

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JPMORGAN CHASE BANK, N.A.,
as a Lender

By: /s/ Nadeige Dang
Name: Nadeige Dang
Title: Executive Director

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ROYAL BANK OF CANADA,
as a Lender

By: /s/ Edward McKenna
Name: Edward McKenna
Title: Authorized Signatory

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FIFTH THIRD BANK, NATIONAL
ASSOCIATION, as a Lender

By: /s/ Ted Smith
Name: Ted Smith
Title: Senior Vice President

TRUSTMARK NATIONAL BANK,
as a Lender

By: /s/ Blake Jones
Name: Blake Jones
Title: First Vice President

SCHEDULE I
Commitments

LENDER	REVOLVING COMMITMENT	PRO-RATA SHARE
WELLS FARGO BANK, NATIONAL ASSOCIATION	$57,500,000.00	17.692307692308%
BANK OF AMERICA, N.A.	$57,500,000.00	17.692307692308%
JPMORGAN CHASE BANK, N.A.	$50,000,000.00	15.384615384615%
FIFTH THIRD BANK, NATIONAL ASSOCIATION	$50,000,000.00	15.384615384615%
REGIONS BANK	$42,500,000.00	13.076923076923%
ROYAL BANK OF CANADA	$42,500,000.00	13.076923076923%
TRUSTMARK NATIONAL BANK	$25,000,000.00	7.692307692308%
TOTALS	$325,000,000.00	100.000000000%

SCHEDULE 1.1(a)
List of Loan Parties

Borrower:
1.    Smith Douglas Holdings LLC, a Delaware limited liability company
2.    Smith Douglas Building Services LLC, a Georgia limited liability company
3.    SDH Atlanta LLC, a Georgia limited liability company
4.    SDH Alabama LLC, a Georgia limited liability company
5.    SDH Nashville LLC, a Georgia limited liability company
6.    SDH Raleigh LLC, a Georgia limited liability company
7.    SDH Charlotte LLC, a Georgia limited liability company
8.    SDH Houston LLC, a Georgia limited liability company
9.    SDH Central Georgia LLC, a Georgia limited liability company
10.    SDH Dallas LLC, a Georgia limited liability company
11.    SDH Greenville LLC, a Georgia limited liability company
Parent Guarantor (solely while Parent Guaranty is in effect):
1.    Smith Douglas Homes Corp., a Delaware corporation

SCHEDULE 7.1(b)
Ownership Structure

Part 1. List of all Borrower and its Subsidiaries with each such Person’s jurisdiction of organization, each Person holding any Equity Interest in such Subsidiary, the nature of the Equity Interests held by each such Person, and the percentage of ownership of each Subsidiary represented by such Equity Interests:

Subsidiary Name	Subsidiary Jurisdiction	Person w/Equity Interest	Nature of Equity Interest	Ownership Percentage	Excluded Subsidiary
Smith Douglas Building Services LLC	Georgia	Smith Douglas Holdings LLC	Limited liability company interests	100%	No
SDH Atlanta LLC	Georgia	Smith Douglas Building Services LLC	Limited liability company interests	100%	No
SDH Alabama LLC	Georgia and qualified in Alabama	Smith Douglas Building Services LLC	Limited liability company interests	100%	No
SDH Charlotte LLC	Georgia and qualified in North Carolina	Smith Douglas Building Services LLC	Limited liability company interests	100%	No
SDH Nashville LLC	Georgia and qualified in Tennessee	Smith Douglas Building Services LLC	Limited liability company interests	100%	No
SDH Raleigh LLC	Georgia and qualified in North Carolina	Smith Douglas Building Services LLC	Limited liability company interests	100%	No
SDH Houston LLC	Georgia and qualified in Texas	Smith Douglas Building Services	Limited liability company interests	100%	No
SDH Central Georgia LLC	Georgia	Smith Douglas Building Services	Limited liability company interests	100%	No
SDH Dallas LLC	Georgia and qualified in Texas	Smith Douglas Building Services	Limited liability company interests	100%	No

SDH Greenville LLC	Georgia and qualified in South Carolina	Smith Douglas Building Services	Limited liability company interests	100%	No
SDH Management Services LLC	Georgia	Smith Douglas Holdings LLC	Limited liability company interests	100%	Yes
Trigger Air LLC	Delaware and qualified in Georgia	Smith Douglas Holdings LLC	Limited liability company interests	100%	Yes
SDH Development Company LLC	Georgia	Smith Douglas Holdings LLC	Limited liability company interests	100%	Yes

Part II. List of all Unconsolidated Affiliates of the Borrower and its Subsidiaries, including the correct legal name of each such Person, the type of legal entity which each such Person is, and all Equity Interests in such Person held directly or indirectly by the Borrower and its Subsidiaries:

Subsidiary Name	Entity Type	Person w/Equity Interest	Nature of Equity Interest	Ownership Percentage	Excluded Subsidiary
Ridgeland Title LLC	Limited liability company	Smith Douglas Holdings LLC	Limited liability company interests	49%	Yes
Ridgeland Mortgage LLC	Limited liability company	Smith Douglas Holdings LLC	Limited liability company interests	50%	Yes
Platinum Title Partners LLC	Limited liability company	Smith Douglas Holdings LLC	Limited liability company interests	3%	Yes

EXHIBIT A

[ATTACHED]

Certain information has been excluded from this agreement (indicated by “[***]”) because Smith Douglas Homes Corp. has determined such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit A to First Amendment to
Amended and Restated Credit Agreement

Loan Number 1020381

AMENDED AND RESTATED CREDIT AGREEMENT
dated as of January 16, 2024,
as amended by the First Amendment,
by and among
SMITH DOUGLAS HOLDINGS LLC,
a Delaware limited liability company,
and
SMITH DOUGLAS BUILDING SERVICES LLC,
SDH ATLANTA LLC,
SDH ALABAMA LLC,
SDH NASHVILLE LLC,
SDH RALEIGH LLC,
SDH CHARLOTTE LLC,
SDH HOUSTON LLC,
SDH CENTRAL GEORGIA LLC
SDH DALLAS LLC,
and
SDH GREENVILLE LLC,
each a Georgia limited liability company,
collectively as the Borrower
THE FINANCIAL INSTITUTIONS PARTY HERETO
AND THEIR ASSIGNEES UNDER SECTION 13.6,
as Lenders
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent
______________________________________________________
WELLS FARGO SECURITIES, LLC AND BOFA SECURITIES, INC.
as Joint Lead Arrangers
WELLS FARGO SECURITIES, LLC,
as Sole Bookrunner

BANK OF AMERICA, N.A.
as Syndication Agent
JPMORGAN CHASE BANK, N.A. AND FIFTH THIRD BANK, NATIONAL ASSOCIATION,
as Documentation Agent

    - i -

(continued)
    - ii -

(continued)
    - iii -

(continued)
    - iv -

(continued)
    - v -

(continued)

    - vi -

SCHEDULE I    Commitments
SCHEDULE 1.1(a)    List of Loan Parties
SCHEDULE 4.1    Initial Borrowing Base Properties
SCHEDULE 7.1(b)    Ownership Structure
SCHEDULE 7.1(f)    Properties
SCHEDULE 7.1(g)    Indebtedness and Guaranties
SCHEDULE 7.1(h)    Material Contracts
SCHEDULE 7.1(i)    Litigation
SCHEDULE 7.1(m)    Employee Benefit Plans
SCHEDULE 7.1(r)    Affiliate Transactions

EXHIBIT A    Form of Assignment and Assumption Agreement
EXHIBIT B    Form of Borrowing Base Certificate
EXHIBIT C    [Intentionally Omitted]
EXHIBIT D    Form of Joinder Agreement
EXHIBIT E    Form of Parent Guaranty
EXHIBIT F-1    Form of Notice of Borrowing
EXHIBIT F-2    Form of Notice of Swingline Borrowing
EXHIBIT G    Form of Notice of Continuation
EXHIBIT H    Form of Notice of Conversion
EXHIBIT I    [Intentionally Omitted]
EXHIBIT J    Form of Revolving Note
EXHIBIT K    Form of Swingline Note
EXHIBIT L    [Intentionally Omitted]
EXHIBIT M    Form of Disbursement Instruction Agreement
EXHIBIT N    Form of Compliance Certificate
EXHIBITS O-1-O-4    Forms of U.S. Tax Compliance Certificates

    - vii -

THIS AMENDED AND RESTATED CREDIT AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, including, without limitation, by that certain First Amendment, this “Agreement”), dated as of January 16, 2024, by and among SMITH DOUGLAS HOLDINGS LLC, a Delaware limited liability company (“Smith Douglas Holdings”), SMITH DOUGLAS BUILDING SERVICES LLC (“Smith Douglas Building”), SDH ATLANTA LLC, SDH ALABAMA LLC, SDH NASHVILLE LLC, SDH RALEIGH LLC, SDH CHARLOTTE LLC, SDH HOUSTON LLC, SDH CENTRAL GEORGIA LLC, SDH DALLAS LLC, AND SDH GREENVILLE LLC, each a Georgia limited liability company (individually and collectively, as the context may suggest or require, the “Smith Douglas-owned Subsidiaries” and together with Smith Douglas Holdings and Smith Douglas Building, together with any other borrower which joins in this Agreement after the Agreement Date, whether by execution of a joinder to this Agreement or otherwise, individually or collectively as the context may suggest or require, jointly and severally, the “Borrower”), each of the financial institutions initially a signatory hereto together with their successors and permitted assignees under Section 13.6 (the “Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”), with WELLS FARGO SECURITIES, LLC, as a joint Lead Arranger (in such capacity, “Wells Fargo Securities”) and sole Bookrunner (in such capacity, the “Sole Bookrunner”), and BOFA SECURITIES, INC., as a joint Lead Arranger (“BofA Securities,” and together with Wells Fargo Securities, “Joint Lead Arrangers”).
WHEREAS, Smith Douglas Building and the Smith Douglas-owned Subsidiaries (collectively, the “Existing Borrowers”), the Administrative Agent, and the Existing Lenders, are party to that certain Credit Agreement dated as of October 28, 2021, as amended by that certain First Amendment to Credit Agreement and Other Loan Documents dated as of December 19, 2022, as further amended by that certain Letter Agreement dated as of April 27, 2023, as further amended by that certain Letter Agreement dated as of July 7, 2023, and as further amended by that certain Letter Agreement dated as of July 31, 2023 (as amended, and as the same may be further amended, restated, amended and restated, supplemented, or otherwise modified from time to time prior to the Agreement Date, the “Existing Credit Agreement”).
WHEREAS, the Borrower, the Lenders party hereto, and the Administrative Agent have agreed to amend and restate the Existing Credit Agreement in its entirety, as and in accordance with, and subject to, the terms and conditions set forth herein, including to make available to the Borrower a revolving credit facility in an aggregate principal amount of $325,000,000, which includes a $20,000,000 letter of credit subfacility and a $15,000,000 swingline subfacility.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1    Definitions.
In addition to terms defined elsewhere herein, the following terms shall have the following meanings for the purposes of this Agreement:

“Actual Costs” means, the amount that the applicable Borrower has expended (to the extent such expenditures shall ultimately constitute costs of sales in accordance with GAAP, but in any event excluding general administrative corporate overhead) as of the last day of the most recent calendar month with respect to which the Borrower is required to have delivered a certificate pursuant to Section 9.4(d), for:
(a)    the acquisition of Land Held for Development;
(b)    the acquisition and development of Lots Under Development;
(c)    the acquisition of a Finished Lot; or
(d)    the construction of a Housing Unit on a Finished Lot for a Model Housing Unit, Speculative Housing Unit or Presold Housing Unit.
“Adjusted Daily Simple SOFR” means, for any day (a “Simple SOFR Rate Day”), a rate per annum equal to the greater of (a) the sum of (i) SOFR for the day (such day, a “SOFR Determination Day”) that is five (5) U.S. Government Securities Business Days prior to (A) if such Simple SOFR Rate Day is a U.S. Government Securities Business Day, such Simple SOFR Rate Day or (B) if such Simple SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such Simple SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website; provided that if by 5:00 p.m. on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to Adjusted Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided further that SOFR as determined pursuant to this proviso shall be utilized for purposes of calculation of Adjusted Daily Simple SOFR for no more than three (3) consecutive Simple SOFR Rate Days and (ii) the SOFR Adjustment and (b) the Floor. Any change in Adjusted Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.
“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.
“Administrative Agent” means Wells Fargo Bank, National Association, as contractual representative of the Lenders under this Agreement, or any successor Administrative Agent appointed pursuant to Section 12.10.
“Administrative Questionnaire” means the Administrative Questionnaire completed by each Lender and delivered to the Administrative Agent in a form supplied by the Administrative Agent to the Lenders from time to time.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Unless explicitly set forth to the contrary, a reference to an “Affiliate” means a reference to an Affiliate of the Borrower.
“Agreement” has the meaning given that term in the preamble hereto.
“Agreement Date” means January 16, 2024.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction from time to time concerning or relating to bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder and the U.K. Bribery Act 2010, as amended, and the rules and regulations thereunder.
“Anti-Money Laundering Law” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules related to terrorism financing, money laundering, any predicate crime to money laundering or any financial record keeping, including any applicable provision of the PATRIOT Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).
“Applicable Law” means all applicable international, foreign, federal, state and local statutes, treaties, regulations, ordinances, codes, executive orders, and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case having the force of law.
“Applicable Margin” means the percentage rate set forth below corresponding to the “Leverage Ratio” as determined in accordance with the definition thereof:

Level	Leverage Ratio	Applicable Margin for SOFR Loans and Base Rate Loans
1	Less than 35%	2.35%
2	Greater than or equal to 35% but less than 45%	2.50%
3	Greater than or equal to 45% but less than 55%	2.75%
4	Greater than or equal to 55%	3.00%

The Applicable Margin for Loans shall be determined by the Administrative Agent from time to time, based on the Leverage Ratio as set forth in the Compliance Certificate most recently delivered by the Borrower pursuant to Section 9.3. Any adjustment to the Applicable Margin shall be effective as of the first (1st) day of the calendar month immediately following the month during which the Borrower delivers to the Administrative Agent the applicable Compliance Certificate pursuant to Section 9.3. If the Borrower fails to deliver a Compliance Certificate pursuant to Section 9.3, the Applicable Margin shall equal the percentages corresponding to Level 4 until the first day of the calendar month immediately following the date that the required Compliance Certificate is delivered. Notwithstanding the foregoing, for the period from the Agreement Date through but excluding the date on which the Administrative Agent first determines the Applicable Margin for Loans as set forth above, the Applicable Margin shall be determined based on Level 1. Thereafter, such Applicable Margin shall be adjusted from time to time as set forth in this definition. The provisions of this definition shall be subject to Section 2.6(c).
“Approved Fund” means any Fund that is administered, managed or underwritten by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of any entity that administers or manages a Lender.
“Approved Sales Contract” means a bona fide, legally binding, enforceable contract for the sale of a Housing Unit, between the Borrower, as seller, and a third party unrelated to the Borrower, as buyer, with respect to which (i) the form and substance of such contract shall be normal and customary for that market, (ii) to the extent permitted by local law, a market-based earnest money deposit consistent with similar product type has been received by the Borrower, and (iii) the Borrower has received sufficient information that would indicate that such buyer has (A) submitted a mortgage loan application to a qualified single family mortgage lender for the financing of the acquisition of such Housing Unit, and (B) such single family mortgage lender has or can provide evidence that buyer is qualified for the financing designated in the contract. Notwithstanding the foregoing, if after the date of such contract any of the aforementioned conditions cease to exist, then such contract shall thereafter no longer be deemed an Approved Sales Contract. The Administrative Agent reserves the right to periodically audit the Borrower’s records to ensure that any Housing Unit designated as a Presold Housing Unit satisfies all of the conditions referenced above.
“Assignment and Assumption” means an Assignment and Assumption Agreement entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 13.6), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.
“Available Tenor” means, as of any date of determination and with respect to any then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 5.2(c)(iv).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank of America” means Bank of America, N.A.
“Bankruptcy Code” means the Bankruptcy Code of 1978, as amended.
“Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50%, and (c) the Adjusted Daily Simple SOFR in effect on such day; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate, or Adjusted Daily Simple SOFR, as applicable (provided that clause (c) shall not be applicable during any period in which Adjusted Daily Simple SOFR is unavailable or unascertainable). Notwithstanding the foregoing, in no event shall the Base Rate be less than the Floor.
“Base Rate Loan” means a Loan (or any portion thereof) bearing interest at a rate based upon the Base Rate.
“Benchmark” means, initially, Adjusted Daily Simple SOFR or Adjusted Term SOFR, as applicable; provided that if a Benchmark Transition Event has occurred with respect to Adjusted Daily Simple SOFR or Adjusted Term SOFR, as applicable, or the applicable then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 5.2(c)(i).
“Benchmark Replacement” means, with respect to any Benchmark Transition Event for any then-current Benchmark, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for such Benchmark giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to such then-current Benchmark for Dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor (if applicable), the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to any then-current Benchmark:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors (if applicable) of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor (if applicable) of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, if the applicable then-current Benchmark has any Available Tenors, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to any then-current Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors (if applicable) of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor (if applicable) of such Benchmark (or such component thereof);

(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors (if applicable)of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor (if applicable) of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors (if applicable) of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, if the applicable then-current Benchmark has any Available Tenors, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period” means, with respect to any then-current Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 5.8(c) and (y) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 5.8(c).
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation, in form and substance satisfactory to the Administrative Agent.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Borrower” has the meaning set forth in the introductory paragraph hereof and shall include the Borrower’s successors and permitted assigns.
“Borrower Information” has the meaning given that term in Section 2.6(c).
“Borrowing Base” means an amount equal to the sum of the Borrowing Base Values of the Borrowing Base Properties as determined from time to time in accordance with this Agreement. Notwithstanding anything to the contrary contained herein:
(a)    the aggregate Borrowing Base Value of Land Held for Development shall not exceed at any time ten percent (10%) of the Borrowing Base (and any amount in excess of such limitation shall be excluded from the calculation of Borrowing Base);
(b)    the aggregate Borrowing Base Value of Land Held for Development, Lots Under Development and Finished Lots shall not exceed at any time forty percent (40%) of the Borrowing Base (and any amount in excess of such limitation shall be excluded from the calculation of Borrowing Base);
(c)    the aggregate Borrowing Base Value of Speculative Housing Units and Model Housing Units shall not exceed at any time fifty percent (50%) of the aggregate of the Borrowing Base Value of Speculative Housing Units, Model Housing Units and Presold Housing Units (and any amount in excess of such limitation shall be excluded from the calculation of Borrowing Base);
(d)    the Borrowing Base Value of Housing Units attributable to vertical improvements with respect thereto will be excluded until such time as a building permit with respect to the Housing Unit has been received from the applicable Governmental Authority; and
(e)    if at any time the Profit and Participation Agreement Amount exceeds $10,000,000 in the aggregate, then any Profit and Participation Agreement Amount in excess thereof shall be deducted from the aggregate Borrowing Base, as otherwise calculated in accordance herewith.
    “Borrowing Base Aging Limitations” means that, notwithstanding anything to the contrary contained herein:
(a)    any Land Held for Development shall be excluded from the calculation of Borrowing Base Value if such Land Held for Development has been included in the Borrowing Base as “Land Held for Development” for more than twelve (12) months after the later of (x) the Effective Date and (y) the addition of such Land Held for Development to the Borrowing Base, as determined on a cumulative basis;
(b)    any Lot Under Development shall be excluded from the calculation of Borrowing Base Value if such Lot Under Development has been included in the Borrowing Base as a “Lot Under Development” for more than eighteen (18) months after the later of (x) the Effective Date and (y) the addition of such Lot Under Development to the Borrowing Base, as determined on a cumulative basis; provided, however, that any Lot Under Development shall be excluded from the calculation of Borrowing Base Value if no physical development activity has occurred on such Lot Under Development for six (6) months;
(c)    any Finished Lot shall be excluded from the calculation of Borrowing Base Value if such Finished Lot has been included in the Borrowing Base as a “Finished Lot” for more than twenty-four (24) months after the later of (x) the Effective Date and (y) the addition of such Finished Lot to the Borrowing Base, as determined on a cumulative basis;
(d)    any Speculative Housing Unit shall be excluded from the calculation of Borrowing Base Value if such Speculative Housing Unit has been included in the Borrowing Base as a “Speculative Housing Unit” for more than eighteen (18) months after the later of (x) the Effective Date and (y) the addition of such Speculative Housing Unit to the Borrowing Base, as determined on a cumulative basis; and
(e)    any Model Housing Unit shall be excluded from the calculation of Borrowing Base Value if such Model Housing Unit has been included in the Borrowing Base as a “Model Housing Unit” for more than thirty-six (36) months after the later of (x) the Effective Date and (y) the addition of such Speculative Housing Unit to the Borrowing Base, as determined on a cumulative basis.
“Borrowing Base Cash Component” means the amount of available Unrestricted Cash in excess of $15,000,000.00, as evidenced by the most recent Borrowing Base Certificate delivered to the Administrative Agent from time to time under Section 9.4(d) of this Agreement.
“Borrowing Base Certificate” means a report in substantially the form of Exhibit B, certified by a Responsible Officer, setting forth the Borrowing Base Property and calculations required to establish the Borrowing Base Value for each Borrowing Base Property and the Borrowing Base for all Borrowing Base Properties as of a specified date, and a calculation of the Profit and Participation Agreement Amount, all in form and detail satisfactory to the Administrative Agent.
“Borrowing Base Property” means Eligible Property that the Administrative Agent has agreed to include in calculations of the Borrowing Base pursuant to Section 4.1. A Property shall be excluded from the determination of the Borrowing Base if at any time such Property shall cease to be an Eligible Property and no Property may be added to the Borrowing Base after the date that is three (3) months prior to the stated Maturity Date.
“Borrowing Base Value” means, subject to the Borrowing Base Aging Limitations, with respect to a Borrowing Base Property (subject to any additional limitations set forth in the definition of “Borrowing Base”), an amount equal to:
(i)    For Land Held for Development, forty-five percent (45%) of the Actual Costs, plus
(ii)    For Lots Under Development, fifty-five percent (55%) of the Actual Costs, plus

(iii)    For Finished Lots, seventy-five percent (75%) of the Actual Costs; provided, however, that each such percentage applicable to each Finished Lot shall be reduced to sixty-five percent (65%) on the first anniversary of the later of (x) the Effective Date and (y) the addition of such Finished Lot to the Borrowing Base, plus
(iv)    For Presold Housing Units, ninety (90%) of the Actual Costs, plus
(v)    For Speculative Housing Units, eighty-five percent (85%) of the Actual Costs, plus
(vi)    For Model Housing Units, eighty percent (80%) of the Actual Costs, plus
(vii)    One hundred percent (100%) of the Borrowing Base Cash Component.
“Business Day” means for all purposes, any day (other than a Saturday, Sunday or legal holiday) on which banks in New York, New York, are open for the conduct of their commercial banking business. Unless specifically referenced in this Agreement as a Business Day, all references to “days” shall be to calendar days.
“Capitalized Lease Obligations” means obligations under a lease (or other arrangement conveying the right to use property) to pay rent or other amounts that are required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation as would be required to be reflected on a balance sheet of the applicable Person prepared in accordance with GAAP as of the applicable date.
“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Issuing Banks or the Lenders, as collateral for Letter of Credit Liabilities or obligations of Lenders to fund participations in respect of Letter of Credit Liabilities, cash or deposit account balances or, if the Administrative Agent and the Issuing Banks shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Issuing Banks. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” means (a) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one year from the date acquired; (b) certificates of deposit with maturities of not more than one year from the date acquired issued by a United States federal or state chartered commercial bank of recognized standing, or a commercial bank organized under the laws of any other country which is a member of the Organisation for Economic Co-operation and Development, or a political subdivision of any such country, acting through a branch or agency, which bank has capital and unimpaired surplus in excess of $500,000,000 and which bank or its holding company has a short term commercial paper rating of at least A 2 or the equivalent by S&P or at least P 2 or the equivalent by Moody’s; (c) reverse repurchase agreements with terms of not more than seven (7) days from the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause (b) above; (d) commercial paper issued by any Person incorporated under the laws of the United States of America or any State thereof and rated at least A 2 or the equivalent thereof by S&P or at least P 2 or the equivalent thereof by Moody’s, in each case with maturities of not more than one year from the date acquired; and (e) investments in money market funds registered under the Investment Company Act of 1940, as amended, which have net assets of at least $500,000,000 and at least eighty-five percent (85%) of whose assets consist of securities and other obligations of the type described in clauses (a) through (d) above.
“Closing” means a closing of the sale of Land Held for Development, Lots Under Development, Finished Lots, or a Housing Unit by the Borrower to a bona fide purchaser for value that is not a Subsidiary or Affiliate of the Borrower in an arms’ length transaction.
“Commitment” means, as to a Lender, such Lender’s Revolving Commitment.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.) as amended from time to time, and any successor statute.
“Compliance Certificate” has the meaning given that term in Section 9.3.
“Conforming Changes” means, with respect to either the use or administration of an initial Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 5.4 and other technical, administrative or operational matters) that the Administrative Agent decides (after consultation with the Borrower) may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents, in each case subject to consultation with the Borrower).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Debt” means the sum of the following (without duplication): (a) all funded debt of the Borrower and its respective Subsidiaries determined on a consolidated basis in accordance with GAAP, (b) all outstanding loan balances associated with recourse obligations of the Borrower or any Subsidiary not shown on the Borrower’s consolidated balance sheet including guarantees, (c) the principal amount of all financial surety bonds, non-cash secured letters of credit and/or tri-party agreements whether presented for payment or not, but excluding performance letters of credit for which payment has not been demanded by the beneficiary and for which reimbursement by the Borrower or a Subsidiary has not been made, (d) net liabilities of the Borrower or any of its Subsidiaries under Derivatives Contracts, (e) the pro rata share of any Joint Venture indebtedness of the Borrower or any Subsidiary, and (f) contingent obligations of the Borrower and its respective Subsidiaries to the extent of amount then due and payable.

“Construction Budget” means, with respect to each Housing Unit, the budget for the total estimated Vertical Construction Costs for each such Housing Unit, as submitted by the Borrower in accordance with Section 6.3(b)(i) and accepted by the Administrative Agent.
“Continue” “Continue”, “Continuation” and “Continued” each refers to the continuation of a Term SOFR Loan from one Interest Period to another Interest Period pursuant to Section 2.10.
“Contract Price” means the sales price for a Presold Housing Unit which is payable to the Borrower pursuant to an Approved Sales Contract, as such sales price may be adjusted in accordance with the terms of such Approved Sales Contract.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Convert”, “Conversion” and “Converted” each refers to the conversion of a Loan of one Type into a Loan of another Type pursuant to Section 2.11.
“Convertible Indebtedness” means Indebtedness of the Parent permitted to be incurred under the terms of this Agreement that is either (a) convertible into common stock of the Parent (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common stock) or (b) sold as units with call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are exercisable for common stock of the Parent and/or cash (in an amount determined by reference to the price of such common stock).
“Covered Entity” means any of the following:
(a)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(b)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(c)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” shall have the meaning given to such term in Section 13.24.

“Credit Event” means any of the following: (a) the making (or deemed making) of any Loan, (b) the Conversion of a Base Rate Loan into a SOFR Loan, (c) the Conversion of a Daily Simple SOFR Loan into a Term SOFR Loan, (d) the Conversion of a Term SOFR Loan into a Daily Simple SOFR Loan, (e) the Conversion of a SOFR Loan into a Base Rate Loan, (f) the Continuation of a SOFR Loan, and (g) the issuance of a Letter of Credit or the amendment of a Letter of Credit that extends the maturity, or increases the Stated Amount, of such Letter of Credit.
“Credit Rating” means the rating assigned by a Rating Agency to the senior unsecured long term Indebtedness of a Person.
“Daily Simple SOFR Loan” means any Loan (or any portion thereof) bearing interest at a rate based on Adjusted Daily Simple SOFR (other than pursuant to the Adjusted Daily Simple SOFR component of the definition of “Base Rate”).
“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar Applicable Laws relating to the relief of debtors in the United States of America or other applicable jurisdictions from time to time in effect.
“Default” means any of the events specified in Section 11.1, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means, subject to Section 3.9(f), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, an Issuing Bank, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two (2) Business Days of the date when due; (b) has notified the Borrower, the Administrative Agent, an Issuing Bank, or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied); (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower); or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit

Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 3.9(f)) upon delivery of written notice of such determination to the Borrower, each Issuing Bank, the Swingline Lender and each Lender.
“Derivatives Contract” means a “swap agreement” as defined in Section 101 of the Bankruptcy Code.
“Derivatives Value” means, in respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement or provision relating thereto, (a) for any date on or after the date such Derivatives Contracts have been terminated or closed out, the termination amount or value determined in accordance therewith, and (b) for any date prior to the date such Derivatives Contracts have been terminated or closed out, the then-current mark-to-market value for such Derivatives Contracts, determined based upon one or more mid-market quotations or estimates provided by any recognized dealer in Derivatives Contracts (which may include the Administrative Agent, any Lender, any Specified Derivatives Provider or any Affiliate of any of them).
“Development Budget” means, with respect to each Borrowing Base Property that is not a Housing Unit, the budget for the acquisition of land and site development work related to horizontal development of the Lots, as submitted by the Borrower in accordance with Section 6.3(a)(i)(3) and accepted by the Administrative Agent, and as amended from time to time in a Borrowing Base Certificate.
“Disbursement Instruction Agreement” means an agreement substantially in the form attached as Exhibit M to be executed and delivered by the Borrower pursuant to Section 6.1(a)(xiii), as the same may be amended, restated or modified from time to time with the prior written approval of the Administrative Agent.
“Dollars” or “$” means the lawful currency of the United States of America.
“EBITDA” means, with respect to a Person for any period and without duplication: net income (loss) of such Person for such period determined on a consolidated basis excluding the following (but only to the extent included in determining net income (loss) for such period): (i) depreciation and amortization; (ii) Interest Incurred; (iii) income tax expense; (iv) extraordinary or nonrecurring items (excluding any real estate impairments); (v) other non-cash charges and expenses; and (vi) other items as approved by the Administrative Agent in its reasonable discretion. EBITDA shall be adjusted to remove any impact from straight line rent leveling adjustments required under GAAP and amortization of intangibles pursuant to FASB ASC 805 and ASC 840. For purposes of this definition, nonrecurring items shall be deemed to include (x) gains and losses on early extinguishment of Indebtedness, (y) non-cash severance and other non-cash restructuring charges and (z) transaction costs of acquisitions not permitted to be capitalized pursuant to GAAP.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any credit institution or investment firm established in any EEA Member Country.
“Effective Date” means the later of (a) the Agreement Date and (b) the date on which all of the conditions precedent set forth in Section 6.1 shall have been fulfilled or waived by all of the Lenders.
“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (other than a natural person) approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed), provided that neither the Borrower nor any Affiliate of the Borrower shall be an Eligible Assignee.
“Eligible Property” means a Property which satisfies all of the following requirements: (a) such Property is located on Entitled Land and constitutes Land Held for Development, Lots Under Development, Finished Lots, Presold Housing Units, Speculative Housing Units or Model Housing Units; (b) such Property is owned in fee simple by the Borrower; (c) such Property is located in the United States of America, (d) [intentionally omitted]; (e) with respect to such Property, no payment or other material default by the Borrower in the payment or performance of any assessment district obligations, special facility obligations or other similar obligations has occurred and is continuing with respect to such Property; (f) such Property is not subject to any Liens other than Permitted Liens (excluding Permitted Liens under clauses (h) and (i) of the definition thereof); (g) if all or any portion of such Property secures any Profit and Participation Agreement, no enforcement action has been taken or is threatened to be taken by any seller or any other party under such Profit and Participation Agreement; (h) [intentionally omitted]; and (i) the planned subdivision project in which such Property is located must consist of single family detached or attached units with no more than twelve (12) Housing Units per building.

“Employee Benefit Plan” means (a) any employee benefit plan within the meaning of Section 3(3) of ERISA that is maintained for employees of any Loan Party or any ERISA Affiliate or (b) any Pension Plan or Multiemployer Plan that has at any time within the preceding five (5) years been maintained, funded or administered for the employees of any Loan Party or any current or former ERISA Affiliate.
“Entitled Land” means Residential Land owned 100% by the Borrower in fee simple with respect to which (i) all requisite zoning requirements and land use requirements to permit residential development as a use by right (or comparable classification under local law) have been satisfied, (ii) approval and entitlement from required state and local governmental authorities and agencies under applicable law has been obtained such that in each instance such Borrower has the vested right to develop such Land for Finished Lots and Housing Units substantially in accordance with the intentions of such Borrower and (iii) Borrower has sole control and management rights. “Entitled Land” shall include all Land Held for Development, Lots Under Development and Finished Lots.
“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law, including, without limitation, any and all claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages, contribution, indemnification cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to human health or the environment.
“Environmental Laws” means any Applicable Law relating to environmental protection or the manufacture, storage, remediation, disposal or clean-up of Hazardous Materials, including, without limitation, the following: Clean Air Act, 42 U.S.C. § 7401 et seq.; Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; National Environmental Policy Act, 42 U.S.C. § 4321 et seq.; regulations of the United States Environmental Protection Agency, any applicable rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials, and any analogous or comparable state or local laws, regulations or ordinances that concern Hazardous Materials or protection of the environment.
“Equity Interest” means, with respect to any Person, (a) any share of capital stock of (or other ownership or profit interests in) such Person; (b) any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person, whether or not certificated; (c) any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests); and (d) any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as in effect from time to time, and the rules and regulations thereunder.
“ERISA Affiliate” means any Person who together with any Loan Party or any of its Subsidiaries is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Internal Revenue Code or Section 4001(b) of ERISA.
“Erroneous Payment” has the meaning assigned thereto in Section 12.15(a).
“Erroneous Payment Subrogation Rights ” has the meaning assigned thereto in Section 12.15(d).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Event of Default” means any of the events specified in Section 11.1, provided that any requirement for notice or lapse of time, or both, or any other condition has been satisfied.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Excluded Subsidiary” means any Subsidiary of Smith Douglas Holdings (i) with assets of less than $1,000,000 individually, and which, when aggregated with the assets of all other Excluded Subsidiaries, has assets of less than $5,000,000, and (ii) which has been designated as an “Excluded Subsidiary” by the Borrower (it being understood and agreed that, as of the Effective Date, the Borrower has designated SDH Management Services LLC, Trigger Air LLC, SDH Development Company LLC and Ridgeland Title LLC as Excluded Subsidiaries).
“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the liability of such Loan Party for or the Guarantee of such Loan Party of, or the grant by such Loan Party of a Lien to secure, such Swap Obligation (or any liability or guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the liability for or the Guarantee of such Loan Party or the grant of such Lien becomes effective with respect to such Swap Obligation (such determination being made after giving effect to any applicable keepwell, support or other agreement for the benefit of the applicable Loan Party, including under Section 32 of the Parent Guaranty, to the extent applicable). If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or Lien is or becomes illegal for the reasons identified in the immediately preceding sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to an Applicable Law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.10, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office; (c) Taxes attributable to such Recipient’s failure to comply with Section 3.10(g); and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Existing Credit Agreement” has the meaning set forth in the introductory paragraph hereof.
“Existing Letters of Credit” means those “Letters of Credit” issued and outstanding under the Existing Credit Agreement immediately prior to the Agreement Date.
“Existing Lenders” means, individually or collectively, as the context may suggest or require, Wells Fargo Bank, National Association, Regions Bank, Fifth Third Bank, National Association and Truist Bank.
“Existing Loan Documents” means the “Loan Documents,” as defined in the Existing Credit Agreement.
“Exiting Lender” has the meaning given to such term in Section 13.26.
“Fair Market Value” means, (a) with respect to a security listed on a national securities exchange or the NASDAQ National Market, the price of such security as reported on such exchange or market by any widely recognized reporting method customarily relied upon by financial institutions, and (b) with respect to any other property, the price which could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction.
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, and any intergovernmental agreement entered into in connection with the implementation of such sections of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement.

“FCA” means the Financial Conduct Authority, the regulatory supervisor of IBA.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if such rate is not so published for any day which is a Business Day, the Federal Funds Rate for such day shall be the average of the quotation for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent. Notwithstanding the foregoing, if the Federal Funds Rate shall be less than zero percent (0.00%), such rate shall be deemed to be zero percent (0.00%) for purposes of this Agreement.
“Federal Reserve Bank of New York’s Website” - means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.
“Fee Letter”, individually and collectively, as the context may suggest or require, (i) that certain fee letter dated as of September 25, 2023 by and between the Borrower, the Administrative Agent and Wells Fargo Securities, LLC, and (ii) that certain fee letter dated as of September 25, 2023 by and among Borrower, the Administrative Agent, Wells Fargo Securities, LLC, and BofA Securities, Inc., as each may be amended from time to time.
“Fees” means the fees and commissions provided for or referred to in Section 3.5 and any other fees payable by the Borrower hereunder or under any other Loan Document.
“Finished Lots” means, Entitled Land (i) that has been legally subdivided for the construction of Housing Units, (ii) that has been graded substantially in accordance with all grading plans approved by the applicable agencies and contains level building pads, (iii) that has all water, sewer, electrical and other utility services for planned residences installed and stubbed to the lot behind the sidewalk, (iv) that has all storm drain, sewer, curb, gutter, sidewalk and pavement for public access constructed and installed, except for any final lift of the streets and lateral connections to Housing Units, (v) that has all property corners surveyed and marked and any required survey monumentation installed, and (vi) with respect to which all applicable development fees (including, without limitation, school and development impact fees) that are required to be paid prior to obtaining a building permit have been paid other than building permit and plan check fees. Except as otherwise expressly provided in this Agreement, the term “Finished Lot” shall not include any Land upon which the construction of a Housing Unit has commenced.
“FINRA” means the Financial Industry Regulatory Authority, or any Governmental Authority succeeding to any of its principal functions.
“First Amendment” means that certain Lender Addition and Acknowledgment Agreement and First Amendment to Amended and Restated Credit Agreement and Other Loan Documents, dated as of the First Amendment Effective Date, by and among the Borrower, the banks and financial institutions party thereto, and the Administrative Agent.
“First Amendment Effective Date” means May 15, 2025.
“Floor” means zero percent (0.00%).

“Floor Plan” means, with respect to any Housing Unit to be constructed by the Borrower, the type or types of single-family attached or detached single-family dwellings (including without limitation condominiums or townhomes) that are or will be available for sale by the Borrower in a housing project.
“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to an Issuing Bank, such Defaulting Lender’s Revolving Commitment Percentage of the outstanding Letter of Credit Liabilities other than Letter of Credit Liabilities as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to the Swingline Lender, such Defaulting Lender’s Revolving Commitment Percentage of outstanding Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (including Statement of Financial Accounting Standards No. 168, “The FASB Accounting Standards Codification”) or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States of America, which are applicable to the circumstances as of the date of determination.
“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.
“Governmental Authority” means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, administrative, public or statutory instrumentality, authority (including any supra-national bodies such as the European Union or the European Central Bank), body, agency, bureau, commission, board, department or other entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.
“Guaranteed Obligations” means, collectively, (a) the Obligations and (b) all existing or future payment and other obligations owing by any Loan Party under any Specified Derivatives Contract (other than any Excluded Swap Obligation).
“Guaranty,” “Guaranteed” or to “Guarantee” as applied to any obligation means and includes: (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation, or (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation whether by: (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit (including Letters of Credit), or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person’s obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation. As the context requires, “Guaranty” shall also mean the Parent Guaranty.
“Hazardous Materials” means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances” or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, “TCLP” toxicity, or “EP toxicity”; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; (d) asbestos in any form; (e) toxic mold; and (f) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.
“Housing Unit” means a single-family detached or attached dwelling, including the Lot on which such dwelling is located, for which a building permit has been issued and construction has begun and that is or will be available for sale by Borrower. Each “Housing Unit” is a Presold Housing Unit, a Speculative Housing Unit or a Model Housing Unit.
“Improvements” shall mean all Housing Units and any other improvements, buildings, structures, equipment, fixtures and amenities located on the Lots owned by the Borrower.
“Indebtedness” means, with respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) all obligations of such Person in respect of money borrowed or for the deferred purchase price of property or services (excluding trade debt incurred in the ordinary course of business not more than thirty (30) days past due), and all accrued expenses; (b) all obligations of such Person, whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or for services rendered; (c) Capitalized Lease Obligations of such Person; (d) all reimbursement obligations of such Person under or in respect of any financial letters of credit that have been drawn and unpaid reimbursement obligations (i.e. drawn but not reimbursed) under performance letters of credit; (e) all Off-Balance Sheet Obligations of such Person; (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Mandatorily Redeemable Stock issued by such Person or any other Person, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (g) net obligations under any Derivatives Contract not entered into as a hedge against interest rate risk in respect of existing Indebtedness, in an amount equal to the Derivatives Value thereof at such time (but in no event less than zero); (h) all Indebtedness of other Persons which such Person has Guaranteed or is otherwise recourse to such Person; and (i) all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation. Indebtedness of a Person shall include Indebtedness of any other Person to the extent such Indebtedness is recourse to such first Person. All Loans and Letter of Credit Liabilities for Letters of Credit that have been drawn shall constitute Indebtedness of the Borrower.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any other Loan Party under any Loan Document, and (b) to the extent not otherwise described in the immediately preceding clause (a), Other Taxes.
“Intellectual Property” has the meaning given that term in Section 7.1(s).
“Interest Incurred” means, with respect to a Person and for any period, without duplication, total interest expense of such Person (whether expensed or capitalized, including, without limitation, capitalized interest not funded under a construction loan interest reserve account and interest on subordinated debt) determined on a consolidated basis in accordance with GAAP for such period. Interest Incurred includes, with respect to any Person, without duplication, all capitalized interest for such period and all interest attributable to discontinued operations for such period.
“Interest Payment Date” means (a) as to any Base Rate Loan or Daily Simple SOFR Loan, (i) the last Business Day of each month and (ii) the Maturity Date and (b) as to any Term SOFR Loan, (i) the last day of each Interest Period therefor, and (ii) the Maturity Date.
“Interest Period” means, as to any Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or Converted to or Continued as a Term SOFR Loan and ending on the date one (1), three (3) or six (6) months thereafter, in each case as selected by the Borrower in its Notice of Borrowing, Notice of Conversion or Notice of Continuation and subject to availability; provided that: (a) the Interest Period shall commence on the date of advance of or Conversion to any Term SOFR Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires; (b) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day; (c) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period; (d) no Interest Period shall extend beyond the Maturity Date; and (e) no tenor that has been removed from this definition pursuant to Section

5.2(c)(iv) shall be available for specification in any Notice of Borrowing, Notice of Conversion or Notice of Continuation.
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.
“Investment” means, with respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, by means of any of the following: (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, Guaranty of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person. Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in a Loan Document, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
“IPO” means the Qualifying IPO of Parent.
“IPO Co.” means the Parent.
“IPO Transactions” means (i) the amendment and restatement of the Existing Credit Agreement, including, without limitation, the payment of any fees or other amounts due thereunder or in connection therewith, (ii) the IPO and payment of all fees and expenses in connection therewith, (iii) the entry into any tax receivables agreement, unit purchase plan, incentive plan, new or amended and restated organizational documents and the performance thereof and in connection therewith, and (iv) any other transaction described under the heading “Prospectus Summary – Summary of the Transactions” in the prospectus included in the registration statement filed with the SEC for the IPO.
“Issuing Bank” means, individually or collectively, as the context may suggest or require, Wells Fargo and Bank of America, each in its capacity as an issuer of Letters of Credit pursuant to Section 2.4.
“Joinder Agreement” means a Joinder Agreement substantially in the form of Exhibit D attached hereto.
“Joint Lead Arrangers” has the meaning set forth in the introductory paragraph hereof.
“Joint Venture” shall mean any Person (other than a Subsidiary) in which a Loan Party or a Subsidiary holds any Equity Interest.

“Land” shall mean land owned by the Borrower, which land is being developed or is held for future development or sale.
“Land Held for Development” means Entitled Land which is not being presently developed.
“Land Value” means, at any time, the sum of the net book value of (a) Land Held for Development, (b) Lots Under Development, and (c) Finished Lots.
“Lender” means each financial institution from time to time party hereto as a “Lender”, together with its respective successors and permitted assigns and, as the context requires, includes the Swingline Lender; provided, however, that the term “Lender”, except as otherwise expressly provided herein, shall exclude any Lender (or its Affiliates) in its capacity as a Specified Derivatives Provider.
“Lender Parties” means, collectively, the Administrative Agent, the Lenders, the Issuing Banks, the Specified Derivatives Providers, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 12.7, any other holder from time to time of any Obligations and, in each case, their respective successors and permitted assigns.
“Lending Office” means, for each Lender and for each Loan, the office of such Lender specified in such Lender’s Administrative Questionnaire or in the applicable Assignment and Assumption, or such other office of such Lender as such Lender may notify the Administrative Agent in writing from time to time.
“Letter of Credit” has the meaning given that term in Section 2.4(a).
“Letter of Credit Collateral Account” means a special deposit account maintained by the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Banks and the Lenders, and under the sole dominion and control of the Administrative Agent.
“Letter of Credit Commitment Amount” has the meaning given to that term in Section 2.4(a).
“Letter of Credit Disbursements” has the meaning given to that term in Section 3.9(b).
“Letter of Credit Documents” means, with respect to any Letter of Credit, collectively, any application therefor, any certificate or other document presented in connection with a drawing under such Letter of Credit and any other agreement, instrument or other document governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations.
“Letter of Credit Liabilities” means, without duplication, at any time and in respect of any Letter of Credit (a) the Stated Amount of such Letter of Credit, plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations of the Borrower at such time due and payable in respect of all drawings made under such Letter of Credit. For purposes of this Agreement, a Lender (other than the Lender then acting as Issuing Bank with respect to the applicable Letter of Credit) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest under Section 2.4 in the related Letter of Credit, and the Lender then acting as an Issuing Bank with respect to an applicable Letter of Credit shall be deemed to hold such Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Lenders (other than the Lender then acting as an Issuing Bank with respect to such Letter of Credit) of their participation interests under such Section.
“Leverage Ratio” means, for any fiscal quarter of the Borrower, the ratio of (a) Consolidated Debt on the last day of such fiscal quarter to (b) Total Capitalization on the last day of such fiscal quarter.
“Lien” as applied to the property of any Person means: (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, assignment of leases and rents, pledge, lien, hypothecation, assignment, charge or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income, rents or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; and (c) the filing of any financing statement under the UCC or its equivalent in any jurisdiction, other than any precautionary filing not otherwise constituting or giving rise to a Lien, including a financing statement filed (i) in respect of a lease not constituting a Capitalized Lease Obligation pursuant to Section 9-505 (or a successor provision) of the UCC or its equivalent as in effect in an applicable jurisdiction or (ii) in connection with a sale or other disposition of accounts or other assets not prohibited by this Agreement in a transaction not otherwise constituting or giving rise to a Lien.
“Liquidity” means (a) Unrestricted Cash not in the Borrowing Base, plus (b) Maximum Loan Availability.
“Loan” means a Revolving Loan or a Swingline Loan.
“Loan Document” means this Agreement, each Note, the Parent Guaranty (to the extent entered into), each Letter of Credit Document, the Fee Letter, and each other document or instrument now or hereafter executed and delivered by a Loan Party in connection with, pursuant to or relating to this Agreement (other than any Specified Derivatives Contract).
“Loan Party” means each of the Borrower, solely while the Parent Guaranty is in effect, Parent, and each other Person who guarantees all or a portion of the Obligations. Schedule 1.1(a) sets forth the Loan Parties in addition to the Borrower as of the Agreement Date.
“Lot” means a Finished Lot or a lot that is part of Lots Under Development.
“Lots Under Development” means any Entitled Land with respect to which the Borrower has obtained all necessary approvals for its subdivision for residential housing units, and which the Borrower is actively developing into Finished Lots; provided, however, that the term “Lots Under Development” shall not include any land upon which the construction of a residential housing unit has commenced.

“Mandatorily Redeemable Stock” means, with respect to any Person, any Equity Interest of such Person which by the terms of such Equity Interest (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than an Equity Interest to the extent redeemable in exchange for common stock or other equivalent common Equity Interests at the option of the issuer of such Equity Interest), (b) is convertible into or exchangeable or exercisable for Indebtedness or Mandatorily Redeemable Stock, or (c) is redeemable at the option of the holder thereof, in whole or part (other than an Equity Interest which is redeemable solely in exchange for common stock or other equivalent common Equity Interests), in the case of each of clauses (a) through (c), on or prior to the Revolving Loan Termination Date.
“Material Adverse Effect” means a materially adverse effect on (a) the business, assets, liabilities, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower and the other Loan Parties collectively to perform their obligations under any Loan Document to which they are a party, including the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith or the timely payment of all Reimbursement Obligations, (c) the validity or enforceability of any of the Loan Documents, or (d) the rights and remedies of the Lenders, the Issuing Banks and the Administrative Agent under any of the Loan Documents.
“Material Contract” means any contract or other arrangement (other than Loan Documents and Specified Derivatives Contracts), whether written or oral, to which a Loan Party or Subsidiary is a party or otherwise subject to as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.
“Maturity Date” means the Revolving Loan Termination Date.
“Maximum Loan Availability” means, at any time, the least of (a) the aggregate of the Commitments of all the Lenders, as reduced or increased from time to time pursuant to the terms hereof, (b) the Borrowing Base and (c) the amount, if any, by which the Borrowing Base exceeds the sum of (1) the aggregate principal amount of all outstanding Loans, (2) the aggregate principal amount of all Letter of Credit Liabilities, and (3) all other unsecured indebtedness outstanding of the Borrower and its Subsidiaries other than Subordinated Debt.
“Model Housing Unit” means, a Housing Unit that will be or has been constructed initially for use as an information center or sales office.
“Moody’s” means Moody’s Investors Service, Inc. and its successors.
“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which any Loan Party or any ERISA Affiliate is making, or is accruing an obligation to make, or has accrued an obligation to make contributions within the preceding five (5) years, or to which any Loan Party or any ERISA Affiliate has any liability (contingent or otherwise).
“Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement (other than any Loan Document) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person; provided, however, that an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge.
“Non-Defaulting Lender” means, at any time, each Revolving Lender that is not a Defaulting Lender at such time.
“Note” means a Revolving Note or a Swingline Note.
“Notice of Borrowing” means a notice substantially in the form of Exhibit F-1 (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Administrative Agent pursuant to Section 2.1(b), evidencing the Borrower’s request for a borrowing of Revolving Loans.
“Notice of Continuation” means a notice substantially in the form of Exhibit G (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Administrative Agent pursuant to Section 2.10 evidencing the Borrower’s request for the Continuation of a Term SOFR Loan.
“Notice of Conversion” means a notice substantially in the form of Exhibit H (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Administrative Agent pursuant to Section 2.11 evidencing the Borrower’s request for the Conversion of a Loan from one Type to another Type.
“Notice of Swingline Borrowing” means a notice substantially in the form of Exhibit F-2 (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Swingline Lender pursuant to Section 2.5(b) evidencing the Borrower’s request for a Swingline Loan.
“Obligations” means, individually and collectively (a) the aggregate principal balance of, and all accrued and unpaid interest on, all Loans; (b) all Reimbursement Obligations and all other Letter of Credit Liabilities; and (c) all other indebtedness, liabilities, obligations, covenants and duties of the Borrower and the other Loan Parties owing to the Administrative Agent, any Issuing Bank or any Lender of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents, including, without limitation, the Fees, costs, expenses and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note, and including interest, fees, costs, expenses, indemnities and other amounts that accrue after the commencement by or against any Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees, costs, expenses, indemnities and other amounts are allowed claims in such proceeding. For the avoidance of doubt, “Obligations” shall not include any indebtedness, liabilities, obligations, covenants or duties in respect of Specified Derivatives Contracts.

“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.
“Off-Balance Sheet Obligations” means, with respect to a Person: (a) obligations of such Person in respect of any financing transaction or series of financing transactions (including factoring arrangements) pursuant to which such Person or any Subsidiary of such Person has sold, conveyed or otherwise transferred, or granted a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose Subsidiary or Affiliate of such Person; (b) obligations of such Person under a sale and leaseback transaction that does not create a liability on the balance sheet of such Person (but excluding permitted sale and lease back transactions related to Model Units); (c) obligations of such Person under any so-called “synthetic” lease transaction; and (d) obligations of such Person under any other transaction which is the functional equivalent of, or takes the place of, a borrowing but which does not constitute a liability on the balance sheet of such Person.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment of any interest in the Loan Documents.
“Ownership Share” means, with respect to any Subsidiary of a Person (other than a Wholly Owned Subsidiary) or any Unconsolidated Affiliate of a Person, the greater of (a) such Person’s relative nominal direct and indirect ownership interest (expressed as a percentage) in such Subsidiary or Unconsolidated Affiliate and (b) such Person’s relative direct and indirect economic interest (calculated as a percentage) in such Subsidiary or Unconsolidated Affiliate determined in accordance with the applicable provisions of the declaration of trust, articles or certificate of incorporation, articles of organization, partnership agreement, joint venture agreement or other applicable organizational document of such Subsidiary or Unconsolidated Affiliate.
“Parent” means Smith Douglas Homes Corp., a Delaware corporation.
“Parent Guaranty” means that certain Parent Guaranty executed by Parent pursuant to Section 8.17(iii) in favor of the Administrative Agent, for its benefit and the benefit of the other Lender Parties, in the form attached hereto as Exhibit E, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Parent Guaranty Trigger” means the occurrence of either of the following: (i) Parent has failed to comply with the provisions set forth in Section 8.17(i) and Section 8.17(ii) and such failure has continued for a period of thirty (30) days after the earlier of (x) the date upon which a

Responsible Officer obtains knowledge of such failure or (y) the date upon which Parent has received written notice of such failure from the Administrative Agent or (ii) Parent has provided a guarantee of any obligations of Borrower, any Subsidiary of Parent or any Affiliate of Parent pursuant to any Indebtedness for borrowed money incurred by the Borrower, any Subsidiary of Parent or any Affiliate of Parent after the Agreement Date and such guarantee is not released within thirty (30) days of the provision thereof.
“Participant” has the meaning given that term in Section 13.6(d).
“Participant Register” has the meaning given that term in Section 13.6(d).
“Patriot Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended from time to time, and any successor statute.
“Payment Recipient” has the meaning assigned thereto in Section 12.15(a).
“PBGC” means the Pension Benefit Guaranty Corporation and any successor agency.
“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (a) is maintained, funded or administered for the employees of any Loan Party or any ERISA Affiliate, (b) has at any time within the preceding five (5) years been maintained, funded or administered for the employees of any Loan Party or any current or former ERISA Affiliates or (c) any Loan Party or any ERISA Affiliate has any liability (contingent or otherwise).
“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) on the Parent’s common stock purchased by the Parent in connection with the issuance of any Convertible Indebtedness; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by the Parent from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by the Parent from the sale of such Convertible Indebtedness issued in connection with the Permitted Bond Hedge Transaction.
“Permitted Convertible Debt Transaction” has the meaning given to such term in Section 8.17.
“Permitted Distributions” means at any time (a) distributions by the Borrower so long as before and after giving effect to each such distribution, (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Borrower is in compliance with Section 10.1 of this Agreement in all respects, (b) Permitted Tax Distributions, (c) distributions to Parent (1) the proceeds of which shall be used to reimburse Parent for any reasonable out-of-pocket fees, costs and expenses incurred by Parent on behalf of Smith Douglas Holdings in connection with the IPO, (2) the proceeds of which shall be used to pay operating costs and expenses of Parent which are reasonable and customary and incurred in the ordinary course of business, attributable to the ownership or operations of the Borrower and its Subsidiaries (including, without limitation, any reasonable out-of-pocket fees, costs and expenses incurred by Parent in connection with Parent being a public company (including, without limitation, public reporting obligations, proxy statements, stockholder meetings, stock exchange fees, transfer agent fees, legal fees, SEC and

FINRA filing fees and offering expenses)), (3) the proceeds of which shall be used to pay fees, taxes and expenses required to maintain any of Parent’s corporate or legal existence, (4) in the minimum amount necessary to enable Parent to make cashless repurchases of Equity Interests deemed to occur upon the exercise of stock options if such Equity Interest represents a portion of the exercise price thereof or the minimum amount of taxes due upon such exercises, or (5) to pay any award granted under any incentive plan entered into in connection with the IPO or any cash requirements in connection with the administration thereof and (d) so long as no Default or Event of Default shall have occurred and be continuing, the Borrower may (or may make distributions to allow Parent to) purchase or redeem or otherwise acquire or retire for value any Equity Interests of the Borrower or Parent held by any future, present or former director, officer, employee, consultant or other agent (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of the Borrower, any Subsidiary or Parent upon the death, disability, retirement, resignation or termination of employment of any such Person or otherwise pursuant to any employee or director equity plan, employee or director stock option or profits interest plan or any other employee or director benefit plan or any agreement (including any separation, stock subscription, shareholder or partnership agreement) with any director, officer, employee, consultant or other agent of the Borrower, any Subsidiary or Parent.
“Permitted Holders” means any of Greg Bennett, Tom Bradbury or Nell Bradbury, any one or more of their descendants, or any trust created by or for the benefit of Greg Bennett, Tom Bradbury or Nell Bradbury or any of their descendants, individually or collectively as the context may suggest or require.
“Permitted Investment” shall mean the following:
(a)    Investments in the Borrower;
(b)    Investments in cash and Cash Equivalents; and
(c)    (i) Investments in Joint Ventures or Subsidiaries and (ii) other Investments (other than in Joint Ventures or Subsidiaries) made after the Agreement Date; provided, however, that Investments in subclauses (i) and (ii) hereof shall not, in the aggregate at any time outstanding, exceed 15.0% of Tangible Net Worth; provided further, however, Investments set forth in subclause (ii) hereof shall not, in the aggregate at any time outstanding, exceed 10.0% of Tangible Net Worth.
“Permitted Liens” means, with respect to any asset or property of a Person:
(a)    Liens securing Taxes imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA or pursuant to any Environmental Laws) which are not at the time required to be paid or discharged under Section 8.6;
(b)    Liens imposed by law and the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which, in each case, are not at the time required to be paid or discharged under Section 8.6;

(c)    Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance or similar Applicable Laws;
(d)    Liens consisting of encumbrances in the nature of zoning restrictions, easements, rights-of-way, plats, declarations of covenants, condominium declarations, similar encumbrances, rights or restrictions of record on the use of real property and rights reserved to or vested in any Governmental Authority to control or regulate the use of any real property, which do not materially detract from the value of such property or impair the intended use thereof in the business of such Person;
(e)    Liens in favor of the Administrative Agent for its benefit and the benefit of the Lender Parties;
(f)    Liens in favor of property owners’ associations that are not yet due and payable or, to the extent due and payable, being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP and as to which the property subject to such Lien is not yet subject to foreclosure, sale or loss on account thereof;
(g)    Liens incurred or deposits made to secure the performance of bids, tenders, leases, contracts (other than contracts for the payment of money), public or statutory obligations, surety, stay, appeal, indemnity, performance, or other similar bonds, developer’s or other obligations to make on-site or off-site improvements or other similar obligations arising in the ordinary course of business;
(h)     Liens securing Indebtedness permitted under Section 10.6(d);
(i)    Liens described on Schedule 7.1(g) attached hereto;
(j)    Liens securing obligations of any Borrower to any third party in connection with Profit and Participation Agreements entered into in the ordinary course of such Borrower’s business in an amount not to exceed five percent (5%) of the gross sales price;
(k)    intentionally omitted;
(l)    any option or right of first refusal to purchase real property granted to the master developer or the seller of real property that arises as a result of the non-use or non-development of such real property by the Borrower;
(m)    Liens securing Indebtedness of a Person existing at the time such Person becomes a Loan Party or is merged with or into a Loan Party on assets or properties at the time of acquisition thereof, provided that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof and do not extend to any other assets;
(n)    Liens pursuant to development agreements or land contracts for the purchase or sale of real property, which secure (i) the return of a land deposit from another builder and/or developer and (ii) development obligations;
(o)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(p)    Cash collateral required to be posted in connection with any Letter of Credit; and
(q)    Liens on aircrafts, vehicles or equipment of any non-Loan Party Subsidiary granted in the ordinary course of business.
“Permitted Tax Distribution” means:
(a)    for any taxable period ending prior to any Qualifying IPO and after the Agreement Date for which Borrower is treated as a partnership (or disregarded as an entity separate from a partnership) that is not wholly-owned by a corporation for U.S. federal income tax purposes, distributions in an aggregate amount not to exceed the product of (x) the highest combined marginal U.S. federal, state and/or local statutory income tax rate applicable to a direct or indirect member of the Borrower (as estimated by the Borrower in good faith) and (y) the taxable income attributable to the Borrower and without double-counting, any Subsidiaries of the Borrower that are also treated as partnerships or disregarded entities for federal income tax purposes, for such taxable period allocated to such owners (determined without regard to any allocations under Section 734 and Section 743 of the Internal Revenue Code);
(b)    for any taxable period (or portion thereof) ending after any Qualifying IPO for which the Borrower is treated as a partnership (or disregarded as an entity separate from a partnership) that is not wholly-owned by a corporation for U.S. federal income tax purposes, distributions in an aggregate amount for such taxable period not to exceed the product of (1) the taxable income of the Borrower and without double-counting, any Subsidiaries of the Borrower that are also treated as partnerships or disregarded entities for federal income tax purposes, for such taxable period (determined without regard to any adjustments pursuant to Section 734 or 743 of the Internal Revenue Code) that is allocated to the equity holders of the Borrower and (2) the highest combined marginal U.S. federal, state and/or local income tax rate (taking into account the character of the taxable income in question (e.g., long term capital gain, qualified dividend income, etc.)) applicable to any direct equity holder (or, if the direct equity holder is a pass-through entity, to any indirect equity holder) of the Borrower (as estimated by the Borrower in good faith) provided that, to the extent a direct or indirect equityholder of the Borrower would be entitled to receive less than its pro rata share (in accordance with relative economic ownership of the Borrower) of the amounts of tax distributions otherwise distributable by the Borrower pursuant to this clause (b) on any given date, the amounts of Permitted Tax Distributions otherwise permitted pursuant to this clause (b) shall be increased to ensure that the direct and indirect equityholders of the Borrower shall receive an amount pursuant to this clause (b) so that all tax distributions by the Borrower are made to its direct and indirect equityholders pro rata in accordance with relative economic ownership; or
(c)    for any taxable year ending after the Agreement Date for which (i) the Borrower is treated as a corporation that is a member of a consolidated, combined, unitary or similar income tax group for U.S. federal or applicable foreign, state and/or local income tax purposes (a “Tax Group”) of which a direct or indirect parent company of the Borrower is the common parent or (ii) the Borrower is a pass-through or disregarded entity for U.S. federal or applicable state or local income tax purposes that is wholly-owned (directly or indirectly) by a corporation for U.S. federal income tax purposes, distributions to fund the portion of the U.S. federal, state and/or local income taxes of such Tax Group or such corporation (as applicable) for such taxable period that is attributable to the taxable income of the Borrower and/or the applicable Subsidiaries.

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) on the Parent’s common stock sold by the Parent substantially concurrently with any purchase by the Parent of a related Permitted Bond Hedge Transaction.
“Person” means any natural person, corporation, limited partnership, general partnership, joint stock company, limited liability company, limited liability partnership, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or any other nongovernmental entity, or any Governmental Authority.
“Plans and Specifications” means the final architectural and civil plans and specifications, including without limitation all maps, sketches, diagrams, surveys, drawings and lists of materials, for the development of the Land.
“Post-Default Rate” means, a rate per annum equal to the Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Loans plus an additional two hundred basis points (200bps).
“Presold Housing Unit” means a Housing Unit which is subject to an Approved Sales Contract.
“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate; provided, however, if the Administrative Agent ceases to quote such rate, then “Prime Rate” shall mean the rate of interest most recently published in the Money Rates section of The Wall Street Journal from time to time as the “U.S. Prime Rate”, or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks. Notwithstanding the foregoing, if the Prime Rate shall be less than three percent (3.0%), such rate shall be deemed to be three percent (3.0%) for purposes of this Agreement.
“Principal Office” means the office of the Administrative Agent located at 600 South 4th Street, 8th Floor, Minneapolis, Minnesota 55415, or any other subsequent office that the Administrative Agent shall have specified as the Principal Office by written notice to the Borrower and the Lenders.
“Profit and Participation Agreement” means an agreement, secured by a deed of trust, mortgage or other Lien against a property or asset, with respect to which the purchaser of such property or asset agrees to pay the seller of such property or asset a profit, price, premium participation or other similar amount in respect of such property or asset. Each such Profit and Participation Agreement shall provide, at a minimum, that: (1) the amount to be paid to such seller upon sale of a lot and home is fully subordinated to the extent of the amount required to be paid to the Administrative Agent for release of such lot and home; (2) neither the Administrative Agent nor the Lenders shall have any obligation to pay any amount owed to such seller, including, without limitation, in the event the Administrative Agent has foreclosed or accepted a deed in lieu with respect to any such property; (3) the Administrative Agent and its successors and assigns can rely on and enforce the terms of such agreement as a third-party beneficiary; and (4) the subordination terms shall be binding on such seller’s successors and assigns, and such seller may not assign such agreement unless the assignee acknowledges the subordination in writing for the benefit of Administrative Agent.
“Profit and Participation Agreement Amount” means, with respect to Profit and Participation Agreements, the aggregate amount reasonably projected in good faith by the Borrower to be payable by the Borrower or any Subsidiary to any seller thereof.
“Property” means a parcel (or group of related parcels) of real property owned by the Borrower or any Subsidiary.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as such exemption may be amended from time to time.
“Public Company Costs” shall mean costs relating to compliance with the Sarbanes-Oxley Act of 2002, as amended, and other expenses arising out of or incidental to the Borrower’s or Parent’s status as a public reporting company, including costs, fees and expenses (including legal, accounting and other professional fees) relating to compliance with provisions of the Securities Act and the Exchange Act (including without limitation annual, quarterly and other periodic reports and proxy statements); and compliance with FINRA rules and the rules of securities exchanges for companies with listed equity securities; investor relations expenses; directors’ compensation, fees and expense reimbursement; transfer agent and proxy agent fees and expenses; franchise taxes based on authorized Equity Interests; shareholder meetings and reports to shareholders; directors’ and officers’ insurance and other executive costs, legal and other professional fees; and listing and registration fees.
“QFC” has the meaning assigned to the term “qualified financial contract”, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” shall have the meaning given to such term in Section 13.24.
“Qualifying IPO” shall mean (i) the issuance and sale by IPO Co. of its common Equity Interests (and the contribution of all or any portion of the proceeds of such issuance to Smith Douglas Holdings in the form of cash common equity) in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement (whether alone or in connection with a secondary public offering) filed with the SEC (or any Governmental Authority succeeding to any of its principal functions) in accordance with the Securities Act and such Equity Interests of IPO Co. are listed on a nationally-recognized stock exchange in the United States of America and (ii) any transactions or actions taken in connection with and reasonably related to consummating such a public offering (including the execution, delivery and performance of customary documentation (and amendments to existing documentation) governing the relations between IPO Co., its Subsidiaries, and the direct or indirect members of Parent, including any redemption and exchange agreements, tax sharing arrangements or tax receivable agreements entered into in connection therewith on customary terms for similar transactions).
“Rating Agency” means S&P or Moody’s.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.
“Register” has the meaning given that term in Section 13.6(c).
“Regulatory Change” means, with respect to any Lender, any change effective after the Agreement Date in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy or liquidity. Notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change,” regardless of the date enacted, adopted or issued.
“Reimbursement Obligation” means the absolute, unconditional and irrevocable obligation of the Borrower to reimburse an Issuing Bank for any drawing honored by such Issuing Bank under a Letter of Credit.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, shareholders, directors, officers, employees, agents, counsel, other advisors and representatives of such Person and of such Person’s Affiliates.
“Requisite Lenders” means, as of any date, (a) Lenders (which shall include the Lender then acting as the Administrative Agent) having at least fifty and one hundredth percent (50.01%) of the aggregate amount of the Revolving Commitments of all Lenders, or (b) if the Revolving Commitments have been terminated or reduced to zero, Lenders (which shall include the Lender then acting as the Administrative Agent) holding at least fifty and one hundredth percent (50.01%) of the principal amount of the aggregate outstanding Loans and Letter of Credit Liabilities; provided that (i) in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and (ii) at all times when two or more Lenders (excluding Defaulting Lenders) are party to this Agreement, the term “Requisite Lenders” shall in no event mean less than two Lenders (including, for the avoidance of doubt, the Lender then acting as the Administrative Agent). For purposes of this definition, a Lender shall be deemed to hold a Swingline Loan or a Letter of Credit Liability to the extent such Lender has acquired a participation therein under the terms of this Agreement and has not failed to perform its obligations in respect of such participation.
“Residential Land” means land owned by Borrower, which land is being developed for residential purposes or is held for future development or sale for residential purposes. “Residential Land” shall include all Land Held for Development, Lots Under Development and Finished Lots.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means with respect to the Borrower, the chief executive officer, the president, the manager, the chief financial officer, treasurer and any other financial officer who is a vice president or more senior officer of Borrower.
“Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any Equity Interest of any Loan Party or Subsidiary now or hereafter outstanding (excluding any dividend payable solely in shares of that class of Equity Interests to the holders of that class); (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interests of any Loan Party or Subsidiary now or hereafter outstanding; (c) except as expressly permitted pursuant to Section 10.5 of this Agreement, any payment or prepayment of principal of, premium, if any, or interest on, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Debt; and (d) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of any Loan Party or Subsidiary now or hereafter outstanding.
“Revolving Commitment” means, as to each Lender (other than the Swingline Lender), such Lender’s obligation to make Revolving Loans pursuant to Section 2.1, to issue (in the case of an Issuing Bank) and to participate (in the case of the other Lenders) in Letters of Credit pursuant to Section 2.4(i) and to participate in Swingline Loans pursuant to Section 2.5(e), in an amount up to, but not exceeding the amount set forth for such Lender on Schedule I as such Lender’s “Revolving Commitment Amount” or as set forth in any applicable Assignment and Assumption, or agreement executed by a Person becoming a Lender in accordance with Section 2.17, as the same may be reduced from time to time pursuant to Section 2.13 or increased or reduced as appropriate to reflect any assignments to or by such Lender effected in accordance with Section 13.6 or increased as appropriate to reflect any increase effected in accordance with Section 2.17. The aggregate Revolving Commitment on the First Amendment Effective Date is $325,000,000.
“Revolving Commitment Percentage” means, as to each Lender with a Revolving Commitment, the ratio, expressed as a percentage, of (a) the amount of such Lender’s Revolving Commitment to (b) the aggregate amount of the Revolving Commitments of all Revolving Lenders; provided, however, that if at the time of determination the Revolving Commitments have been terminated or been reduced to zero, the “Revolving Commitment Percentage” of each Lender with a Revolving Commitment shall be the “Revolving Commitment Percentage” of such Lender in effect immediately prior to such termination or reduction.
“Revolving Credit Exposure” means, as to any Revolving Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and such Revolving Lender’s participation in Letter of Credit Liabilities and Swingline Loans at such time.
“Revolving Lender” means a Lender having a Revolving Commitment, or if the Revolving Commitments have terminated, holding any Revolving Loans.
“Revolving Loan” means a loan made by a Revolving Lender to the Borrower pursuant to Section 2.1(a).

“Revolving Loan Termination Date” means May 15, 2029, or such later date to which the Revolving Loan Termination Date may be extended pursuant to Section 2.14.
“Revolving Note” means a promissory note of the Borrower substantially in the form of Exhibit J, payable to the order of a Revolving Lender in a principal amount equal to the amount of such Lender’s Revolving Commitment.
“Sanction” or “Sanctions” means any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and restrictions and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, any European member state, His Majesty’s Treasury, or other relevant sanctions authority in any jurisdiction in which (a) the Borrower, Parent or any of its Subsidiaries or Affiliates is located or conducts business, (b) in which any of the proceeds of the Loan will be used, or (c) from which repayment of the Loans will be derived.
“Sanctioned Country” ” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (including, without limitation, at the time of this Agreement, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic or Luhansk People’s Republic regions of Ukraine, Cuba, Iran, North Korea and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including OFAC’s Specially Designated Nationals and Blocked Persons List and OFAC’s Consolidated Non-SDN List), the U.S. Department of State, the United Nations Security Council, the European Union, any European member state, His Majesty’s Treasury, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by, or acting or purporting to act for or on behalf of, directly or indirectly, any such Person or Persons described in clauses (a) and (b), including a Person that is deemed by OFAC to be a Sanctions target based on the ownership of such legal entity by Sanctioned Person(s) or (d) any Person otherwise a target of Sanctions, including without limitation, vessels and aircraft, that are designated under any Sanctions program.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Securities Act” means the Securities Act of 1933, as amended from time to time, together with all rules and regulations issued thereunder.
“Senior Management” means, with respect to any Loan Party, the officers and directors of Parent and, as applicable, Smith Douglas Holdings.
“Smith Douglas Holdings” has the meaning set forth in the introductory paragraph hereof and shall include its successors and permitted assigns.
“Smith Douglas-owned Subsidiaries” has the meaning given that term in the preamble hereto.
“Simple SOFR Determination Day” has the meaning specified in the definition of “Adjusted Daily Simple SOFR”.
“Simple SOFR Rate Day” has the meaning specified in the definition of Adjusted Daily Simple SOFR”.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Adjustment” means ten (10) basis points.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Loan” means any Daily Simple SOFR Loan or Term SOFR Loan.
“Solvent” means, when used with respect to any Person, that (a) the fair value and the fair salable value of its assets (excluding any Indebtedness due from any Affiliate of such Person) are each in excess of the fair valuation of its total liabilities (including all contingent liabilities computed at the amount which, in light of all facts and circumstances existing at such time, represents the amount that could reasonably be expected to become an actual and matured liability); (b) such Person is able to pay its debts or other obligations in the ordinary course as they mature; and (c) such Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.
“Specified Derivatives Contract” means any Derivatives Contract that is made or entered into at any time, or in effect at any time now or hereafter, whether as a result of an assignment or transfer or otherwise, between or among any Loan Party and any Specified Derivatives Provider, and which was not prohibited by any of the Loan Documents when made or entered into.
“Specified Derivatives Obligations” means all indebtedness, liabilities, obligations, covenants and duties of any Loan Party or any Subsidiary thereof under or in respect of any Specified Derivatives Contract, whether direct or indirect, absolute or contingent, due or not due, liquidated or unliquidated, and whether or not evidenced by any written confirmation.

“Specified Derivatives Provider” means any Person that (a) at the time it enters into a Specified Derivatives Contract with a Loan Party, is a Lender or an Affiliate of a Lender or (b) at the time it (or its Affiliate) becomes a Lender (including on the Effective Date), is a party to a Specified Derivatives Contract with a Loan Party, in each case in its capacity as a party to such Specified Derivatives Contract.
“Speculative Housing Units” means, any Housing Unit owned by the Borrower that is not a Presold Housing Unit or a Model Housing Unit.
“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or any successor.
“Stated Amount” means the amount available to be drawn by a beneficiary under a Letter of Credit from time to time, as such amount may be increased or reduced from time to time in accordance with the terms of such Letter of Credit.
“Subordinated Debt” means Indebtedness for money borrowed by any Loan Party or any Subsidiary provided that such Indebtedness is unsecured and complies with the Subordinated Debt Requirements.
“Subordinated Debt Requirements” means Subordinated Debt that (a) is evidenced by a promissory note having a maturity date of no less than twelve (12) months after the Maturity Date in form and substance satisfactory to the Administrative Agent, (b) is subordinated in right of payment and otherwise to the Loans and the other Obligations in a manner satisfactory to the Administrative Agent in its sole and absolute discretion, (c) if the documents evidencing such Subordinated Debt contain financial covenants, such covenants shall be no more restrictive than the covenants contained in this Agreement, as determined by the Administrative Agent in its sole discretion, and (d) immediately after giving effect to such indebtedness, the Borrower is in compliance with the financial covenants set forth in this Agreement on a pro forma basis, as evidenced by delivery to the Administrative Agent of a Compliance Certificate.
“Subsidiary” means, for any Person, any (a) corporation, (b) partnership, (c) limited liability company or (d) other entity, (i) (1) of which at least a majority of the Equity Interests of such Person having by the terms thereof the ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency), and (2) which is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person, or (ii) the accounts of which are consolidated with those of such Person pursuant to GAAP, provided that no Joint Venture shall be a Subsidiary.
“Supported QFC” shall have the meaning given to such term in Section 13.24.
“Swap Obligation” means any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swingline Availability” has the meaning given that term in Section 2.5(a).
“Swingline Commitment” means the Swingline Lender’s obligation to make Swingline Loans pursuant to Section 2.5 in an amount up to, but not exceeding $15,000,000.00, as such amount may be reduced from time to time in accordance with the terms hereof.
“Swingline Lender” means Wells Fargo Bank, National Association, together with its successors and assigns.
“Swingline Loan” means a loan made by the Swingline Lender to the Borrower pursuant to Section 2.5.
“Swingline Maturity Date” means the date which is seven (7) Business Days prior to the Revolving Loan Termination Date.
“Swingline Note” means the promissory note of the Borrower substantially in the form of Exhibit K, payable to the order of the Swingline Lender in a principal amount equal to the amount of the Swingline Commitment as originally in effect and otherwise duly completed.
“Tangible Net Worth” means, as of a given date, the stockholders’ equity of the Borrower and its Subsidiaries determined on a consolidated basis minus the aggregate of all amounts appearing on the assets side of any such balance sheet for franchises, licenses, permits, patents, patent applications, copyrights, trademarks, service marks, trade names, goodwill, treasury stock, experimental or organizational expenses and other like assets which would be classified as intangible assets under GAAP, all determined on a consolidated basis and in accordance with GAAP.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term SOFR” means, for any calculation, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Administrative Agent in its reasonable discretion).

“Term SOFR Loan” means any Loan (or any portion thereof) bearing interest at a rate based on Adjusted Term SOFR.
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Termination Event” means the occurrence of any of the following which, individually or in the aggregate, has resulted or could reasonably be expected to result in liability of the Loan Parties in an aggregate amount in excess of $1,000,000: (a) a “Reportable Event” described in Section 4043 of ERISA, or (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Pension Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination, under Section 4041 of ERISA, if the plan assets are not sufficient to pay all plan liabilities, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the imposition of a Lien pursuant to Section 430(k) of the Internal Revenue Code or Section 303 of ERISA, or (g) the determination that any Pension Plan or Multiemployer Plan is considered an at-risk plan or plan in endangered or critical status within the meaning of Sections 430, 431 or 432 of the Internal Revenue Code or Sections 303, 304 or 305 of ERISA or (h) the partial or complete withdrawal of any Loan Party or any ERISA Affiliate from a Multiemployer Plan if Withdrawal Liability is asserted by such plan, or (i) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Section 4245 of ERISA, or (j) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA, or (k) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate.
“Titled Agent” has the meaning given that term in Section 12.11.
“Total Capitalization” means, for any fiscal quarter of the Borrower, Consolidated Debt plus Tangible Net Worth.
“Type” with respect to any Loan, refers to whether such Loan is a Daily Simple SOFR Loan, a Term SOFR Loan or a Base Rate Loan.
“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unconsolidated Affiliate” means, with respect to any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.
“Unrestricted Cash” of a Person means the cash and Cash Equivalents of such Person that would not be identified as “restricted” on a balance sheet of such Person prepared in accordance with GAAP.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 3.10(g)(ii)(B)(III).
“Vertical Construction Costs” means, with respect to the construction of a Housing Unit on a Lot for a Model Housing Unit, Speculative Housing Unit or Presold Housing Unit, as applicable, the amount set forth in the Construction Budget for the costs related to the vertical construction of such Housing Unit.
“Wells Fargo” means Wells Fargo Bank, National Association, and its successors and assigns.
“Wholly Owned Subsidiary” means any Subsidiary of a Person in respect of which all of the Equity Interests (other than, in the case of a corporation, directors’ qualifying shares) are at the time directly or indirectly owned or controlled by such Person or one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person.
“Withdrawal Liability” means any liability as a result of a complete or partial withdrawal from a Multiemployer Plan as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” means (a) the Borrower, (b) any other Loan Party, and (c) the Administrative Agent, as applicable.
“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the

United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.2    General; References to Central Time.
(a)    References to GAAP. Unless otherwise indicated, all accounting terms, ratios and measurements shall be interpreted or determined in accordance with GAAP as in effect from time to time; provided that, if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Requisite Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the appropriate Lenders pursuant to Section 13.7); provided further that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding the preceding sentence, the calculation of liabilities shall not include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other FASB standards allowing entities to elect fair value option for financial liabilities.
(b)    Other References. References in this Agreement to “Sections,” “Articles,” “Exhibits” and “Schedules” are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated. All Exhibits and Schedules are incorporated herein. References in this Agreement to any document, instrument or agreement (i) shall include all exhibits, schedules and other attachments thereto; (ii) except as expressly provided otherwise in any Loan Document, shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby; and (iii) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified from time to time to the extent not otherwise stated herein or prohibited hereby and in effect at any given time. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Unless explicitly set forth to the contrary, a reference to “Subsidiary” means a Subsidiary of the Parent or a Subsidiary of such Subsidiary (including Borrower and any Subsidiary of Borrower) and a reference to an “Affiliate” means a reference to an Affiliate of the Parent (including any Affiliate of Borrower). Except as expressly provided otherwise in any Loan Document, (i) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified, extended, restated, replaced or supplemented from time to time and (ii) any reference to any Person shall be construed to include such Person’s permitted successors and permitted assigns. Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.
(c)    References to Central Time. Unless otherwise indicated, all references to time are references to Central time daylight or standard, as applicable.
Section 1.3    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
Section 1.4    Rates. Except as expressly set forth herein, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to Adjusted Daily Simple SOFR, SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 5.2(c), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Adjusted Daily Simple SOFR, SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of Adjusted Daily Simple SOFR, SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR, or Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain Adjusted Daily Simple SOFR, SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
Section 1.5    Rounding. Any financial ratios required to be maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
Section 1.6    Financial Attributes of Non-Wholly Owned Subsidiaries. When determining the Applicable Margin and compliance by the Borrower with any financial covenant contained in any of the Loan Documents, only the Ownership Share of the Borrower of the financial attributes of a Subsidiary that is not a Wholly Owned Subsidiary shall be included when including financial information from a Subsidiary that is not a Wholly Owned Subsidiary.
ARTICLE II
CREDIT FACILITY
Section 2.1    Revolving Loans.
(a)    Making of Revolving Loans. Subject to the terms and conditions set forth in this Agreement, including without limitation, Section 2.16, each Revolving Lender severally and not jointly agrees to make Revolving Loans to the Borrower during the period from and including the Effective Date to but excluding the Revolving Loan Termination Date, in an aggregate principal amount at any one time outstanding up to, but not exceeding, such Lender’s Revolving Commitment. Each borrowing of Revolving Loans shall be in an aggregate minimum amount of $1,000,000.00 and integral multiples of $100,000.00 in excess thereof. Notwithstanding the immediately preceding two sentences but subject to Section 2.16, a borrowing of Revolving Loans may be in the aggregate amount of the unused Revolving Commitments. Within the foregoing limits and subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Revolving Loans.
(b)    Requests for Revolving Loans. The Borrower shall deliver to the Administrative Agent a Notice of Borrowing no later than 11:00 a.m. Central time (a) on the same Business Day of a borrowing of each Base Rate Loan or Daily Simple SOFR Loan, and (b) at least two (2) U.S. Government Securities Business Days before each borrowing of a Term SOFR Loan. Each Notice of Borrowing shall specify the aggregate principal amount of the Revolving Loans to be borrowed, the date such Revolving Loans are to be borrowed (which must be a Business Day), the Type of the requested Revolving Loan, and if such Revolving Loan is a Term SOFR Loan, the Interest Period. Each Notice of Borrowing shall be irrevocable once given and binding on the Borrower. Prior to delivering a Notice of Borrowing, the Borrower may request that the Administrative Agent provide the Borrower with the most recent Adjusted Daily Simple SOFR or Adjusted Term SOFR available to the Administrative Agent. The Administrative Agent shall provide such quoted rate to the Borrower on the date of such request or as soon as possible thereafter. Notwithstanding anything to the contrary contained in this Agreement, the Borrower may submit no more than six (6) Notices of Borrowing in any one (1) calendar month.
(c)    Funding of Revolving Loans. Promptly after receipt of a Notice of Borrowing under the immediately preceding subsection (b), the Administrative Agent shall notify each Revolving Lender of the proposed borrowing. Each Revolving Lender shall deposit an amount equal to the Revolving Loan to be made by such Lender to the Borrower with the Administrative Agent at the Principal Office, in immediately available funds not later than (i) 11:00 a.m. Central time for Term SOFR Loans and (ii) 1:00 p.m. Central time for Base Rate Loans and Daily Simple SOFR Loans, on the date of such proposed Revolving Loans. Subject to fulfillment of all applicable conditions set forth herein, the Administrative Agent shall make available to the Borrower in the account specified in the Disbursement Instruction Agreement, not later than 3:00 p.m. Central time on the date of the requested borrowing of Revolving Loans, the proceeds of such amounts received by the Administrative Agent.
(d)    Assumptions Regarding Funding by Revolving Lenders. With respect to Revolving Loans to be made after the Effective Date, unless the Administrative Agent shall have been notified by any Revolving Lender that such Lender will not make available to the Administrative Agent a Revolving Loan to be made by such Lender in connection with any borrowing, the Administrative Agent may assume that such Lender will make the proceeds of such Revolving Loan available to the Administrative Agent in accordance with this Section, and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower the amount of such Revolving Loan to be provided by such Lender. In such event, if such Lender does not make available to the Administrative Agent the proceeds of such Revolving Loan, then such Lender and the Borrower severally agree to pay to the Administrative Agent on demand the amount of such Revolving Loan with interest thereon, for each day from and including the date such Revolving Loan is made available to the Borrower but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower the interest rate applicable to the Type of Loan elected by Borrower in the Notice of Borrowing. If the Borrower and such Lender shall pay the amount of such interest to the Administrative Agent for the same or overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays to the Administrative Agent the amount of such Revolving Loan, the amount so paid shall constitute such Lender’s Revolving Loan included in the borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Revolving Lender that shall have failed to make available the proceeds of a Revolving Loan to be made by such Lender.
Section 2.2    [Intentionally Omitted].
Section 2.3    [Intentionally Omitted].
Section 2.4    Letters of Credit.
(a)    Letters of Credit. Subject to the terms and conditions of this Agreement, including, without limitation, Section 2.16, the Issuing Banks, on behalf of the Revolving Lenders, agrees to issue for the account of any Loan Party during the period from and including the Effective Date to, but excluding, the date thirty (30) days prior to the Revolving Loan Termination Date, one or more standby letters of credit (each a “Letter of Credit”) up to a maximum aggregate Stated Amount at any one time outstanding not to exceed $20,000,000.00, as such amount may be reduced from time to time in accordance with the terms hereof (the “Letter of Credit Commitment Amount”); provided, however, (i) Wells Fargo shall not issue Letters of Credit pursuant to the terms of this Agreement in excess of $10,000,000.00 in the aggregate (or such higher amount as may be agreed to in writing by the Borrower, the Administrative Agent, and Wells Fargo), and (ii) Bank of America shall not issue Letters of Credit pursuant to the terms of this Agreement in excess of

$10,000,000.00 in the aggregate (or such higher amount as may be agreed to in writing by the Borrower, the Administrative Agent, and Bank of America).
(b)    Terms of Letters of Credit. At the time of issuance, the amount, form, terms and conditions of each Letter of Credit, and of any drafts or acceptances thereunder, shall be subject to approval by such Issuing Bank and the Borrower. Notwithstanding the foregoing, in no event may (i) the expiration date of any Letter of Credit extend beyond the date that is thirty (30) days prior to the Revolving Loan Termination Date unless on or before such date that is ninety (90) days before such expiration date, Borrower shall pay to the Administrative Agent, for its benefit and the benefit of the Lenders and the applicable Issuing Bank, for deposit into the Letter of Credit Collateral Account, an amount of money equal to the amount available to be drawn under such Letter of Credit, or (ii) any Letter of Credit have an initial duration in excess of one year; provided, however, a Letter of Credit may contain a provision providing for the automatic extension of the expiration date in the absence of a notice of non-renewal from the applicable Issuing Bank but in no event shall any such provision permit the extension of the expiration date of such Letter of Credit beyond the date that is thirty (30) days prior to the Revolving Loan Termination Date unless on or before such date that is ninety (90) days before such expiration date, Borrower shall pay to the Administrative Agent, for its benefit and the benefit of the Lenders and the applicable Issuing Bank, for deposit into the Letter of Credit Collateral Account, an amount of money equal to the amount available to be drawn under such Letter of Credit.
(c)    Requests for Issuance of Letters of Credit. The Borrower shall give an Issuing Bank and the Administrative Agent written notice at least five (5) Business Days prior to the requested date of issuance of a Letter of Credit, such notice to describe in reasonable detail the proposed terms of such Letter of Credit and the nature of the transactions or obligations proposed to be supported by such Letter of Credit, and in any event shall set forth with respect to such Letter of Credit the proposed (i) initial Stated Amount, (ii) beneficiary, and (iii) expiration date. The Borrower shall also execute and deliver such customary applications and agreements for standby letters of credit, and other forms as reasonably requested from time to time by such Issuing Bank. Provided the Borrower has given the notice prescribed by the first sentence of this subsection and delivered such applications and agreements referred to in the preceding sentence, subject to the other terms and conditions of this Agreement, including the satisfaction of any applicable conditions precedent set forth in Section 6.2, such Issuing Bank shall issue the requested Letter of Credit on the requested date of issuance for the benefit of the stipulated beneficiary but in no event shall such Issuing Bank be obligated to deliver the requested Letter of Credit prior to the date five (5) Business Days following the date after which such Issuing Bank has received all of the items required to be delivered to it under this subsection. An Issuing Bank shall not, at any time, be obligated to issue any Letter of Credit if such issuance would conflict with, or cause such Issuing Bank or any Revolving Lender to exceed any limits imposed by, any Applicable Law. References herein to “issue” and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any outstanding Letters of Credit, unless the context otherwise requires. Upon the written request of the Borrower, an Issuing Bank shall deliver to the Borrower a copy of each issued Letter of Credit within a reasonable time after the date of issuance thereof. To the extent any term of a Letter of Credit Document is inconsistent with a term of any Loan Document, the term of such Loan Document shall control.

(d)    Reimbursement Obligations. Upon receipt by an Issuing Bank from the beneficiary of a Letter of Credit of any demand for payment under such Letter of Credit, such Issuing Bank shall promptly notify the Borrower and the Administrative Agent of the amount to be paid by such Issuing Bank as a result of such demand and the date on which payment is to be made by such Issuing Bank to such beneficiary in respect of such demand; provided, however, that such Issuing Bank’s failure to give, or delay in giving, such notice shall not discharge the Borrower in any respect from the applicable Reimbursement Obligation. The Borrower hereby absolutely, unconditionally and irrevocably agrees to pay and reimburse such Issuing Bank for the amount of each demand for payment under such Letter of Credit at or prior to the date on which payment is to be made by such Issuing Bank to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind. Upon receipt by any Issuing Bank of any payment in respect of any Reimbursement Obligation, such Issuing Bank shall promptly pay to each Revolving Lender that has acquired a participation therein under the second sentence of the immediately following subsection (i) such Lender’s Revolving Commitment Percentage of such payment.
(e)    Manner of Reimbursement. Upon its receipt of a notice referred to in the immediately preceding subsection (d), the Borrower shall advise the Administrative Agent and the applicable Issuing Bank whether or not the Borrower intends to borrow hereunder to finance its obligation to reimburse such Issuing Bank for the amount of the related demand for payment and, if it does, the Borrower shall submit a timely request for such borrowing as provided in the applicable provisions of this Agreement. If the Borrower fails to so advise the Administrative Agent and such Issuing Bank, or if the Borrower fails to reimburse such Issuing Bank for a demand for payment under a Letter of Credit by the date of such payment, the failure of which such Issuing Bank shall promptly notify the Administrative Agent, then (i) if the applicable conditions contained in Article VI would permit the making of Revolving Loans, the Borrower shall be deemed to have requested a borrowing of Revolving Loans (which shall be Base Rate Loans) in an amount equal to the unpaid Reimbursement Obligation and the Administrative Agent shall give each Revolving Lender prompt notice of the amount of the Revolving Loan to be made available to the Administrative Agent not later than 12:00 noon Central time and (ii) if such conditions would not permit the making of Revolving Loans, the provisions of subsection (j) of this Section shall apply.
(f)    Effect of Letters of Credit on Revolving Commitments. Upon the issuance by an Issuing Bank of any Letter of Credit and until such Letter of Credit shall have expired or been cancelled, the Revolving Commitment of each Revolving Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to the product of (i) such Lender’s Revolving Commitment Percentage and (ii) (A) the Stated Amount of such Letter of Credit plus (B) any related Reimbursement Obligations then outstanding.
(g)    Issuing Bank’s Duties Regarding Letters of Credit; Unconditional Nature of Reimbursement Obligations. In examining documents presented in connection with drawings under Letters of Credit and making payments under such Letters of Credit against such documents, an Issuing Bank shall only be required to use the same standard of care as it uses in connection with examining documents presented in connection with drawings under letters of credit in which it has not sold participations and making payments under such letters of credit. The Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, none of the Issuing Banks, the Administrative Agent or any of the Lenders shall be responsible for, and the Borrower’s obligations in respect of Letters of Credit shall not be affected in any manner by, (i) the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of or any drawing honored under any Letter of Credit even if such document should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit, or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telex, telecopy, electronic mail or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit, or of the proceeds thereof; (vii) the misapplication by the beneficiary of any Letter of Credit, or of the proceeds of any drawing under any Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Banks, the Administrative Agent or the Lenders. None of the above shall affect, impair or prevent the vesting of the Issuing Banks’ or the Administrative Agent’s rights or powers hereunder. Any action taken or omitted to be taken by an Issuing Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final, non-appealable judgment), shall not create against such Issuing Bank any liability to the Borrower, the Administrative Agent or any Lender. In this connection, the obligation of the Borrower to reimburse an Issuing Bank for any drawing made under any Letter of Credit, and to repay any Revolving Loan made pursuant to the second sentence of the immediately preceding subsection (e), shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement and any other applicable Letter of Credit Document under all circumstances whatsoever, including without limitation, the following circumstances: (A) any lack of validity or enforceability of any Letter of Credit Document or any term or provisions therein; (B) any amendment or waiver of or any consent to departure from all or any of the Letter of Credit Documents; (C) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against such Issuing Bank, the Administrative Agent, any Lender, any beneficiary of a Letter of Credit or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or in the Letter of Credit Documents or any unrelated transaction; (D) any breach of contract or dispute between the Borrower, such Issuing Bank, the Administrative Agent, any Lender or any other Person; (E) any demand, statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein or made in connection therewith being untrue or inaccurate in any respect whatsoever; (F) any non-application or misapplication by the beneficiary of a Letter of Credit or of the proceeds of any drawing under such Letter of Credit; (G) payment by such Issuing Bank under any Letter of Credit against presentation of a draft or certificate which does not strictly comply with the terms of such Letter of Credit; and (H) any other act, omission to act, delay or circumstance whatsoever that might, but for the provisions of this Section, constitute a legal or equitable defense to or discharge of, or provide a right of setoff against, the Borrower’s Reimbursement Obligations. Notwithstanding anything to the contrary contained in this Section or Section 13.10, but not in limitation of the Borrower’s unconditional obligation to reimburse an Issuing Bank for any drawing made under a Letter of Credit as provided in this Section and to repay any Revolving Loan made pursuant to the second sentence of the immediately preceding subsection (e), the Borrower shall have no obligation to indemnify the Administrative Agent, such

Issuing Bank or any Lender in respect of any liability incurred by the Administrative Agent, such Issuing Bank or such Lender arising out of the gross negligence or willful misconduct of the Administrative Agent, any Issuing Bank or such Lender in respect of a Letter of Credit as determined by a court of competent jurisdiction in a final, non-appealable judgment. Except as otherwise provided in this Section, nothing in this Section shall affect any rights the Borrower may have with respect to the gross negligence or willful misconduct of the Administrative Agent, any Issuing Bank or any Lender with respect to any Letter of Credit.
(h)    Amendments, Etc. The issuance by an Issuing Bank of any amendment, supplement or other modification to any Letter of Credit shall be subject to the same conditions applicable under this Agreement to the issuance of new Letters of Credit (including, without limitation, that the request therefor be made through such Issuing Bank), and no such amendment, supplement or other modification shall be issued unless either (i) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such amended, supplemented or modified form or (ii) the Administrative Agent and the Revolving Lenders, if any, required by Section 13.7 shall have consented thereto. In connection with any such amendment, supplement or other modification, the Borrower shall pay the fees, if any, payable under the last sentence of Section 3.5(c).
(i)    Revolving Lenders’ Participation in Letters of Credit. Immediately upon the issuance by an Issuing Bank of any Letter of Credit each Revolving Lender shall be deemed to have absolutely, irrevocably and unconditionally purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation to the extent of such Lender’s Revolving Commitment Percentage of the liability of such Issuing Bank with respect to such Letter of Credit and each Revolving Lender thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to such Issuing Bank to pay and discharge when due, such Lender’s Revolving Commitment Percentage of such Issuing Bank’s liability under such Letter of Credit. In addition, upon the making of each payment by a Revolving Lender to the Administrative Agent for the account of an Issuing Bank in respect of any Letter of Credit pursuant to the immediately following subsection (j), such Lender shall, automatically and without any further action on the part of such Issuing Bank, the Administrative Agent or such Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to such Issuing Bank by the Borrower in respect of such Letter of Credit and (ii) a participation in a percentage equal to such Lender’s Revolving Commitment Percentage in any interest or other amounts payable by the Borrower in respect of such Reimbursement Obligation (other than the Fees payable to such Issuing Bank pursuant to the second and the last sentences of Section 3.5(c)).
(j)    Payment Obligation of Revolving Lenders. Each Revolving Lender severally agrees to pay to the Administrative Agent, for the account of an Issuing Bank, on demand in immediately available funds in Dollars the amount of such Lender’s Revolving Commitment Percentage of each drawing paid by such Issuing Bank under each Letter of Credit to the extent such amount is not reimbursed by the Borrower pursuant to the immediately preceding subsection (d); provided, however, that in respect of any drawing under any Letter of Credit, the maximum amount that any Revolving Lender shall be required to fund, whether as a Revolving Loan or as a participation, shall not exceed such Lender’s Revolving Commitment Percentage of such drawing except as otherwise provided in Section 3.9(d). If the notice referenced in the second sentence of Section 2.4(e) is received by a Revolving Lender not later than 11:00 a.m. Central time, then such Lender shall make such payment available to the Administrative Agent not later than 2:00 p.m. Central time on the date of demand therefor; otherwise, such payment shall be made available to the Administrative Agent not later than 1:00 p.m. Central time on the next succeeding Business Day. Each Revolving Lender’s obligation to make such payments to the Administrative Agent under this subsection, and the Administrative Agent’s right to receive the same for the account of an Issuing Bank, shall be absolute, irrevocable and unconditional and shall not be affected in any way by any circumstance whatsoever, including without limitation, (i) the failure of any other Revolving Lender to make its payment under this subsection, (ii) the financial condition of the Borrower or any other Loan Party, (iii) the existence of any Default or Event of Default, including any Event of Default described in Section 11.1(f) or (g), or (iv) the termination of the Revolving Commitments. Each such payment to the Administrative Agent for the account of an Issuing Bank shall be made without any offset, abatement, withholding or deduction whatsoever.
(k)    Information to Lenders. Promptly following any change in Letters of Credit outstanding, an Issuing Bank shall deliver to the Administrative Agent, which shall promptly deliver the same to each Revolving Lender and the Borrower, a notice describing the aggregate amount of all Letters of Credit outstanding at such time. Upon the request of any Revolving Lender from time to time, such Issuing Bank shall deliver any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding. Other than as set forth in this subsection, the Issuing Banks shall have no duty to notify the Lenders regarding the issuance or other matters regarding Letters of Credit issued hereunder. The failure of any Issuing Bank to perform its requirements under this subsection shall not relieve any Revolving Lender from its obligations under the immediately preceding subsection (j).
Section 2.5    Swingline Loans.
(a)    Swingline Loans. Subject to the terms and conditions hereof, including without limitation Section 2.16, the Swingline Lender agrees to make Swingline Loans to the Borrower, during the period from the Effective Date to but excluding the Swingline Maturity Date, in an aggregate principal amount at any one time outstanding up to, but not exceeding, the lesser (such lesser amount being referred to as the “Swingline Availability”) of (i) the Swingline Commitment and (ii) the Revolving Commitment of the Swingline Lender in its capacity as a Revolving Lender minus the aggregate outstanding principal amount of Revolving Loans of the Swingline Lender in its capacity as a Revolving Lender; provided, however, the Swingline Lender shall not be obligated to make Swingline Loans if the aggregate principal amount at such time of its outstanding Revolving Loans and Swingline Loans together with the Swingline Lender’s Revolving Commitment Percentage of the Stated Amount of all issued and outstanding Letters of Credit exceeds the then Commitment of the Swingline Lender. If at any time the aggregate principal amount of the Swingline Loans outstanding at such time exceeds the Swingline Availability in effect at such time, the Borrower shall immediately pay the Administrative Agent for the account of the Swingline Lender the amount of such excess. Subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Swingline Loans hereunder. The borrowing of a Swingline Loan shall not constitute usage of any Revolving Lender’s Revolving Commitment for purposes of calculation of the fee payable under Section 3.5(b).
(b)    Procedure for Borrowing Swingline Loans. The Borrower shall give the Administrative Agent and the Swingline Lender notice pursuant to a Notice of Swingline

Borrowing or telephonic notice of each borrowing of a Swingline Loan. Each Notice of Swingline Borrowing shall be delivered to the Swingline Lender no later than 11:00 a.m. Central time on the proposed date of such borrowing. Any telephonic notice shall include all information to be specified in a written Notice of Swingline Borrowing and shall be promptly confirmed in writing by the Borrower pursuant to a Notice of Swingline Borrowing sent to the Swingline Lender by telecopy on the same day of the giving of such telephonic notice. Not later than 1:00 p.m. Central time on the date of the requested Swingline Loan and subject to satisfaction of the applicable conditions set forth in Section 6.2 for such borrowing, the Swingline Lender will make the proceeds of such Swingline Loan available to the Borrower in Dollars, in immediately available funds, at the account specified by the Borrower in the Notice of Swingline Borrowing.
(c)    Interest. Swingline Loans shall bear interest at a per annum rate equal to the Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Loans or at such other rate or rates as the Borrower and the Swingline Lender may agree from time to time in writing. Interest on Swingline Loans is solely for the account of the Swingline Lender (except to the extent a Revolving Lender acquires a participating interest in a Swingline Loan pursuant to the immediately following subsection (e)). All accrued and unpaid interest on Swingline Loans shall be payable on the dates and in the manner provided in Section 2.6 with respect to interest on Base Rate Loans (except as the Swingline Lender and the Borrower may otherwise agree in writing in connection with any particular Swingline Loan).
(d)    Swingline Loan Amounts, Etc. Each Swingline Loan shall be in the minimum amount of $1,000,000 and integral multiples of $250,000 in excess thereof, or such other minimum amounts agreed to by the Swingline Lender and the Borrower. Any voluntary prepayment of a Swingline Loan must be in integral multiples of $250,000 or the aggregate principal amount of all outstanding Swingline Loans (or such other minimum amounts upon which the Swingline Lender and the Borrower may agree) and in connection with any such prepayment, the Borrower must give the Swingline Lender and the Administrative Agent prior written notice thereof no later than 12:00 noon Central time on the day prior to the date of such prepayment. The Swingline Loans shall, in addition to this Agreement, be evidenced by the Swingline Note.
(e)    Repayment and Participations of Swingline Loans. The Borrower agrees to repay each Swingline Loan within one (1) Business Day of demand therefor by the Swingline Lender and, in any event, within five (5) Business Days after the date such Swingline Loan was made; provided, that the proceeds of a Swingline Loan may not be used to pay a Swingline Loan. Notwithstanding the foregoing, the Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Swingline Loans on the Swingline Maturity Date (or such earlier date as the Swingline Lender and the Borrower may agree in writing). In lieu of demanding repayment of any outstanding Swingline Loan from the Borrower, the Swingline Lender may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), request a borrowing of Revolving Loans that are Base Rate Loans from the Revolving Lenders in an amount equal to the principal balance of such Swingline Loan. The amount limitations contained in the second sentence of Section 2.1.(a) shall not apply to any borrowing of such Revolving Loans made pursuant to this subsection. The Swingline Lender shall give notice to the Administrative Agent of any such borrowing of Revolving Loans not later than 11:00 a.m. Central time at least one Business Day prior to the proposed date of such borrowing. Promptly after receipt of such notice of borrowing of Revolving Loans from the Swingline Lender under the immediately preceding sentence, the Administrative Agent shall notify each Revolving Lender of the proposed borrowing. Not later than 11:00 a.m. Central time on the proposed date of such borrowing, each Revolving Lender will make available to the Administrative Agent at the Principal Office for the account of the Swingline Lender, in immediately available funds, the proceeds of the Revolving Loan to be made by such Lender. The Administrative Agent shall pay the proceeds of such Revolving Loans to the Swingline Lender, which shall apply such proceeds to repay such Swingline Loan. If the Revolving Lenders are prohibited from making Revolving Loans required to be made under this subsection for any reason whatsoever, including without limitation, the existence of any of the Defaults or Events of Default (including without limitation, any Event of Default described in Sections 11.1.(f) or (g)), each Revolving Lender shall purchase from the Swingline Lender, without recourse or warranty, an undivided interest and participation to the extent of such Lender’s Revolving Commitment Percentage of such Swingline Loan, by directly purchasing a participation in such Swingline Loan in such amount and paying the proceeds thereof to the Administrative Agent for the account of the Swingline Lender in Dollars and in immediately available funds. A Revolving Lender’s obligation to purchase such a participation in a Swingline Loan shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including without limitation, (i) any claim of setoff, counterclaim, recoupment, defense or other right which such Lender or any other Person may have or claim against the Administrative Agent, the Swingline Lender or any other Person whatsoever, (ii) the existence of a Default or Event of Default (including without limitation, any of the Events of Default described in Sections 11.1(f) or (g)), or the termination of any Revolving Lender’s Revolving Commitment, (iii) the existence (or alleged existence) of an event or condition which has had or could have a Material Adverse Effect, (iv) any breach of any Loan Document by the Administrative Agent, any Lender, the Borrower or any other Loan Party, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If such amount is not in fact made available to the Swingline Lender by any Revolving Lender, the Swingline Lender shall be entitled to recover such amount on demand from such Lender, together with accrued interest thereon for each day from the date of demand thereof, at the Federal Funds Rate. If such Lender does not pay such amount forthwith upon the Swingline Lender’s demand therefor, and until such time as such Lender makes the required payment, the Swingline Lender shall be deemed to continue to have outstanding Swingline Loans in the amount of such unpaid participation obligation for all purposes of the Loan Documents (other than those provisions requiring the other Revolving Lenders to purchase a participation therein). Further, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Revolving Loans, and any other amounts due it hereunder, to the Swingline Lender to fund Swingline Loans in the amount of the participation in Swingline Loans that such Lender failed to purchase pursuant to this Section until such amount has been purchased (as a result of such assignment or otherwise).

Section 2.6    Rates and Payment of Interest on Loans.
(a)    Rates. The Borrower promises to pay to the Administrative Agent for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of the making of such Loan to but excluding the date such Loan shall be paid in full, at the following per annum rates:
(i)    during such periods as such Loan is a Base Rate Loan, at the Base Rate (as in effect from time to time), plus the Applicable Margin for Base Rate Loans;
(ii)    during such periods as such Loan is a Term SOFR Loan, at the Adjusted Term SOFR for the Interest Period therefor, plus the Applicable Margin for SOFR Loans, and
(iii)    during such periods as such Loan is a Daily Simple SOFR Loan, at the Adjusted Daily Simple SOFR plus the Applicable Margin for SOFR Loans.
Notwithstanding the foregoing, while an Event of Default exists, the Borrower shall pay to the Administrative Agent for the account of each Lender and each Issuing Bank, as the case may be, interest at the Post-Default Rate on the outstanding principal amount of any Loan made by such Lender, on all Reimbursement Obligations and on any other amount payable by the Borrower hereunder or under the Notes held by such Lender to or for the account of such Lender (including without limitation, accrued but unpaid interest to the extent permitted under Applicable Law).
(b)    Payment of Interest. All accrued and unpaid interest on the outstanding principal amount of each Loan shall be payable on each Interest Payment Date. Interest payable at the Post-Default Rate shall be payable from time to time on demand. All determinations by the Administrative Agent of an interest rate hereunder shall be conclusive and binding on the Lenders and the Borrower for all purposes, absent manifest error
(c)    Borrower Information Used to Determine Applicable Interest Rates. The parties understand that the applicable interest rate for the Obligations and certain fees set forth herein may be determined and/or adjusted from time to time based upon certain financial ratios and/or other information to be provided or certified to the Lenders by the Borrower (the “Borrower Information”). If it is subsequently determined that any such Borrower Information was incorrect (for whatever reason, including without limitation because of a subsequent restatement of earnings by the Borrower) at the time it was delivered to the Administrative Agent, and if the applicable interest rate or fees calculated for any period were lower than they should have been had the correct information been timely provided, then, such interest rate and such fees for such period shall be automatically recalculated using correct Borrower Information. The Administrative Agent shall promptly notify the Borrower in writing of any additional interest and fees due because of such recalculation, and the Borrower shall pay such additional interest or fees due to the Administrative Agent, for the account of each Lender, within five (5) Business Days of receipt of such written notice. Any recalculation of interest or fees required by this provision shall survive the termination of this Agreement, and this provision shall not in any way limit any of the Administrative Agent’s, any Issuing Bank’s, or any Lender’s other rights under this Agreement.
(d)    Initial Benchmark Conforming Changes. In connection with the use or administration of any Benchmark, the Administrative Agent will have the right to make Conforming

Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of any Benchmark.
Section 2.7    [Intentionally Omitted].
Section 2.8    Repayment of Loans.
The Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Revolving Loans on the Revolving Loan Termination Date.
Section 2.9    Prepayments.
(a)    Optional. The Borrower may prepay all or any part of any Loan at any time without premium or penalty. The Borrower shall give the Administrative Agent written notice of the prepayment not later than 11:00 a.m. (i) on the same Business Day as prepayment of each Base Rate Loan and (ii) at least five (5) U.S. Government Securities Business Days before prepayment of each Daily Simple SOFR Loan and (iii) at least three (3) U.S. Government Securities Business Days before prepayment of each Term SOFR Loan, specifying the date and amount of prepayment, whether the prepayment is of Daily Simple SOFR Loans, Term SOFR Loans or Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. A Notice of Prepayment received after 11:00 a.m. shall be deemed received on the next Business Day or U.S. Government Securities Business Day, as applicable. Each voluntary prepayment of Loans shall be in an aggregate minimum amount of $1,000,000.00 and integral multiples of $100,000.00 in excess thereof (or, if less, the remaining principal balance of the Loans).
(b)    Mandatory.
(i)    Revolving Commitment Overadvance. If at any time the aggregate principal amount of all outstanding Revolving Loans and Swingline Loans, together with the aggregate amount of all Letter of Credit Liabilities, exceeds the aggregate amount of the Revolving Commitments, the Borrower shall immediately upon demand pay to the Administrative Agent for the account of the Lenders then holding Revolving Commitments (or if the Revolving Commitments have been terminated, then holding outstanding Revolving Loans, Swingline Loans and/or Letter of Credit Liabilities), the amount of such excess.
(ii)    Maximum Loan Availability Overadvance. Without limiting the requirements of Section 2.9(b)(i) above, if at any time the aggregate principal amount of all outstanding Loans, together with the aggregate amount of all Letter of Credit Liabilities, exceeds the Maximum Loan Availability, the Borrower shall within five (5) Business Days of the Borrower obtaining knowledge of the occurrence of any such excess, either (A) pay to the Administrative Agent for the account of the Lenders then holding Revolving Commitments (or if the Revolving Commitments have been terminated, then holding outstanding Revolving Loans and/or Letter of Credit Liabilities), the amount of such excess, or (B) deliver a new Borrowing Base Certificate that demonstrates that the outstanding

Loans, together with the aggregate amount of all Letter of Credit Liabilities, do not exceed the Maximum Loan Availability. No new advances of Revolving Loans will be made until such time that such excess is eliminated (or a new Borrowing Base Certificate is delivered demonstrating compliance). If such excess is not eliminated (or a new Borrowing Base Certificate is not delivered demonstrating compliance) within five (5) Business Days after receipt of notice from the Administrative Agent or the Borrower obtaining knowledge of the occurrence thereof, then the entire outstanding principal balance of all Loans, together with all accrued interest thereon, and an amount equal to all Letter of Credit Liabilities for deposit into the Letter of Credit Collateral Account, shall be immediately due and payable in full.
(iii)    Application of Mandatory Prepayments. Amounts paid under the preceding subsections (b)(i) and (b)(ii) shall be applied to pay all amounts of principal outstanding on the Loans and any Reimbursement Obligations pro rata in accordance with Section 3.2 and if any Letters of Credit are outstanding at such time, the remainder, if any, shall be deposited into the Letter of Credit Collateral Account for application to any Reimbursement Obligations.
(c)    No Effect on Derivatives Contracts. No repayment or prepayment of the Loans pursuant to this Section shall affect any of the Borrower’s obligations under any Derivatives Contracts entered into with respect to the Loans, except as otherwise provided in the applicable Derivatives Contracts.
Section 2.10    Continuation of Loans.
So long as no Event of Default exists and is continuing, (i) the Borrower may on any Business Day, with respect to any Term SOFR Loan, elect to maintain such Term SOFR Loan or any portion thereof as a Term SOFR Loan by selecting a new Interest Period for such Term SOFR Loan and (ii) any Daily Simple SOFR Loan shall automatically Continue as a Daily Simple SOFR Loan until such time as the Borrower Converts such Daily Simple SOFR Loan to a different Type in accordance with Section 2.11. Each Continuation of a Term SOFR Loan shall be in an aggregate minimum amount of $2,000,000 and integral multiples of $500,000 in excess of that amount, and each new Interest Period selected under this Section shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by the Borrower giving to the Administrative Agent a Notice of Continuation not later than 11:00 a.m. on the second (2nd) U.S. Government Securities Business Day prior to the date of any such Continuation. Such notice by the Borrower of a Continuation shall be by telecopy, electronic mail or other similar form of communication in the form of a Notice of Continuation, specifying (a) the proposed date of such Continuation, (b) the Term SOFR Loans and portions thereof subject to such Continuation and (c) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder. Each Notice of Continuation shall be irrevocable by and binding on the Borrower once given. Promptly after receipt of a Notice of Continuation, the Administrative Agent shall notify each Lender of the proposed Continuation. If the Borrower shall fail to select in a timely manner a new Interest Period for any Term SOFR Loan in accordance with this Section, such Loan will automatically, on the last day of the current Interest Period therefor, Continue as a Term SOFR Loan with an Interest Period of one month; provided, however that if an Event of Default exists and is continuing, such Loan will automatically, on the last day of the then-current Interest Period therefor, Convert into a Base Rate

Loan notwithstanding the first sentence of Section 2.11 or the Borrower’s failure to comply with any of the terms of such Section.
Section 2.11    Conversion of Loans.
So long as no Event of Default exists and is continuing, the Borrower may on any Business Day, upon the Borrower’s giving of a Notice of Conversion to the Administrative Agent by telecopy, electronic mail or other similar form of communication, Convert all or a portion of a Loan of one Type into a Loan of another Type; provided, however, a Base Rate Loan may not be Converted into a SOFR Loan if an Event of Default exists and is continuing. Each Conversion of Base Rate Loans into SOFR Loans shall be in an aggregate minimum amount of $2,000,000 and integral multiples of $500,000 in excess of that amount. Any Conversion of a Term SOFR Loan into a Base Rate Loan or a Daily Simple SOFR Loan shall be made on, and only on, the last day of an Interest Period for such Term SOFR Loan. Each such Notice of Conversion shall be given not later than (i) 11:00 a.m. (x) in the case of a Loan Converting to a Daily Simple SOFR Loan, on the U.S. Government Securities Business Day of such proposed Conversion, (y) in the case of a Loan converting to a Term SOFR Loan, two (2) U.S. Government Securities Business Days before the day on which a proposed Conversion of such Loan is to be effective or (z) in the case of a Loan converting to a Base Rate Loan, on the Business Day of such Conversion. Promptly after receipt of a Notice of Conversion, the Administrative Agent shall notify each Lender of the proposed Conversion. Subject to the restrictions specified above, each Notice of Conversion shall be by telecopy, electronic mail or other similar form of communication in the form of a Notice of Conversion specifying (a) the requested date of such Conversion, (b) the Type of Loan to be Converted, (c) the portion of such Type of Loan to be Converted, (d) the Type of Loan such Loan is to be Converted into and (e) if such Conversion is into a Term SOFR Loan, the requested duration of the Interest Period of such Loan. Each Notice of Conversion shall be irrevocable by and binding on the Borrower once given.
Section 2.12    Notes.
(a)    Notes. Except in the case of a Revolving Lender that has notified the Administrative Agent in writing that it elects not to receive a Revolving Note, the Revolving Loans made by each Revolving Lender shall, in addition to this Agreement, also be evidenced by a Revolving Note, payable to the order of such Revolving Lender in a principal amount equal to the amount of its Revolving Commitment as originally in effect and otherwise duly completed. The Swingline Loans made by the Swingline Lender to the Borrower shall, in addition to this Agreement, also be evidenced by a Swingline Note payable to the order of the Swingline Lender.
(b)    Records. The date, amount, interest rate, Type and duration of Interest Periods (if applicable) of each Loan made by each Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and such entries shall be binding on the Borrower absent manifest error; provided, however, that (i) the failure of a Lender to make any such record shall not affect the obligations of the Borrower under any of the Loan Documents and (ii) if there is a discrepancy between such records of a Lender and the statements of accounts maintained by the Administrative Agent pursuant to Section 3.8, in the absence of manifest error, the statements of account maintained by the Administrative Agent pursuant to Section 3.8 shall be controlling.

(c)    Lost, Stolen, Destroyed or Mutilated Notes. Upon receipt by the Borrower of (i) written notice from a Lender that a Note of such Lender has been lost, stolen, destroyed or mutilated, and (ii)(A) in the case of loss, theft or destruction, an unsecured agreement of indemnity from such Lender in form reasonably satisfactory to the Borrower, or (B) in the case of mutilation, upon surrender and cancellation of such Note, the Borrower shall at its own expense execute and deliver to such Lender a new Note dated the date of such lost, stolen, destroyed or mutilated Note.
Section 2.13    Voluntary Reductions of the Revolving Commitment.
The Borrower shall have the right to terminate or reduce the aggregate unused amount of the Revolving Commitments (for which purpose use of the Revolving Commitments shall be deemed to include the aggregate amount of all Letter of Credit Liabilities and the aggregate principal amount of all outstanding Swingline Loans) at any time and from time to time without penalty or premium upon not less than five (5) Business Days prior written notice to the Administrative Agent of each such termination or reduction, which notice shall be irrevocable and shall specify the effective date thereof and the amount of any such reduction (which in the case of any partial reduction of the Revolving Commitments shall not be less than $5,000,000.00 and integral multiples of $1,000,000.00 in excess of that amount in the aggregate) and shall be irrevocable once given and effective only upon receipt by the Administrative Agent (“Commitment Reduction Notice”); provided, however, the Borrower may not reduce the aggregate amount of the Revolving Commitments below $50,000,000.00 unless the Borrower is terminating the Revolving Commitments in full. Promptly after receipt of a Commitment Reduction Notice the Administrative Agent shall notify each Lender of the proposed termination or Revolving Commitment reduction. The Revolving Commitments, once reduced or terminated pursuant to this Section, may not be increased or reinstated. The Borrower shall pay all interest and fees on the Revolving Loans accrued to the date of such reduction or termination of the Revolving Commitments to the Administrative Agent for the account of the Revolving Lenders.
Section 2.14    Extension of Revolving Loan Termination Date.
(a)    Generally. The Borrower shall have the right to request that the Administrative Agent and the Revolving Lenders agree to extend the Revolving Loan Termination Date by one (1) year (a “Revolving Loan Extension”). The Borrower may exercise such right only by executing and delivering to the Administrative Agent not earlier than ninety (90) days prior to the annual anniversary of the Agreement Date, and not later than sixty (60) days prior to the annual anniversary of the Agreement Date, a written request for such extension (an “Extension Request”). The Administrative Agent shall notify the Revolving Lenders in the event of a Revolving Loan Extension if it receives an Extension Request promptly (but, in any event, within five (5) Business Days) after receipt thereof. Subject to satisfaction of the following conditions, the Revolving Loan Termination Date shall be extended for one year effective upon receipt by the Administrative Agent of the Extension Request and payment of the fee referred to in the following clause (iii): (i) the Requisite Lenders shall have notified the Administrative Agent of their acceptance of the Extension Request within forty-five (45) days of such Lenders’ receipt of the Extension Request (or such later date as the Administrative Agent may determine); (ii) immediately prior to such extension and immediately after giving effect thereto, (A) no Default or Event of Default shall exist, (B) no material adverse change has occurred in the financial condition of the Borrower, and (C) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of the date of such extension with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted hereunder; (iii) the Borrower shall have paid the extension Fees to Lenders approving the extension in accordance with Section 3.5(d); (iv) intentionally omitted; (v) the Borrower shall have executed such documents and agreements as the Administrative Agent may reasonably request, and (vi) the Borrower shall have satisfied such other conditions as the Administrative Agent and/or the Lenders may reasonably require. At any time prior to the effectiveness of any such extension, upon the Administrative Agent’s request, the Borrower shall deliver to the Administrative Agent a certificate from a Responsible Officer certifying the matters referred to in the immediately preceding clauses (ii)(A) and (ii)(B). The Administrative Agent shall promptly notify the Borrower whether a request for an extension has been accepted or rejected as well as which Lender or Lenders rejected such request (each such Lender, a “Rejecting Lender”), it being acknowledged and agreed that any Lender that has not accepted such request within the time period set forth above shall be deemed to have rejected such Extension Request and such Rejecting Lender’s commitment maturity date will not be extended. The Borrower understands and acknowledges that (i) this Section has been included in this Agreement for the Borrower’s convenience in requesting an extension of the Revolving Loan Termination Date; (ii) neither the Administrative Agent nor any Lender has promised (either expressly or impliedly), nor does the Administrative Agent or any Lender have any obligation or commitment whatsoever, to extend the Revolving Loan Termination Date; and (iii) the Administrative Agent and the Lenders may condition any such extension on such terms and conditions as they may deem appropriate in their sole and absolute discretion.
(b)    Rejecting Lenders. Within fifteen (15) days after the date the Borrower receives notice of the Rejecting Lenders pursuant to the preceding subsection (a), but subject to the following subsection (c), the Borrower may elect, with respect to each Rejecting Lender, by written notice to the Administrative Agent and such Rejecting Lender, either (i) to require a Rejecting Lender to, and such Rejecting Lender shall, assign the Revolving Commitment and Revolving Loan owing to such Rejecting Lender in the event of a rejected Revolving Loan Extension to an Eligible Assignee specified by the Borrower, subject to and in accordance with Section 13.6(b), for a purchase price (“Purchase Price”) equal to (A) the aggregate principal balance of the Revolving Loans then outstanding and owing to such Rejecting Lender, plus (B) any accrued but unpaid interest and fees related to such Revolving Loans owing to such Rejecting Lender, any such assignment to be effective as of the then current Revolving Loan Termination Date, or (ii) to pay the Purchase Price to such Rejecting Lender, effective as of the then-current Revolving Loan Termination Date, whereupon such Rejecting Lender’s Revolving Commitment shall terminate, the aggregate amount of the Commitments shall be so reduced, and the Revolving Loans owing to the Rejecting Lender shall be deemed fully paid and discharged.
(c)    Extension. Neither the Administrative Agent, any Rejecting Lender nor any Affiliate thereof shall be obligated in any way to initiate any assignment referred to in the preceding subsection (b) or to assist in finding an Eligible Assignee or Affiliate thereof. If all of the assignments and payments contemplated in the preceding subsection (b) have been completed, such that no Rejecting Lender or Affiliate thereof has outstanding any Revolving Commitment or Revolving Loans in the event of a rejected Revolving Loan Extension or other amounts owing under this Agreement to such Rejecting Lender in such capacity, then the Borrower’s request for an extension shall be deemed to have been granted, and accordingly the Revolving Loan Termination Date shall be extended for a single one-year period; otherwise the Revolving Loan Termination Date shall not be extended. Notwithstanding the preceding subsections, if (i) the Requisite Lenders do not approve a request for a Revolving Loan Extension, or (ii) any of the conditions contained in the preceding subsection (a) are not satisfied, then the Revolving Loan Termination Date shall not be extended.
Section 2.15    Expiration Date of Letters of Credit Past Revolving Commitment Termination.
If on the date the Commitments are terminated or reduced to zero (whether voluntarily, by reason of the occurrence of an Event of Default or otherwise) there are any Letters of Credit outstanding hereunder and the aggregate Stated Amount of such Letters of Credit exceeds the balance of available funds on deposit in the Letter of Credit Collateral Account, then the Borrower shall, on such date, pay to the Administrative Agent, for its benefit and the benefit of the Lenders and the Issuing Banks, for deposit into the Letter of Credit Collateral Account, an amount of money equal to the amount of such excess.
Section 2.16    Amount Limitations.
Notwithstanding any other term of this Agreement or any other Loan Document, no Lender shall be required to make a Loan, no Issuing Bank shall be required to issue a Letter of Credit and no reduction of the Revolving Commitments pursuant to Section 2.13 shall take effect, if immediately after the making of such Loan, the issuance of such Letter of Credit or such reduction in the Revolving Commitments: (a) the aggregate principal amount of all outstanding Loans, together with aggregate amount of all Letter of Credit Liabilities, would exceed the Maximum Loan Availability at such time or (b) such Lender’s Revolving Commitment Percentage of the aggregate principal amount of all outstanding Loans, together with the aggregate amount of all Letter of Credit Liabilities, would exceed such Lender’s Revolving Commitment. Notwithstanding anything to the contrary contained herein, when determining whether the making of a Loan, the issuance of a Letter of Credit or a reduction in the Revolving Commitments would comply with the requirements of the immediately preceding clause (b) with respect to the Lender then acting as Swingline Lender and/or Issuing Bank, such Lender’s Revolving Commitment Percentage of the aggregate principal amount of all outstanding Swingline Loans made by such Lender and all Letter of Credit Liabilities under Letters of Credit issued by such Lender shall be deemed to be one hundred percent (100%) (i.e., the usage of such Lender’s Revolving Commitment shall not be reduced by reason of any unreimbursed participations in such Swingline Loans or Letters of Credit by any other Lender pursuant to the terms of this Agreement).

Section 2.17    Increase in Revolving Commitments.
The Borrower shall have the right to request increases from time to time in the aggregate amount of the Revolving Commitments by providing written notice to the Administrative Agent, which notice shall be irrevocable once given; provided, however, that the aggregate amount of any such increases shall not exceed $100,000,000.00 (i.e. after giving effect to any such increases, the aggregate amount of Revolving Commitments shall not exceed $425,000,000.00). Each such increase in the Revolving Commitments must be an aggregate minimum amount of $5,000,000.00 and integral multiples of $5,000,000.00 in excess thereof. The Administrative Agent, in consultation with the Borrower, shall manage all aspects of the syndication of such increase in the Revolving Commitments, including decisions as to the selection of the then-existing Lenders and/or other banks, financial institutions and other institutional lenders to be approached with respect to such increase and the allocations of the increase in the Revolving Commitments among such existing Lenders and/or other banks, financial institutions and other institutional lenders. No Lender shall be obligated in any way whatsoever to increase its Revolving Commitment or provide a new Revolving Commitment, and any new Lender becoming a party to this Agreement in connection with any such requested increase must be an Eligible Assignee. If a new Lender becomes a party to this Agreement, or if any existing Lender is increasing its Revolving Commitment, such Lender shall on the date it becomes a Lender hereunder (or in the case of an existing Lender, increases its Revolving Commitment) (and as a condition thereto) purchase from the other Lenders its Revolving Commitment Percentage (determined with respect to the Lenders’ respective Revolving Commitments and after giving effect to the increase of Revolving Commitments) of any outstanding Revolving Loans, by making available to the Administrative Agent for the account of such other Lenders, in same day funds, an amount equal to (A) the portion of the outstanding principal amount of such Revolving Loans to be purchased by such Lender, plus (B) the aggregate amount of payments previously made by the other Revolving Lenders under Section 2.4(j) that have not been repaid, plus (C) interest accrued and unpaid to and as of such date on such portion of the outstanding principal amount of such Revolving Loans. Effecting the increase of the Revolving Commitments under this Section is subject to the following conditions precedent: (x) no Default or Event of Default shall be in existence on the effective date of such increase, (y) the representations and warranties made or deemed made by the Borrower and any other Loan Party in any Loan Document to which such Loan Party is a party shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on the effective date of such increase except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted hereunder, and (z) the Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent: (i) if not previously delivered to the Administrative Agent, copies certified by the Secretary or Assistant Secretary of all corporate, partnership, member or other necessary action taken by the Borrower to authorize such increase; (ii) an opinion of counsel to the Borrower addressed to the Administrative Agent and the Lenders, covering such matters as reasonably requested by the Administrative Agent; and (iii) new Revolving Notes executed by the Borrower, payable to any new Revolving Lenders and replacement Revolving Notes executed by the Borrower, payable to any existing Revolving Lenders increasing their Revolving Commitments, in the amount of such Revolving Lender’s Revolving Commitment at the time of the effectiveness of the applicable increase in the aggregate amount of the Revolving Commitments. In connection with any increase in the aggregate amount of the Revolving Commitments pursuant to this Section 2.17, any Lender becoming a party hereto shall (1) execute such documents and agreements as the Administrative Agent may reasonably request and (2) in the case of any Lender that is organized under the laws of a jurisdiction outside of the United States of America, provide to the Administrative Agent, its name, address, tax identification number and/or such other information as shall be necessary for the Administrative Agent to comply with “know your customer” and Anti-Money Laundering Laws, including without limitation, the Patriot Act. For the avoidance of doubt, all Revolving Loans and Letters of Credit issued utilizing such increased Revolving Commitment shall (w) constitute Obligations under this Agreement and the other applicable Loan Documents, (x) intentionally omitted, (y) will mature on, and will require no scheduled amortization or mandatory commitment reduction prior to, the Revolving Loan Termination Date, and (z) have terms identical to the existing Revolving Commitments.
Section 2.18    Funds Transfer Disbursements.
The Borrower hereby authorizes the Administrative Agent to disburse the proceeds of any Loan made by the Lenders or any of their Affiliates pursuant to the Loan Documents as requested by an authorized representative of the Borrower to any of the accounts designated in the Disbursement Instruction Agreement.
ARTICLE III
PAYMENTS, FEES AND OTHER GENERAL PROVISIONS
Section 3.1    Payments.
(a)    Payments by Borrower. Except to the extent otherwise provided herein, all payments of principal, interest, Fees and other amounts to be made by the Borrower under this Agreement, the Notes or any other Loan Document shall be made in Dollars, in immediately available funds, without setoff, deduction or counterclaim (excluding Taxes required to be withheld pursuant to Section 3.10), to the Administrative Agent at the Principal Office, not later than 1:00 p.m. Central time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Subject to Section 11.5, the Borrower shall, at the time of making each payment under this Agreement or any other Loan Document, specify to the Administrative Agent the amounts payable by the Borrower hereunder to which such payment is to be applied. Each payment received by the Administrative Agent for the account of a Lender under this Agreement or any Note shall be paid to such Lender by wire transfer of immediately available funds in accordance with the wiring instructions provided by such Lender to the Administrative Agent from time to time, for the account of such Lender at the applicable Lending Office of such Lender. Each payment received by the Administrative Agent for the account of an Issuing Bank under this Agreement shall be paid to such Issuing Bank by wire transfer of immediately available funds in accordance with the wiring instructions provided by such Issuing Bank to the Administrative Agent from time to time, for the account of such Issuing Bank. In the event the Administrative Agent fails to pay such amounts to such Lender or such Issuing Bank, as the case may be, within one (1) Business Day of receipt of such amounts, the Administrative Agent shall pay interest on such amount until paid at a rate per annum equal to the

Federal Funds Rate from time to time in effect. If the due date of any payment under this Agreement or any other Loan Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall continue to accrue at the rate, if any, applicable to such payment for the period of such extension.
(b)    Presumptions Regarding Payments by Borrower. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may (but shall not be obligated to), in reliance upon such assumption, distribute to the Lenders or such Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or such Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent on demand that amount so distributed to such Lender or such Issuing Bank, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
Section 3.2    Pro Rata Treatment.
Except to the extent otherwise provided herein: (a) each borrowing from the Revolving Lenders under Sections 2.1(a), 2.4(e) and 2.5(e) shall be made from the Revolving Lenders, each payment of the fees under Sections 3.5(a), 3.5(b), the first sentence of 3.5(c), and 3.5(e) shall be made for the account of the Revolving Lenders, and each termination or reduction of the amount of the Revolving Commitments under Section 2.13 shall be applied to the respective Revolving Commitments of the Revolving Lenders, pro rata according to the amounts of their respective Revolving Commitments; (b) each payment or prepayment of principal of Revolving Loans shall be made for the account of the Revolving Lenders pro rata in accordance with the respective unpaid principal amounts of the Revolving Loans held by them, provided that, subject to Section 3.9, if immediately prior to giving effect to any such payment in respect of any Revolving Loans the outstanding principal amount of the Revolving Loans shall not be held by the Revolving Lenders pro rata in accordance with their respective Revolving Commitments in effect at the time such Revolving Loans were made, then such payment shall be applied to the Revolving Loans in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Revolving Loans being held by the Revolving Lenders pro rata in accordance with such respective Revolving Commitments; (c) each payment of interest on Revolving Loans shall be made for the account of the Revolving Lenders pro rata in accordance with the amounts of interest on such Revolving Loans then due and payable to the respective Lenders; (d) the Conversion and Continuation of Revolving Loans of a particular Type shall be made pro rata among the Revolving Lenders according to the amounts of their respective Revolving Loans and the then-current Interest Period for each Lender’s portion of each such Loan of such Type shall be coterminous; (e) the Revolving Lenders’ participation in, and payment obligations in respect of, Swingline Loans under Section 2.5, shall be in accordance with their respective Revolving Commitment Percentages; and (f) the Revolving Lenders’ participation in, and payment obligations in respect of, Letters of Credit under Section 2.4, shall be in accordance with their respective Revolving Commitment Percentages. All payments of principal, interest, fees and other amounts in respect of the Swingline Loans shall be for the account of the Swingline Lender only (except to the extent any Lender shall have acquired a participating interest in any such Swingline Loan pursuant to Section 2.5(e), in which case such payments shall be pro rata in accordance with such participating interests).
Section 3.3    Sharing of Payments, Etc.
If a Lender shall obtain payment of any principal of, or interest on, any Loan made by it to the Borrower under this Agreement or shall obtain payment on any other Obligation owing by the Borrower or any other Loan Party through the exercise of any right of set-off, banker’s lien, counterclaim or similar right or otherwise or through voluntary prepayments directly to a Lender or other payments made by or on behalf of the Borrower or any other Loan Party to a Lender not in accordance with the terms of this Agreement and such payment should be distributed to the Lenders in accordance with Section 3.2 or Section 11.5, as applicable, such Lender shall promptly purchase from the other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans made by the other Lenders or other Obligations owed to such other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such payment (net of any reasonable expenses which may actually be incurred by such Lender in obtaining or preserving such benefit) in accordance with the requirements of Section 3.2 or Section 11.5, as applicable. To such end, all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans or other Obligations owed to such other Lenders may exercise all rights of set-off, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.
Section 3.4    Several Obligations.
No Lender shall be responsible for the failure of any other Lender to make a Loan or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to make a Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or to perform any other obligation to be made or performed by such other Lender.
Section 3.5    Fees.
(a)    Closing Fee. On the Effective Date, the Borrower agrees to pay to the Administrative Agent and each Lender all loan fees as have been agreed to in writing by the Borrower and the Administrative Agent.

(b)    Facility Fees. During the period from the Effective Date to but excluding the Revolving Loan Termination Date, the Borrower agrees to pay to the Administrative Agent for the account of the Revolving Lenders an unused facility fee equal to the sum of the daily amount by which the aggregate amount of the Revolving Commitments exceeds the aggregate outstanding principal balance of Revolving Loans and Letter of Credit Liabilities, as set forth in the table below multiplied by the corresponding per annum rate:

Daily Average Aggregate Outstanding Balance of Revolving Loans and Letter of Credit Liabilities	Unused Fee (percent per annum)
Greater than or equal to sixty percent (60%) of the aggregate amount of Revolving Commitments	0.25%
Less than sixty percent (60%) of the aggregate amount of Revolving Commitments	0.45%

Such fee shall be computed on a daily basis and payable quarterly in arrears on the first (1st) day of each January, April, July and October during the term of this Agreement and on the Revolving Loan Termination Date or any earlier date of termination of the Revolving Commitments or reduction of the Revolving Commitments to zero. For the avoidance of doubt, for purposes of calculating the unused facility fee, the outstanding principal balance of Swingline Loans shall not be factored into the computation.
(c)    Letter of Credit Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a letter of credit fee with respect to each Letter of Credit issued by an Issuing Bank at a rate per annum equal to the Applicable Margin for Base Rate Loans times the daily average Stated Amount of each Letter of Credit for the period from and including the date of issuance of such Letter of Credit (i) to and including the date such Letter of Credit expires or is cancelled or terminated or (ii) to but excluding the date such Letter of Credit is drawn in full. In addition to such fees, the Borrower shall pay to the Administrative Agent solely for such Issuing Bank’s own account, a fronting fee in respect of each Letter of Credit issued by such Issuing Bank in an amount equal to one-eighth of one percent (0.125%) per annum (calculated on an actual day and 360-day year basis) on the face amount of such Letter of Credit. The fees provided for in in the immediately preceding two sentences shall be nonrefundable and payable, in arrears, (i) quarterly on the first (1st) day of January, April, July and October, (ii) on the Revolving Loan Termination Date, (iii) on the date the Revolving Commitments are terminated or reduced to zero and (iv) thereafter from time to time on demand of the Administrative Agent. The Borrower shall pay directly to each Issuing Bank from time to time on demand all commissions, charges, costs and expenses in the amounts customarily charged or incurred by such Issuing Bank from time to time in like circumstances with respect to the issuance, amendment, renewal or extension of any Letter of Credit or any other transaction relating thereto.
(d)    Revolving Credit Extension Fee. If the Revolving Loan Termination Date is being extended in accordance with Section 2.14, the Borrower shall pay to the Administrative Agent for the account of each Revolving Lender approving such extension a fee in an amount to be determined by the Borrower, the Administrative Agent and the Joint Lead Arrangers.

(e)    Administrative and Other Fees. The Borrower agrees to pay the administrative and other fees of the Administrative Agent and Lead Arrangers as provided in the Fee Letter and as may be otherwise agreed to in writing from time to time by the Borrower, the Administrative Agent and the Joint Lead Arrangers.
Section 3.6    Computations.
Unless otherwise expressly set forth herein, any accrued interest on any Loan, any Fees or any other Obligations due hereunder shall be computed on the basis of a year of three hundred sixty (360) days and the actual number of days elapsed. All computations of interest for Base Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.
Section 3.7    Usury.
In no event shall the amount of interest due or payable on the Loans or other Obligations exceed the maximum rate of interest allowed by Applicable Law and, if any such payment is paid by the Borrower or any other Loan Party or received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the respective Lender in writing that the Borrower elects to have such excess sum returned to it forthwith. It is the express intent of the parties hereto that the Borrower not pay and the Lenders not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under Applicable Law. The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrower for the use of money in connection with this Agreement is and shall be the interest specifically described in Section 2.6(a) and, with respect to Swingline Loans, in Section 2.5(c). Notwithstanding the foregoing, to the extent permitted by Applicable Law, the parties hereto further agree and stipulate that all agency fees, syndication fees, facility fees, closing fees, letter of credit fees, underwriting fees, default charges, late charges, funding or “breakage” charges, increased cost charges, attorneys’ fees and reimbursement for costs and expenses paid by the Administrative Agent or any Lender to third parties or for damages incurred by the Administrative Agent or any Lender, in each case, in connection with the transactions contemplated by this Agreement and the other Loan Documents, are charges made to compensate the Administrative Agent or any such Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by the Administrative Agent and the Lenders in connection with this Agreement and shall under no circumstances be deemed to be charges for the use of money. All charges other than charges for the use of money shall be fully earned and nonrefundable when due.
Section 3.8    Statements of Account.
The Administrative Agent will account to the Borrower monthly with a statement of Loans, accrued interest and Fees, charges and payments made pursuant to this Agreement and the other Loan Documents, and such account rendered by the Administrative Agent shall be deemed conclusive upon the Borrower absent manifest error. The failure of the Administrative Agent to deliver such a statement of accounts shall not relieve or discharge the Borrower from any of its obligations hereunder.

Section 3.9    Defaulting Lenders.
Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:
(a)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Requisite Lenders and in Section 13.7.
(b)    Defaulting Lender Waterfall. Any payment of principal, interest, Fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article XI or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 3.3 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to each Issuing Bank or the Swingline Lender hereunder; third, to Cash Collateralize each Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender in accordance with subsection (e) below; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize each Issuing Bank’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with subsection (e) below; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks, or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Bank, or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that, if (x) such payment is a payment of the principal amount of any Loans or amounts owing by such Defaulting Lender under Section 2.4(j) in respect of Letters of Credit (such amounts “Letter of Credit Disbursements”), in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Article V were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Letter of Credit Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Letter of Credit Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letter of Credit Liabilities and Swingline Loans are held by the Revolving Lenders pro rata in accordance with their respective Revolving Commitment Percentages (determined without giving effect to the immediately following subsection (d)). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this subsection shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents thereto.
(c)    Certain Fees.
(i)    No Defaulting Lender shall be entitled to receive any Fee payable under Section 3.5(b) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(ii)    Each Defaulting Lender shall be entitled to receive the Fee payable under Section 3.5(c) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Revolving Commitment Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to the immediately following subsection (e).
(iii)    With respect to any Fee not required to be paid to any Defaulting Lender pursuant to the immediately preceding clauses (i) or (ii), the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such Fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Liabilities or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to the immediately following subsection (d), (y) pay to the Issuing Banks and the Swingline Lender, as applicable, the amount of any such Fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such Fee.
(d)    Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letter of Credit Liabilities and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolving Commitment Percentages (determined without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. Subject to Section 13.21, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Revolving Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(e)    Cash Collateral; Repayment of Swingline Loans.
(i)    If the reallocation described in the immediately preceding subsection (d) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (y) second, Cash Collateralize each Issuing Bank’s Fronting Exposure in accordance with the procedures set forth in this subsection.

(ii)    At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of the Administrative Agent or any Issuing Bank (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize such Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to the immediately preceding subsection (d) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the aggregate Fronting Exposure of such Issuing Bank with respect to Letters of Credit issued and outstanding at such time.
(iii)    The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grant to the Administrative Agent, for the benefit of the Issuing Banks, and agree to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of Letter of Credit Liabilities, to be applied pursuant to the immediately following clause (iv). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Banks as herein provided, or that the total amount of such Cash Collateral is less than the aggregate Fronting Exposure of the Issuing Banks with respect to Letters of Credit issued and outstanding at such time, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).
(iv)    Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letter of Credit Liabilities (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(v)    Cash Collateral (or the appropriate portion thereof) provided to reduce each Issuing Bank’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this subsection following (x) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Revolving Lender), or (y) the determination by the Administrative Agent and the Issuing Banks that there exists excess Cash Collateral; provided that, subject to the immediately preceding subsection (b), the Person providing Cash Collateral and each Issuing Bank may (but shall not be obligated to) agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.
(f)    Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Issuing Banks, and the Swingline Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Revolving Lenders in accordance with their respective Revolving Commitment Percentages (determined without giving effect to the immediately preceding subsection (d)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to Fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(g)    New Swingline Loans/Letters of Credit. So long as any Revolving Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) the Issuing Banks shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.
(h)    Purchase of Defaulting Lender’s Commitment. During any period that a Lender is a Defaulting Lender, the Borrower may, by the Borrower giving written notice thereof to the Administrative Agent, such Defaulting Lender and the other Lenders, demand that such Defaulting Lender assign its Commitment and Loans to an Eligible Assignee subject to and in accordance with the provisions of Section 13.6(b). No party hereto shall have any obligation whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. In addition, any Lender who is not a Defaulting Lender may, but shall not be obligated to, in its sole discretion, acquire the face amount of all or a portion of such Defaulting Lender’s Commitment and Loans via an assignment subject to and in accordance with the provisions of Section 13.6(b). In connection with any such assignment, such Defaulting Lender shall promptly execute all documents reasonably requested to effect such assignment, including an appropriate Assignment and Assumption and, notwithstanding Section 13.6(b), shall pay to the Administrative Agent an assignment fee in the amount of $7,500. Except as expressly set forth herein, the exercise by the Borrower of its rights under this Section shall be at the Borrower’s sole cost and expense and at no cost or expense to the Administrative Agent or any of the Lenders.
Section 3.10    Taxes.
(a)    Issuing Bank. For purposes of this Section, the term “Lender” includes the Issuing Banks and the term “Applicable Law” includes FATCA.
(b)    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower or any other Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower or other applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)    Payment of Other Taxes by the Borrower. The Borrower and the other Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)    Indemnification by the Borrower. The Borrower and the other Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower or another Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower and the other Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.6 relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this subsection. The provisions of this subsection shall continue to inure to the benefit of an Administrative Agent following its resignation as the Administrative Agent.
(f)    Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower or any other Loan Party to a Governmental Authority pursuant to this Section, the Borrower or such other Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)    Status of Lenders.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in the immediately following clauses (ii)(A), (ii)(B) and (ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:
(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(I)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty, and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(II)    an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8ECI;

(III)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit O-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”), and (y) executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable,; or
(IV)    to the extent a Foreign Lender is not the beneficial owner, an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit O-2 or Exhibit O-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit O-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code), and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(h)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)    Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

ARTICLE IV
BORROWING BASE PROPERTIES
Section 4.1    Eligibility of Properties.
(a)    Initial Borrowing Base Properties. The Properties identified on Schedule 4.1 shall, on the Effective Date, be Borrowing Base Properties, and the Borrowing Base Value initially attributable to each such Property shall be as approved by the Administrative Agent and set forth on Schedule 4.1.
(b)    Additional Borrowing Base Properties. The Borrower may request that the Administrative Agent include any additional Property in the Borrowing Base as a Borrowing Base Property by written request therefor to the Administrative Agent. Such Property shall become a Borrowing Base Property upon (i) satisfaction of the conditions precedent set forth in Sections 6.3 and (ii) delivery of a Borrowing Base Certificate showing the Borrowing Base after inclusion of such Property as a Borrowing Base Property.
Section 4.2    Unsecured Loan.
Except as may be required to Cash Collateralize Letter of Credit Liabilities, the Loans shall be unsecured.
Section 4.3    Intentionally Omitted.
Section 4.4    Intentionally Omitted.
Section 4.5    Release of Borrowers.
(a)    In connection with a Borrower (other than Smith Douglas Holdings and Smith Douglas Building) that is to be dissolved following the sale of all of such Borrower’s assets in accordance with the terms of this Agreement, the Borrower may request in writing that the Administrative Agent release, and upon receipt of such request the Administrative Agent shall release, such Borrower from this Agreement and the applicable Loan Documents so long as: (i) such Borrower owns no Property included in the most-recent calculation of the Borrowing Base, nor any Equity Interest in any Subsidiary that owns a Property included in the most-recent calculation of Borrowing Base; (ii) no Event of Default shall then be in existence and be continuing or would occur as a result of such release; (iii) the representations and warranties made by any Borrower in the Loan Documents to which any of them is a party, shall be true and correct in all material respects on and as of the date of such release with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects as of such date) and except for changes in factual circumstances specifically and expressly permitted hereunder; and (iv) the Administrative Agent shall have received such written request at least ten (10) Business Days (or such shorter period as may be acceptable to the Administrative Agent) prior to the requested date of release. Delivery by the Borrower to the Administrative Agent of any such request shall constitute a representation by the Borrower that the matters set forth in the preceding sentence (both as of the date of the giving of such request and as of the date of the effectiveness of such request) are true and correct with respect to such request. Lenders hereby irrevocably authorize the Administrative Agent to release a Borrower (other than

Smith Douglas Building) from this Agreement and the applicable Loan Documents in accordance with this Section 4.5.
Section 4.6    Intentionally Omitted.
Section 4.7    Frequency of Calculations of Borrowing Base.
Initially, the Borrowing Base for the Borrowing Base Property shall be the amount set forth in the Borrowing Base Certificate delivered to the Administrative Agent in connection with the closing hereunder on the Effective Date. Thereafter, the Borrowing Base shall be the amount set forth as such in the Borrowing Base Certificate delivered from time to time under Section 9.4(d) or other applicable provisions of this Agreement.
Section 4.8    Inspections.
The Administrative Agent, in its sole discretion, shall have the right to have, at the Borrower’s expense, quarterly inspections performed on up to twenty-five percent (25%) of the Borrowing Base Properties by the Administrative Agent and its contractors, vendors and agents. At any time, the Administrative Agent shall have the right to further inspect Borrowing Base Properties as the Administrative Agent determines to be reasonably necessary at the cost and expense of Lenders, with each Lender agreeing to pay to the Administrative Agent such Lender’s Revolving Commitment Percentage of such costs and expenses. Notwithstanding the forgoing, during the existence of an Event of Default, the Administrative Agent shall have the right, and Requisite Lenders may require the Administrative Agent, to inspect all of the Properties included in the Borrowing Base, at the Borrower’s expense, at such times and as often as the Administrative Agent or the Requisite Lenders, as the case may be, reasonably elect. In the event of any discrepancy between a Borrowing Base Certificate and any inspection performed by or at the request of the Administrative Agent, then the Administrative Agent shall, following written notice to the Borrower, have the right to adjust the Borrowing Base accordingly. Any inspection or review of the Lots and/or Housing Units by the Administrative Agent or its contractors, vendors and agents is solely for the Administrative Agent and Lenders’ benefit and may not be relied upon by the Borrower or by any third party. Neither the Administrative Agent nor any Lender owes any duty of care to the Borrower or any third party to protect against, or to inform the Borrower or any third party of, any negligent, faulty, inadequate or defective design or construction of the Improvements as determined by the Administrative Agent or any Lender.
ARTICLE V
YIELD PROTECTION, ETC.
Section 5.1    Capital Adequacy.
(a)    Capital Adequacy. If any Lender or Participant determines that any Regulatory Change affecting such Lender, Participant or any Lending Office of such Lender, Participant or such Lender’s or Participant’s holding company, if any, regarding capital or liquidity ratios or requirements, has or would have the effect of reducing the rate of return on such Lender’s or Participant’s capital or on the capital of such Lender’s or Participant’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or Participant or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender or Participant, to a level below that which such Lender, Participant or such Lender’s or Participant’s holding company could have achieved but for such Regulatory Change (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or Participant such additional amount or amounts as will compensate such Lender, Participant or such Lender’s or Participant’s holding company for any such reduction suffered, within fifteen (15) days after written demand by such Lender or Participant for such payment. A certificate as to such amounts, submitted to the Borrower by the Lender or such participant, shall be conclusive and binding for all purposes, absent manifest error.
(b)    Additional Costs. In addition to, and not in limitation of the immediately preceding subsection, the Borrower shall promptly pay to the Administrative Agent for the account of a Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs incurred by such Lender after the Effective Date that it determines are attributable to its making or maintaining, Continuing or Converting of any SOFR Loans or its obligation to make, maintain, Continue or Convert any SOFR Loans hereunder, any reduction in any amount receivable by such Lender under this Agreement or any of the other Loan Documents in respect of any of such SOFR Loans or such obligation or the maintenance by such Lender of capital in respect of its SOFR Loans or its Revolving Commitments (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any Regulatory Change that:
(i)    changes the basis of taxation of any amounts payable to such Lender under this Agreement or any of the other Loan Documents in respect of any of such SOFR Loans or its Commitments (other than Indemnified Taxes, Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and Connection Income Taxes);
(ii)    imposes or modifies any reserve, special deposit, compulsory loan, insurance charge or similar requirements (other than Regulation D of the Board of Governors of the Federal Reserve System or other similar reserve requirement applicable to any other category of liabilities or category of extensions of credit or other assets by reference to which the interest rate on SOFR Loans is determined relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, or other credit extended by, or any other acquisition of funds by such Lender (or its parent corporation), or any commitment of such Lender (including, without limitation, the Commitments of such Lender hereunder); or
(iii)    imposes on any Lender or any Issuing Bank any other condition, cost or expense (other than Taxes) affecting this Agreement or SOFR Loans made by such Lender or any Letter of Credit or participation therein.
(c)    Lender’s Suspension of SOFR Loans. Without limiting the effect of the provisions of the immediately preceding subsections (a) and (b), if by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on SOFR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes SOFR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the Borrower (with a copy to the Administrative Agent), the obligation of such Lender to make or Continue, or to Convert Base Rate Loans into,

SOFR Loans shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.5 shall apply).
(d)    Additional Costs in Respect of Letters of Credit. Without limiting the obligations of the Borrower under the preceding subsections of this Section (but without duplication), if as a result of any Regulatory Change or any risk-based capital guideline or other requirement heretofore or hereafter issued by any Governmental Authority there shall be imposed, modified or deemed applicable any Tax (other than Indemnified Taxes, Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and “Connection Income Taxes”), reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit and the result shall be to increase the cost to any Issuing Bank of issuing (or any Lender of purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit or reduce any amount receivable by any Issuing Bank or any Lender hereunder in respect of any Letter of Credit, then, upon demand by such Issuing Bank or such Lender, the Borrower shall immediately pay to such Issuing Bank or, in the case of such Lender, to the Administrative Agent for the account of such Lender, from time to time as specified by such Issuing Bank or such Lender, such additional amounts as shall be sufficient to compensate such Issuing Bank or such Lender for such increased costs or reductions in amount.
(e)    Notification and Determination of Additional Costs. Each of the Administrative Agent, each Issuing Bank and each Lender, as the case may be, agrees to notify the Borrower (and in the case of an Issuing Bank and or a Lender, to also notify the Administrative Agent) of any event occurring after the Effective Date entitling the Administrative Agent, such Issuing Bank or such Lender to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, that the failure of the Administrative Agent, any Issuing Bank or any Lender to give such notice shall not release the Borrower from any of its obligations hereunder. The Administrative Agent, each Issuing Bank and each Lender, as the case may be, agrees to furnish to the Borrower (and in the case of an Issuing Bank or a Lender to the Administrative Agent as well) a certificate setting forth the basis and amount of each request for compensation under this Section. Determinations by the Administrative Agent, such Issuing Bank or such Lender, as the case may be, of the effect of any Regulatory Change shall be conclusive and binding for all purposes, absent manifest error. The Borrower shall pay the Administrative Agent, any such Issuing Bank and/or any such Lender, as the case may be, the amount shown as due on any such certificate within fifteen (15) days after receipt thereof.
(f)    Delay in Requests. Failure or delay on the part of any Lender or any Issuing Bank or such other Recipient to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s or such other Recipient’s right to demand such compensation; provided, that the Borrower shall not be required to compensate any Lender or an Issuing Bank or any other Recipient pursuant to this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or such Issuing Bank or such other Recipient, as the case may be, notifies the Borrower of the Regulatory Change or other cause giving rise to such increased costs or reductions, and of such Lender’s or such Issuing Bank’s or such other Recipient’s intention to claim compensation therefor (except that if the Regulatory Change or other cause giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 5.2    Changed Circumstances.
(a)    Circumstances Affecting Benchmark Availability. Subject to clause (c) below, in connection with any request for a SOFR Loan or a Conversion to or Continuation thereof or otherwise, if for any reason (i) the Administrative Agent shall reasonably determine (which determination shall be conclusive and binding absent manifest error but shall be subject to consultation with Borrower) that reasonable and adequate means do not exist for ascertaining Adjusted Daily Simple SOFR pursuant to the definition thereof or Adjusted Term SOFR with respect to a proposed Term SOFR Loan on or prior to the first day of the applicable Interest Period or (ii) the Requisite Lenders shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that Adjusted Daily Simple SOFR or Adjusted Term SOFR, as applicable, does not adequately and fairly reflect the cost to such Lenders of making or maintaining any such Loan during, with respect to Adjusted Term SOFR, such Interest Period and, in the case of clause (ii), the Requisite Lenders have provided notice of such determination to the Administrative Agent, then, in each case, the Administrative Agent shall promptly give notice thereof to the Borrower. Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to Convert any Loan to or Continue any Loan as a SOFR Loan, shall be suspended (to the extent of the affected SOFR Loans or the affected Interest Periods) until the Administrative Agent (with respect to clause (ii), at the instruction of the Requisite Lenders) revokes such notice. Upon receipt of such notice, (A) the Borrower may revoke any pending request for a borrowing of, Conversion to or Continuation of SOFR Loans (to the extent of the affected SOFR Loans or the affected Interest Periods) or, failing that, the Borrower will be deemed to have Converted any such request into a request for a borrowing of or Conversion to Base Rate Loans in the amount specified therein and (B) any outstanding affected SOFR Loans will be deemed to have been Converted into Base Rate Loans (I) with respect to any Daily Simple SOFR Loans, immediately and (II) with respect to any Term SOFR Loans, at the end of the applicable Interest Period. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or Converted, together with any additional amounts required pursuant to Section 5.4.
(b)    Laws Affecting SOFR Availability. If, after the Agreement Date, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any SOFR Loan, or to determine or charge interest based upon SOFR, Adjusted Daily Simple SOFR, Daily Simple SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders (an “Illegality Notice”). Thereafter, until each affected Lender notifies the Administrative Agent and the Administrative Agent notifies the Borrower that the circumstances giving rise to such determination no longer exist, (i) any obligation of the Lenders to make Daily Simple SOFR Loans or Term SOFR Loans, as applicable, and any right of the Borrower to Convert any Loan to a Daily Simple SOFR Loan or a Term SOFR Loan, as applicable, shall be suspended and (ii) if necessary to avoid such illegality, the Administrative Agent shall compute the Base Rate without reference to clause (c) of the definition of “Base Rate”. Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, Convert all affected SOFR Loans to Base Rate Loans (in each case, if necessary to avoid such illegality, the Administrative Agent shall compute the Base Rate without reference to clause (c) of the definition of “Base Rate”) (A) with respect to any Daily Simple SOFR Loans, on the Interest Payment Date therefor and (B) with respect to any Term SOFR Loans, on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Loans to such day. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or Converted, together with any additional amounts required pursuant to Section 5.4.
(c)    Benchmark Replacement Setting.
(i)    Benchmark Replacement.
    (A)    Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event with respect to any Benchmark, the Administrative Agent and the Borrower may amend this Agreement to replace such Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Requisite Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 5.2(c)(i)(A) will occur prior to the applicable Benchmark Transition Start Date.
(ii)    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent, in reasonable consultation with the Borrower, will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document (other than as provided in the definition of Conforming Changes).
(iii)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 5.2(c)(iv). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 5.2(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-

occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion, subject to consultation with the Borrower, and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 5.2(c) or as provided in the definition of Conforming Changes.
(i)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if any then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then, upon notice to the Borrower, the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(ii)    Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, (A) the Borrower may revoke any pending request for a borrowing of, Conversion to or Continuation of any affected SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have Converted any such request into a request for a borrowing of or conversion to Base Rate Loans and (B) any outstanding affected SOFR Loans will be deemed to have been Converted to Base Rate Loans (I) with respect to any Daily Simple SOFR Loans, immediately and (II) with respect to any Term SOFR Loans, at the end of the applicable Interest Period. During any Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark that is the subject of such Benchmark Unavailability Period or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

Section 5.3    Illegality.
Notwithstanding any other provision of this Agreement, if any Lender shall reasonably determine (which determination shall be conclusive and binding) that it is unlawful for such Lender to honor its obligation to make or maintain Daily Simple SOFR Loans or Term SOFR Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy of such notice to the Administrative Agent) and such Lender’s obligation to make or Continue, or to Convert Loans of any other Type into, Daily Simple SOFR Loans or Term SOFR Loans, as applicable, shall be suspended until such time as such Lender may again make and maintain such SOFR Loans (in which case the provisions of Section 5.5 shall be applicable)
Section 5.4    Indemnity.
The Borrower hereby indemnifies each of the Lenders against any loss, cost or expense (including any loss, cost or expense arising from the liquidation or reemployment of funds or from any fees payable) which may arise, be attributable to or result due to or as a consequence of (a) any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a SOFR Loan, (b) any failure of the Borrower to borrow or Continue a SOFR Loan or Convert to a SOFR Loan on a date specified therefor in a Notice of Borrowing, Notice of Conversion, or Notice of Continuation, (c) any failure of the Borrower to prepay any SOFR Loan on a date specified therefor in any Notice of Prepayment (regardless of whether any such Notice of Prepayment may be revoked in accordance with the terms hereof), (d) any payment, prepayment or Conversion of any SOFR Loan on a date other than (i) with respect to any Daily Simple SOFR Loan, the applicable Interest Payment Date therefor or (ii) with respect to any Term SOFR Loan, the last day of the Interest Period therefor (in each case, including as a result of an Event of Default) or (e) the assignment of any SOFR Loan other than on (i) with respect to any Daily Simple SOFR Loan, the applicable Interest Payment Date therefor; provided that such indemnity shall not, as to any Lender, be available to the extent such losses, costs or expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Lender. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error. All of the obligations of the Credit Parties under this Section 5.4 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
Section 5.5    Treatment of Affected Loans.
If the obligation of any Lender to make SOFR Loans or to Continue, or to Convert Base Rate Loans into, SOFR Loans shall be suspended pursuant to Section 5.1(c), Section 5.2 or Section 5.3 then such Lender’s SOFR Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then-current Interest Period(s) for SOFR Loans (or, in the case of a Conversion required by Section 5.1(c), Section 5.2, or Section 5.3 on such earlier date as such Lender or the Administrative Agent, as applicable, may specify to the Borrower (with a copy to the Administrative Agent, as applicable)) and, unless and until such Lender or the Administrative Agent, as applicable, gives notice as provided below that the circumstances specified in Section 5.1, Section 5.2 or Section 5.3 that gave rise to such Conversion no longer exist:

(i)    to the extent that such Lender’s SOFR Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s SOFR Loans shall be applied instead to its Base Rate Loans;
(ii)    all Loans that would otherwise be made or Continued by such Lender as SOFR Loans shall be made or Continued instead as Base Rate Loans; and
(iii)    all Base Rate Loans of such Lender that would otherwise be Converted into SOFR Loans shall remain as Base Rate Loans.
If such Lender or the Administrative Agent, as applicable, gives notice to the Borrower (with a copy to the Administrative Agent, as applicable) that the circumstances specified in Section 5.1(c), 5.2 or 5.3 that gave rise to the Conversion of such Lender’s SOFR Loans pursuant to this Section no longer exist (which such Lender or the Administrative Agent, as applicable, agrees to do promptly upon such circumstances ceasing to exist) at a time when SOFR Loans made by other Lenders are outstanding, then such Lender’s Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding SOFR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding SOFR Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.
Section 5.6    Affected Lenders.
If (a) a Lender requests compensation pursuant to Section 3.10 or 5.1, and the Requisite Lenders are not also doing the same, or (b) the obligation of any Lender to make SOFR Loans or to Continue, or to Convert Base Rate Loans into, SOFR Loans shall be suspended pursuant to Section 5.1(c) or 5.3 but the obligation of the Requisite Lenders shall not have been suspended under such Sections, then, so long as there does not then exist any Default or Event of Default that is continuing, the Borrower may demand that such Lender (the “Affected Lender”), and upon such demand the Affected Lender shall promptly, assign its Commitment to an Eligible Assignee subject to and in accordance with the provisions of Section 13.6(b) for a purchase price equal to (x) the aggregate principal balance of all Loans then owing to the Affected Lender, plus (y) the aggregate amount of payments previously made by the Affected Lender under Section 2.4(j) that have not been repaid, plus (z) any accrued but unpaid interest thereon and accrued but unpaid fees owing to the Affected Lender, or any other amount as may be mutually agreed upon by such Affected Lender and Eligible Assignee. Each of the Administrative Agent and the Affected Lender shall reasonably cooperate in effectuating the replacement of such Affected Lender under this Section, but at no time shall the Administrative Agent, such Affected Lender, any other Lender or any Titled Agent be obligated in any way whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. The exercise by the Borrower of its rights under this Section shall be at the Borrower’s sole cost and expense and at no cost or expense to the Administrative Agent, the Affected Lender or any of the other Lenders. The terms of this Section shall not in any way limit the Borrower’s obligation to pay to any Affected Lender compensation owing to such Affected Lender pursuant to this Agreement (including, without limitation, pursuant to Sections 3.10, 5.1 or 5.4) with respect to any period up to the date of replacement.

Section 5.7    Change of Lending Office.
At the request of the Borrower, each Lender agrees that it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate an alternate Lending Office with respect to any of its Loans affected by the matters or circumstances described in Sections 3.10, 5.1 or 5.3 to reduce the liability of the Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion, except that such Lender shall have no obligation to designate a Lending Office located in the United States of America.
Section 5.8    Assumptions Concerning Funding of Term SOFR Loans.
Calculation of all amounts payable to a Lender under this Article shall be made as though such Lender had actually funded Term SOFR Loans through the purchase of deposits in the relevant market bearing interest at the rate applicable to such Term SOFR Loans in an amount equal to the amount of the Term SOFR Loans and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its Term SOFR Loans in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article.
ARTICLE VI
CONDITIONS PRECEDENT
Section 6.1    Initial Conditions Precedent.
The obligation of the Lenders to effect or permit the occurrence of the first Credit Event hereunder, whether as the making of a Loan or the issuance of a Letter of Credit, is subject to the satisfaction or waiver of the following conditions precedent:
(a)    the Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent:
(i)    counterparts of this Agreement executed by each of the parties hereto;
(ii)    Revolving Notes executed by the Borrower, payable to each applicable Lender (but excluding any Lender that has requested that it not receive Notes) and complying with the terms of Section 2.12(a) and the Swingline Note executed by the Borrower;
(iii)    [intentionally omitted];
(iv)    [intentionally omitted];
(v)    one or more opinions of counsel to the Borrower and such other Loan Parties as the Administrative Agent may request, addressed to the Administrative Agent and the Lenders;
(vi)    the certificate or articles of incorporation or formation, articles of organization, certificate of limited partnership, declaration of trust or other comparable organizational instrument (if any) of each Loan Party certified as of a recent date by the Secretary of State of the state of formation of such Loan Party;
(vii)    a certificate of good standing (or certificate of similar meaning) with respect to each Loan Party issued as of a recent date by the Secretary of State of the state of incorporation or formation of each such Loan Party, as applicable, and certificates of qualification to transact business or other comparable certificates issued as of a recent date by each Secretary of State (and any state department of taxation, as applicable) of each state in which such Loan Party is required to be so qualified and where failure to be so qualified could reasonably be expected to have a Material Adverse Effect;
(viii)    a certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party with respect to each of the officers of such Loan Party authorized to execute and deliver the Loan Documents to which such Loan Party is a party, and in the case of the Borrower, authorized to execute and deliver on behalf of the Borrower Notices of Borrowing, Notices of Swingline Borrowing and requests for Letters of Credit;
(ix)    copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party of (A) the by-laws of such Loan Party, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity and (B) all corporate, partnership, member or other necessary action taken by such Loan Party to authorize the execution, delivery and performance of the Loan Documents to which it is a party;
(x)    a Borrowing Base Certificate calculated as of November 30, 2023;
(xi)    a certificate from a Responsible Officer of the Borrower certifying that after giving pro forma effect to the transactions contemplated by this Agreement on the Effective Date that the Borrower will be Solvent;
(xii)    a Compliance Certificate calculated on a proforma basis for the Borrower’s fiscal quarter ending September 30, 2023 (which calculations may be made using unaudited financial statements as of such date);
(xiii)    a Disbursement Instruction Agreement effective as of the Agreement Date;
(xiv)    [intentionally omitted];
(xv)    the Fee Letter;
(xvi)    evidence that the Fees, if any, then due and payable under Section 3.5, together with all other fees, expenses and reimbursement amounts due and payable at or prior to the Effective Date to the Administrative Agent, Lead Arrangers, and any of the Lenders, including without limitation, the fees and expenses of counsel to the Administrative Agent, have been paid;
(xvii)    [intentionally omitted]

(xviii)    UCC, tax, judgment and lien search reports with respect to the Borrower, and each other Loan Party in all necessary or appropriate jurisdictions;
(xix)    [intentionally omitted];
(xx)    [intentionally omitted];
(xxi)    (A) copies of satisfactory audited consolidated financial statements for the Borrower and its Subsidiaries for the three fiscal years most recently ended for which financial statements are available and interim unaudited financial statements for each quarterly period ended since the last audited financial statements for which financial statements are available, (B) pro forma consolidated financial statements for the Borrower and its Subsidiaries for the four-quarter period most recently ended prior to the Effective Date for which financial statements are available giving pro forma effect to the transactions occurring on the Effective Date and a pro forma balance sheet of the Borrower and its Subsidiaries as of the Effective Date giving pro forma effect to the transactions occurring on the Effective Date and (C) projections prepared by management of balance sheets, income statements and cash flow statements of the Borrower and its Subsidiaries, which will be quarterly for the first year after the Effective Date and annually thereafter through the Maturity Date (and which will not be inconsistent, in any material respect, with information provided to the Administrative Agent prior to the delivery of the Borrower’s engagement letter with the Administrative Agent); and
(xxii)    Beneficial Ownership Certifications from the Borrower and such other Persons as the Administrative Agent and Lenders shall reasonably require, so long as any request for such Beneficial Ownership Certification is delivered in writing to the Borrower at least five (5) Business Days prior to the Effective Date.
(b)    there shall not have occurred or become known to the Administrative Agent or any of the Lenders any event, condition, situation or status since December 31, 2022, that has had or could reasonably be expected to result in a Material Adverse Effect;
(c)    [intentionally omitted];
(d)    [intentionally omitted];
(e)    no litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be expected to (A) result in a Material Adverse Effect or (B) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect, the ability of the Borrower or any other Loan Party to fulfill its obligations under the Loan Documents to which it is a party;
(f)    the Borrower, the other Loan Parties and the other Subsidiaries shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (A) any Applicable Law or (B) any material agreement, document or instrument to which any Loan Party is a party or by which any of them or their respective properties is bound;

(g)    the Borrower and each other Loan Party shall have provided all information reasonably requested in writing at least five (5) Business Days prior to the Effective Date by the Administrative Agent and each Lender in order to comply with applicable “know your customer” and Anti-Money Laundering Laws, including without limitation, the Patriot Act;
(h)    [intentionally omitted];
(i)    [intentionally omitted]; and
(j)    Parent shall have closed the IPO.
Section 6.2    Conditions Precedent to All Loans and Letters of Credit.
The obligations of (i) Lenders to make any Loans and (ii) the Issuing Banks to issue Letters of Credit on and after the Effective Date are each subject to the further conditions precedent that:
(a)    no Default or Event of Default (and solely in connection with a Continuation or Conversion of a Loan, no Event of Default) shall exist as of the date of the making of such Loan or date of issuance of such Letter of Credit or would exist immediately after giving effect thereto, and no violation of the limits described in Section 2.16 would occur after giving effect thereto;
(b)    the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of the date of the making of such Loan or date of issuance of such Letter of Credit with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted hereunder; and
(c)    in the case of the borrowing of Revolving Loans, the Administrative Agent shall have received a timely Notice of Borrowing, or a Notice of Conversion or Notice of Continuation, as applicable, in the case of a Swingline Loan, the Swingline Lender shall have received a timely Notice of Swingline Borrowing, and in the case of the issuance of a Letter of Credit such Issuing Bank and the Administrative Agent shall have received a timely request for the issuance of such Letter of Credit.
Each Credit Event pursuant to clause (a) or (g) of the definition thereof shall constitute a certification by the Borrower to the effect set forth in the preceding subclauses (a) through (c) (both as of the date of the giving of notice relating to such Credit Event and, unless the Borrower otherwise notifies the Administrative Agent prior to the date of such Credit Event, as of the date of the occurrence of such Credit Event).
In addition, the Borrower shall be deemed to have represented to the Administrative Agent and the Lenders at the time any Loan is made or any Letter of Credit is issued that all conditions to the making of such Loan or issuing of such Letter of Credit contained in this Article VI have been satisfied. Unless set forth in writing to the contrary, the making of its initial Loan by a Lender shall constitute a certification by such Lender to the Administrative Agent for the benefit of the Administrative Agent and the Lenders that the conditions precedent for initial Loans set forth in Sections 6.1 and 6.2 that have not previously been waived by the Lenders in accordance with the terms of this Agreement have been satisfied.
Section 6.3    Conditions Precedent to a Property becoming a Borrowing Base Property.
No Property shall become a Borrowing Base Property unless (1) it is an Eligible Property (as confirmed by the Administrative Agent upon the Administrative Agent’s request), (2) the Administrative Agent shall have confirmed of such Property’s inclusion in the Borrowing Base (such confirmation not to be unreasonably withheld, conditioned or delayed), and (3) the Borrower shall have (or shall cause to be) executed and delivered to the Administrative Agent the following instruments, documents and agreements in respect of such Property, each to be in form and substance reasonably satisfactory to the Administrative Agent:
(a)    Upon the Administrative Agent’s request, an executive summary of the Property including, at a minimum, the following information relating to such Property: (1) a description of such Property, such description to include the location, site plan, and physical condition of such Property; (2) the purchase price paid or to be paid for such Property; and (3) the current projected development plans for such Property, without limitation, a Development Budget and Construction Budget;
(b)    If such Property is owned by a Subsidiary that is not yet a Loan Party, all of the items required to be delivered to the Administrative Agent under Section 8.14 if not previously delivered; and
(c)    such other documents, as the Administrative Agent may reasonably request.
ARTICLE VII
REPRESENTATIONS AND WARRANTIES
Section 7.1    Representations and Warranties.
In order to induce the Administrative Agent and each Lender to enter into this Agreement and to make Loans and, in the case of each Issuing Bank, to issue Letters of Credit, the Borrower represents and warrants to the Administrative Agent, each Issuing Bank and each Lender as follows:
(a)    Organization; Power; Qualification. Each of the Parent, Borrower and the other Loan Parties is a corporation, limited liability company, partnership or other legal entity, duly organized or formed, validly existing and in good standing under the jurisdiction of its incorporation or formation, has the power and authority to own or lease its respective properties and to carry on its respective business as now being and hereafter proposed to be conducted and is duly qualified and is in good standing as a foreign corporation, partnership or other legal entity, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized could reasonably be expected to have, in each instance, a Material Adverse Effect.

(b)    Ownership Structure. Part I of Schedule 7.1(b) is, as of the Agreement Date, a complete and correct list of all direct and indirect Subsidiaries of Smith Douglas Holdings setting forth for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding any Equity Interest in such Subsidiary, (iii) the nature of the Equity Interests held by each such Person, (iv) the percentage of ownership of such Subsidiary represented by such Equity Interests, and (v) whether such Subsidiary is an Excluded Subsidiary. As of the Agreement Date, except as disclosed in such Schedule, (A)  the Borrower owns, free and clear of all Liens (other than Permitted Liens), and has the unencumbered right to vote, all outstanding Equity Interests in each Person shown to be held by it on such Schedule, (B) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (C) there are no outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, any such Person. As of the Agreement Date, Part II of Schedule 7.1(b) correctly sets forth all Unconsolidated Affiliates of Smith Douglas Holdings and its Subsidiaries, including the correct legal name of such Person, the type of legal entity which each such Person is, and all Equity Interests in such Person held directly or indirectly by Smith Douglas Holdings and its Subsidiaries.
(c)    Authorization of Loan Documents and Borrowings. The Borrower has the right and power, and has taken all necessary action to authorize it, to borrow and obtain other extensions of credit hereunder. The Borrower and each other Loan Party has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby. The Loan Documents to which the Borrower or any other Loan Party is a party have been duly executed and delivered by the duly authorized officers of such Person and each is a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein and as may be limited by equitable principles generally.
(d)    Compliance of Loan Documents with Laws, Organizational Documents and Other Agreements. The execution, delivery and performance of this Agreement and the other Loan Documents to which any Loan Party is a party in accordance with their respective terms and the borrowings and other extensions of credit hereunder do not and will not, by the passage of time, the giving of notice, or both: (i) require any Governmental Approval or violate any Applicable Law (including all Environmental Laws) relating to the Parent, the Borrower or any other Loan Party; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of the Parent, any Loan Party, or any indenture, agreement or other instrument to which the Parent, the Borrower or any other Loan Party is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any property now owned or hereafter acquired by any Loan Party other than in favor of the Administrative Agent for its benefit and the benefit of the other Lender Parties.

(e)    Compliance with Law; Governmental Approvals. Each of the Parent, the Borrower, the other Loan Parties and the other Subsidiaries is in compliance with each Governmental Approval and all other Applicable Laws relating to it except for noncompliances which, and Governmental Approvals the failure to possess which, could not, individually or in the aggregate, reasonably be expected to cause a Default or Event of Default or have a Material Adverse Effect.
(f)    Title to Properties; Liens. Schedule 4.1, as of the Agreement Date, a complete and correct listing of all Borrowing Base Properties. Each Loan Party has good, marketable and legal title to, or a valid leasehold interest in, its respective assets. No Borrowing Base Property is subject to any Lien other than Permitted Liens (excluding Permitted Liens under clause (h) of the definition thereof). Each Property included in the calculation of the Borrowing Base satisfies all requirements under the Loan Documents for being included in the Borrowing Base.
(g)    Existing Indebtedness. Schedule 7.1(g) is, as of the Agreement Date, a complete and correct listing of all indebtedness for borrowed or guaranteed monetary obligations as evidenced by written note or other instrument of each of the Borrower, the other Loan Parties and the other Subsidiaries, and if such Indebtedness is secured by any Lien, a description of all of the property subject to such Lien. As of the Agreement Date, the Loan Parties have performed and are in compliance in all material respects with all of the terms of such Indebtedness and all instruments and agreements relating thereto, and no event of default exists with respect to any such Indebtedness. As of the Agreement Date, the Parent does not have any material indebtedness for borrowed or guaranteed monetary obligations as evidenced by a written note or other instrument.
(h)    Material Contracts. Schedule 7.1(h) is, as of the Agreement Date, a true, correct and complete listing of all Material Contracts. Each of the Loan Parties that are parties to any Material Contract has performed and is in compliance with all of the terms of such Material Contract, and no default or event of default, or event or condition which with the giving of notice, the lapse of time, or both, would constitute such a default or event of default, exists and is continuing with respect to any such Material Contract.
(i)    Litigation. Except as set forth on Schedule 7.1(i) on the Agreement Date, there are no actions, suits or proceedings pending (or, to the knowledge of any Loan Party, are there any actions, suits or proceedings threatened, nor is there any basis therefor) against or in any other way relating adversely to or affecting the Parent, the Borrower, any other Loan Party, any Subsidiary or any of their respective property in any court or before any arbitrator of any kind or before or by any other Governmental Authority which, (i) could reasonably be expected to have a Material Adverse Effect or (ii) in any manner draws into question the validity or enforceability of any Loan Document. As of the Agreement Date, there are no strikes, slow downs, work stoppages or walkouts or other labor disputes in progress or threatened relating to, the Borrower, any Loan Party or any Subsidiary.
(j)    Taxes. All federal, state and other tax returns of each Loan Party and their respective Subsidiaries required by Applicable Law to be filed have been duly filed, and all federal, state and other taxes, assessments and other governmental charges or levies upon, Smith Douglas Holdings or its Subsidiaries or their respective properties, income, profits and assets which are due and payable have been paid, except any such nonpayment or non-filing which (x) is at the time permitted under Section 8.6 or (y) would not reasonably be expected to have a Material Adverse Effect. As of the Agreement Date, none of the United States income tax returns of Smith Douglas Holdings or any of its Subsidiaries is under audit. All charges, accruals and reserves on the books of Smith Douglas Holdings and its Subsidiaries in respect of any taxes or other governmental charges are in accordance with GAAP.
(k)    Financial Statements. The Borrower has furnished to the Administrative Agent copies of (i) the audited consolidated balance sheet of Smith Douglas Holdings and its consolidated Subsidiaries for the fiscal year ended December 31, 2022, and the related audited consolidated statements of operations, shareholders’ equity and cash flow for the fiscal years ended on such dates, with the opinion thereon of Ernst & Young and (ii) the unaudited consolidated balance sheet of Smith Douglas Holdings and its consolidated Subsidiaries for the fiscal quarter ended June 30, 2023, and the related unaudited consolidated statements of operations, shareholders’ equity and cash flow of Smith Douglas Holdings and its consolidated Subsidiaries for the fiscal quarter period ended on such date. Such financial statements (including in each case related schedules and notes) are complete and correct in all material respects and present fairly, in accordance with GAAP consistently applied throughout the periods involved, the consolidated financial position of Smith Douglas Holdings and its consolidated Subsidiaries as at their respective dates and the results of operations and the cash flow for such periods (subject, as to interim statements, to changes resulting from normal year-end audit adjustments and the absence of footnotes). Neither the Borrower nor any of their Subsidiaries has on the Agreement Date any material contingent liabilities, liabilities for taxes, unusual or long-term commitments or unrealized or forward anticipated losses from any unfavorable commitments that would be required by GAAP to be set forth in its financial statements or notes thereto, except as referred to or reflected or provided for in said financial statements.
(l)    No Material Adverse Change. Since December 31, 2022, there has been no event, change, circumstance or occurrence that could reasonably be expected to have a Material Adverse Effect. On the Agreement Date, the Loan Parties, on a consolidated basis, are Solvent.
(m)    ERISA.
(i)    As of the Agreement Date, no Loan Party nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Employee Benefit Plans other than those identified on Schedule 7.1(m).
(ii)    Each Loan Party and each ERISA Affiliate is in compliance with all applicable provisions of ERISA, the Internal Revenue Code and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Internal Revenue Code has not yet expired and except where a failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Internal Revenue Code has been determined by the IRS to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Internal Revenue Code except for such plans that have not yet received determination letters but for which the remedial amendment period for submitting a determination letter has not yet expired. No liability has been incurred by any Loan Party or any ERISA Affiliate which remains unsatisfied for any taxes or penalties assessed with respect to any Employee Benefit Plan or any Multiemployer Plan except for a liability that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(iii)    As of the Agreement Date, no Pension Plan has been terminated, nor has any Pension Plan become subject to funding based upon benefit restrictions under Section 436 of the Internal Revenue Code, nor has any funding waiver from the IRS been received or requested with respect to any Pension Plan, nor has any Loan Party or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Sections 412 or 430 of the Internal Revenue Code, Section 302 of ERISA or the terms of any Pension Plan on or prior to the due dates of such contributions under Sections 412 or 430 of the Internal Revenue Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan.
(iv)    Except where the failure of any of the following representations to be correct could not, individually or in the aggregate, reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no Loan Party nor any ERISA Affiliate has: (i) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or Section 4975 of the Internal Revenue Code, (ii) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (iii) failed to make a required contribution or payment to a Multiemployer Plan, or (iv) failed to make a required installment or other required payment under Sections 412 or 430 of the Internal Revenue Code.
(v)    No Termination Event has occurred or is reasonably expected to occur;
(vi)    Except where the failure of any of the following representations to be correct could not, individually or in the aggregate, reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no proceeding, claim (other than a benefits claim in the ordinary course of business), lawsuit and/or investigation is existing or, to its knowledge, threatened concerning or involving (i) any employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by any Loan Party or any ERISA Affiliate, (ii) any Pension Plan or (iii) any Multiemployer Plan.
(vii)    No Loan Party nor any Subsidiary thereof is a party to any contract, agreement or arrangement that could, solely as a result of the delivery of this Agreement or the consummation of transactions contemplated hereby, result in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code.
(viii)    As of the Agreement Date the Borrower is not nor will be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.
(n)    Absence of Default. Neither the Parent nor any Loan Party is in default under its certificate or articles of incorporation or formation, bylaws, partnership agreement, limited liability company agreement, operating agreement, or other similar organizational documents, and no event has occurred, which has not been remedied, cured or waived: (i) which constitutes a Default or an

Event of Default; or (ii) which constitutes, or which with the passage of time, the giving of notice, or both, would constitute, a default or event of default by, the Parent or any Loan Party under any agreement (other than this Agreement) or judgment, decree or order to which any such Person is a party or by which any such Person or any of its respective properties may be bound where, in each case under this clause (ii), such default, event of default, decree or order could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(o)    Environmental Laws. Each Loan Party and Subsidiary: (i) is in compliance with all Environmental Laws applicable to its business, operations and the Properties, (ii) has obtained all Governmental Approvals which are required under Environmental Laws, and each such Governmental Approval is in full force and effect, and (iii) is in compliance with all terms and conditions of such Governmental Approvals, where with respect to each of the immediately preceding clauses (i) through (iii) the failure to obtain or to comply with could reasonably be expected to have a Material Adverse Effect. Except for any of the following matters that could not reasonably be expected to have a Material Adverse Effect, no Loan Party has any knowledge of, or has received notice of, any past, present, or pending releases, events, conditions, circumstances, activities, practices, incidents, facts, occurrences, actions, or plans that, with respect to any Loan Party or any Subsidiary, their respective businesses, operations or with respect to the Properties, may: (x) cause or contribute to an actual or alleged violation of or noncompliance with Environmental Laws, (y) cause or contribute to any other potential common-law or legal claim or other liability, or (z) cause any of the Properties to become subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law or require the filing or recording of any notice, approval or disclosure document under any Environmental Law and, with respect to the immediately preceding clauses (x) through (z) is based on or related to the on-site or off-site manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport, removal, clean up or handling, or the emission, discharge, release or threatened release of any wastes or Hazardous Material, or any other requirement under Environmental Law. There is no civil, criminal, or administrative action, suit, demand, claim, hearing, notice, or demand letter, mandate, order, lien, request, investigation, or proceeding pending or, to the Borrower’s knowledge, threatened, against the Borrower, any other Loan Party or any other Subsidiary relating in any way to Environmental Laws which reasonably could be expected to have a Material Adverse Effect. None of the Properties is listed on or proposed for listing on the National Priority List promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and its implementing regulations, or any state or local priority list promulgated pursuant to any analogous state or local law. To the Borrower’s knowledge, no Hazardous Materials generated at or transported from the Properties are or have been transported to, or disposed of at, any location that is listed or proposed for listing on the National Priority List or any analogous state or local priority list, or any other location that is or has been the subject of a clean-up, removal or remedial action pursuant to any Environmental Law, except to the extent that such transportation or disposal could not reasonably be expected to result in a Material Adverse Effect.
(p)    Investment Company. None of the Borrower, any other Loan Party or any Subsidiary is  an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
(q)    Margin Stock. None of the Borrower, any other Loan Party or any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.
(r)    Affiliate Transactions. Except as permitted by Section 10.10 or as otherwise set forth on Schedule 7.1(r), none of the Borrower or any other Loan Party is a party to or bound by any agreement or arrangement with any Affiliate.
(s)    Intellectual Property. Each of the Loan Parties owns or has the right to use, under valid license agreements or otherwise, all patents, licenses, franchises, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights, trade secrets and copyrights (collectively, “Intellectual Property”) necessary to the conduct of its businesses, without known conflict with any patent, license, franchise, trademark, trademark right, service mark, service mark right, trade secret, trade name, copyright, or other proprietary right of any other Person. All such Intellectual Property is fully protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filing or issuances. No material claim has been asserted by any Person with respect to the use of any such Intellectual Property by any Loan Party, or challenging or questioning the validity or effectiveness of any such Intellectual Property. The use of such Intellectual Property by the Borrower and the other Loan Parties does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liabilities on the part of the Borrower or any other Loan Party that could reasonably be expected to have a Material Adverse Effect.
(t)    Business. As of the Agreement Date, the Loan Parties are engaged in the business of, among other things, acquiring land and developing subdivisions, and/or constructing single family homes, together with other business activities incidental thereto.
(u)    Broker’s Fees. No broker’s or finder’s fee, commission or similar compensation will be payable with respect to the transactions contemplated hereby.
(v)    Accuracy and Completeness of Information. As of the Agreement Date, the Borrower has disclosed to the Administrative Agent, the Issuing Banks and the Lenders all agreements, instruments and corporate or other restrictions to which the Borrower, any other Loan Party or any other Subsidiary is subject, and all other matters known to them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No financial statement, material report, material certificate or other material information furnished in writing by the Borrower, any other Loan Party or any other Subsidiary to the Administrative Agent, the any Issuing Bank or any Lender in connection with the transactions contemplated by the Loan Documents and the negotiation of the Loan Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished), taken together as a whole, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statement therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, pro forma financial information, estimated financial information and other projected or estimated information, such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being recognized by the Lenders that projections are not to be viewed as facts and that the actual results during the period or periods covered by such projections may vary from such projections).

(w)    No Plan Assets; No Prohibited Transactions. None of the assets of the Borrower, any other Loan Party or any Subsidiary constitutes “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder. Assuming that no Lender funds any amount payable by it hereunder with “plan assets,” as that term is defined in 29 C.F.R. 2510.3-101, the execution, delivery and performance of this Agreement and the other Loan Documents, and the extensions of credit and repayment of amounts hereunder, do not and will not constitute “prohibited transactions” under ERISA or the Internal Revenue Code.
(x)    Anti-Corruption Laws; Sanctions; Anti-Terrorism Laws.
(i)    None of: (i) the Parent, the Borrower, any Subsidiary nor, to the Borrower’s knowledge or such Subsidiary’s, any of their respective directors, officers, employees or Affiliates; nor (ii) to the Borrower’s knowledge, any agent or representative of the Parent, the Borrower or any Subsidiary that is authorized to act on behalf of the Parent, the Borrower or any Subsidiary in connection with the Loan or that will benefit from the Loan: (A) is a Sanctioned Person or currently the subject or target of Sanctions; (B) has any assets located in a Sanctioned Country; (C) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons; (D) is under administrative, civil or criminal investigation for an alleged violation of, or received notice from or made a voluntary disclosure to any governmental entity regarding a possible violation of, Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions by a Governmental Authority that enforces Sanctions or any Anti-Corruption Laws or Anti-Money Laundering Laws; or (E) has taken any action, directly or indirectly, that violates any Sanctions, Anti-Corruption Laws or Anti-Money Laundering Laws.
(ii)    [Reserved.]
(iii)    [Reserved.]
(iv)    No proceeds of any Loan have been used, directly or indirectly, by the Parent, the Borrower, any of their respective Subsidiaries or any of their respective directors, officers, employees, agents or representatives: (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving, of money or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws; (ii) for the purpose of funding, financing or facilitating any activity, business or transaction of or with any Sanctioned Person, or of, with or in any Sanctioned Country, including, but not limited to, any payment (directly or indirectly) to a Sanctioned Person or a Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
(y)    Intentionally Omitted.
(z)    Beneficial Ownership Certification. As of the Effective Date, the information included in the Beneficial Ownership Certification most recently delivered to the Administrative Agent in respect of the Borrower is true and correct in all respects.

Section 7.2    Survival of Representations and Warranties, Etc.
All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Agreement Date, the Effective Date, the date on which any extension of the Revolving Loan Termination Date is effectuated pursuant to Section 2.14, the date on which any increase of the Revolving Commitments is effectuated pursuant to Section 2.17 and as of the date of the occurrence of each Credit Event described in clause (a) or (g) of the definition thereof, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted hereunder. All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents and the making of the Loans and the issuance of the Letters of Credit.
ARTICLE VIII
AFFIRMATIVE COVENANTS
For so long as this Agreement is in effect, the Loan Parties shall and, solely for purposes of Sections 8.1, 8.2, 8.4, 8.6, 8.7, 8.8, 8.13 and 8.17, the Loan Parties shall cause Parent to comply with the following covenants:
Section 8.1    Preservation of Existence and Similar Matters.
Except as otherwise permitted under Section 10.4, the Parent and the Loan Parties shall, and shall cause each Subsidiary to, preserve and maintain its respective existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation or formation and qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization and where the failure to be so authorized and qualified could reasonably be expected to have a Material Adverse Effect.

Section 8.2    Compliance with Applicable Law.
The Parent and the Loan Parties shall comply, and shall cause each Subsidiary to comply, and the Borrower shall use, and shall cause each other Loan Party and each Subsidiary to use, commercially reasonable efforts to cause all other Persons occupying, using or present on the Properties to comply, with all Applicable Law (including, without limitation, Anti-Corruption Laws, Sanctions, the Patriot Act, and ERISA), including the obtaining of all Governmental Approvals, the failure with which to comply could reasonably be expected to have a Material Adverse Effect. Without limiting the foregoing, the Borrower shall comply with all material requirements for the ownership and operation of the Borrowing Base Properties and the Improvements, including, without limitation, all covenants, conditions or restrictions, and all statutes, laws, rules, regulations ordinances, and other governmental requirements applicable to the Borrower, the Borrowing Base Properties, the Improvements, or all or any of them.
Section 8.3    Maintenance of Property.
In addition to the requirements of any of the other Loan Documents, the Loan Parties shall protect and preserve all of their respective material properties, including, but not limited to, all Intellectual Property necessary to the conduct of their respective business, and maintain in good repair, working order and condition all tangible properties, ordinary wear and tear excepted.
Section 8.4    Conduct of Business.
The Parent and the Loan Parties shall, and shall cause each Subsidiary to, carry on their respective businesses as described in Section 7.1(t) and not enter into any line of business not (i) otherwise engaged in by such Person as of the Agreement Date or (ii) ancillary to, complementary to, synergistic with or a reasonable extension of the line of business engaged in by such Person as of the Agreement Date, in each case without the Administrative Agent’s prior written consent.
Section 8.5    Insurance.
In addition to the requirements of any of the other Loan Documents, the Loan Parties shall maintain insurance (on a replacement cost basis) with financially sound and reputable insurance companies against such risks and in such amounts as is customarily maintained by Persons engaged in similar businesses or as may be required by Applicable Law. The Loan Parties shall from time to time deliver to the Administrative Agent upon reasonable request a detailed list, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby. Such insurance shall, in any event, include all of the following (capitalized terms used in this Section shall have the same meaning as such terms are commonly and presently defined in the insurance industry):
(a)    insurance against loss to such Properties on an “all risk” policy form, covering insurance risks no less broad than those covered under a Special Multi Peril (SMP) policy form, which contains a Commercial ISO “Causes of Loss-Special Form,” in the then current form, in amounts equal to the full replacement cost of the Properties including fixtures and equipment, the Borrower’s interest in leasehold improvements, and the cost of debris removal, and with deductibles of not more than $25,000, except that any deductibles for any insurance covering damage by windstorm may be in amounts up to 5% of the value of the Property insured;

(b)    [Intentionally omitted];
(c)    during the making of any alterations or improvements to a Property, carry or cause to be carried a Builders All Risk/Special Form (Reporting Form)Hazard Insurance policy, including without limitation, theft coverage and such other coverages and endorsements, insuring the Administrative Agent against damage to the Borrowing Base Property in an amount acceptable to the Administrative Agent; and
(d)    insurance against loss or damage by flood or mud slide in compliance with all Applicable Laws, including the Flood Disaster Protection Act of 1973, as amended from time to time, if the Properties are now, or at any time while the Obligations or any portion thereof remains unpaid shall be, situated in any area which an appropriate Governmental Authority designates as a special flood hazard area, in amounts equal to the full replacement value of all above grade structures on the Properties, or as such lesser amounts as may be available under Federal flood insurance programs.
Section 8.6    Payment of Taxes and Claims.
The Parent and the Loan Parties shall, and shall cause each other Loan Party and each Subsidiary to, pay and discharge when due (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) all lawful claims of contractors, surveyors, engineers, architects, materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, would be reasonably expected to become a Lien on any properties of such Person, except, in the case of clause (a) to the extent the failure to pay or discharge would not reasonably be expected to have a Material Adverse Effect; provided, however, that this Section shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested diligently and in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate reserves have been established on the books of such Person in accordance with GAAP; provided further, however, if any such tax, assessment, charge, levy or claim which is being contested is of a Lien relating to a Borrowing Base Property, then such right to contest is subject to: (i) the Borrower pursuing such contest diligently and in good faith by appropriate proceedings which operate to suspend the collection thereof, (ii) no part of or interest in the applicable Borrowing Base Property being in danger of being immediately sold, forfeited, terminated, canceled or lost, and (iii) either (1) the Borrower having the claim of Lien bonded off, (2) the Borrower having deposited with the Administrative Agent any funds or other forms of assurance which the Administrative Agent reasonably and in good faith determines from time to time appropriate to protect the Administrative Agent from the consequences of the contest being unsuccessful or (3) the Borrower having provided to the Administrative Agent evidence satisfactory to the Administrative Agent that the claim of Lien was paid under protest pursuant to the procedures of the applicable Governmental Authority.

Section 8.7    Books and Records; Inspections.
The Parent and the Loan Parties shall, and shall cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities. The Loan Parties shall, and shall cause each Subsidiary to, permit representatives of the Administrative Agent or any Lender to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with members of senior management, all at such reasonable times during business hours and as often as may reasonably be requested and so long as no Event of Default exists, with reasonable prior notice. The Borrower shall be obligated to reimburse the Administrative Agent for its costs and expenses incurred in connection with the exercise of its rights under this Section; provided, however, that unless an Event of Default has occurred and is in existence, the Borrower shall only be obligated to reimburse the Administrative Agent for such costs and expenses one (1) time per year; provided, further, that if an Event of Default has occurred and is in existence the Borrower shall be obligated to reimburse each Lender for its costs and expenses incurred in connection with the exercise of its rights under this Section.
Section 8.8    Use of Proceeds; Sanctions.
(a)    The Loan Parties will use the proceeds of Loans only (a) for acquisition, pre-development and development costs incurred in connection with Properties and the construction of Housing Units; (b) to finance capital expenditures of the Loan Parties; (c) to provide for the general working capital needs of the Loan Parties and for other general corporate purposes, and (d) to refinance any amounts or letters of credit outstanding under the Existing Credit Agreement. The Borrower shall only use Letters of Credit for the same purposes for which it may use the proceeds of Loans. No part of the proceeds of any of the Loans or Letters of Credit shall be used for purchasing or carrying margin stock (within the meaning of Regulation T, U or X of the Federal Reserve Board) or for any purpose which violates the provisions of Regulation T, U or X of the Federal Reserve Board. If requested by the Administrative Agent or any Lender (through the Administrative Agent), the Borrower shall promptly furnish to the Administrative Agent and each requesting Lender a statement in conformity with the requirements of Form G-3 or Form U-1, as applicable, under Regulation U of the Federal Reserve Board.
(b)    The Parent and the Loan Parties shall not use, and shall ensure that the Parent’s Subsidiaries and Controlled Affiliates, and each of their respective directors, officers, employees, agents and representatives that is authorized to act on behalf of the Parent and the Parent’s Subsidiaries in connection with the Loans, shall not use, the proceeds of any Loan or Letter of Credit, directly or indirectly: (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws; (b) for the purpose of funding, financing or facilitating any activity, business or transaction of or with any Sanctioned Person, or of, with or in any Sanctioned Country; or (iii) in any manner that would violate any Sanctions applicable to any party hereto.

Section 8.9    Environmental Matters.
(a)    The Loan Parties shall comply, and shall cause each Subsidiary to comply with all Environmental Laws in all material respects. The Borrower shall, and shall cause each other Loan Party and each Subsidiary to, promptly take all actions and pay or arrange to pay all costs necessary for it and for the Properties to comply in all material respects with all Environmental Laws and all Governmental Approvals, including actions to remove and dispose of all Hazardous Materials as necessary to comply with Environmental Law and to clean up the Properties as otherwise required under Environmental Laws. The Loan Parties shall promptly take all actions necessary to prevent the imposition of any Liens on any of their respective properties arising out of or related to any Environmental Laws. Nothing in this Section shall impose any obligation or liability whatsoever on the Administrative Agent or any Lender.
(b)    Should any Borrowing Base Property contain Hazardous Materials of any quantity unacceptable to the Administrative Agent or the Requisite Lenders, the Administrative Agent and the Requisite Lenders reserve the right, to elect not to have such Borrowing Base Property included in the Borrowing Base.
Section 8.10    Further Assurances.
At the Borrower’s cost and expense and upon reasonable request of the Administrative Agent, the Loan Parties shall duly execute and deliver or cause to be duly executed and delivered, to the Administrative Agent such further instruments, documents and certificates, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Administrative Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.
Section 8.11    Material Contracts.
The Loan Parties shall, and shall cause each other Loan Party and each Subsidiary to duly and punctually perform and comply with any and all material representations, warranties, covenants and agreements expressed as binding upon any such Person under any Material Contract. The Loan Parties shall not, and shall not permit any Subsidiary to do or knowingly permit to be done anything to impair materially the value of any of the Material Contracts.
Section 8.12    Statements and Projections of the Loan Parties.
All financial projections and other forward-looking statements prepared by the Loan Parties or any Subsidiary that may hereafter be made available to the Administrative Agent or any Lender will be prepared in good faith based on reasonable assumptions. No document to be furnished or written statement to be made to the Administrative Agent or any Lender in connection with the negotiation, preparation or execution of, or pursuant to, this Agreement or any of the other Loan Documents will contain any untrue statement of a material fact, or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

Section 8.13    Exchange Listing.
Parent shall maintain at least one class of capital stock of Parent having trading privileges on, or which is subject to price quotations on, the New York Stock Exchange, NASDAQ or such other “national securities exchange” (as such term is defined under the Exchange Act) approved in writing by Requisite Lenders.
Section 8.14    Additional Borrowers.
On or before the earliest to occur of (i) the date that is thirty (30) days after the date any Person becoming a Subsidiary (other than Excluded Subsidiary) or (ii) the date that any Person contributes any assets constituting Borrowing Base Property (in each case, or such later date as the Administrative Agent shall agree in its reasonable discretion), the Borrower shall deliver to the Administrative Agent each of the following in form and substance satisfactory to the Administrative Agent: (a) a Joinder Agreement executed by such Subsidiary causing such Subsidiary to become a Borrower and to join in the Loan Documents, and (b) the items that would have been delivered under subsections (v) through (ix) and (xxii) of Section 6.1(a) and under Section 6.1(g) if such Subsidiary had been a Borrower on the Agreement Date. The foregoing requirements of this Section 8.14 shall be satisfied prior to any assets owned by such Subsidiary being included in the Borrowing Base.
Section 8.15    Intentionally Omitted.
Section 8.16    Beneficial Ownership.
The Loan Parties shall promptly (a) notify the Administrative Agent of any change in the information provided in the Beneficial Ownership Certification then most recently delivered to the Administrative Agent that would result in a change to the list of beneficial owners identified in such certification (or, if applicable, the Borrower ceasing to fall within an express exclusion to the definition of “legal entity customer” under the Beneficial Ownership Regulation) and (b) promptly upon the reasonable request of the Administrative Agent or any Lender, provide to the Administrative Agent or directly to such Lender, as the case may be, any information or documentation reasonably requested by it for purposes of complying with the Beneficial Ownership Regulation. Notwithstanding anything herein to the contrary, any form or other information filed or furnished by or on behalf of any Loan Party with the SEC detailing any change in beneficial ownership and including information otherwise required by this Section 8.16, shall satisfy the requirements of clause (a) of this Section 8.16, so long as Borrower has provided Administrative Agent written notice of such filing.
Section 8.17    Public Corporation Parent.
(a)    Parent assets shall, at all times, consist solely of Equity Interests in Smith Douglas Holdings (provided, that Parent may (A) have cash and other assets (x) of nominal value incidental to its ownership of such Equity Interests or (y) arising from distributions made in accordance with the definition of “Permitted Distributions,” (B) maintain assets on a temporary or pass-through basis that are held for subsequent payment of dividends or other distributions or for contribution to any Subsidiary, in each case, not otherwise prohibited by this Agreement, and (C) have contract rights related to Parent’s status as a public company); and

(b)    Parent shall not have any liabilities other than liabilities that would be reflected in consolidated financial statements of Smith Douglas Holdings (provided, that Parent may have (A) other liabilities incidental to its status as a publicly traded entity and not constituting liabilities in respect of Indebtedness for borrowed money, including liabilities associated with employment contracts, employee benefit matters, indemnification obligations pursuant to purchase and sale agreements, and other legacy liabilities arising pursuant to contracts entered into in the ordinary course of business prior to (and not in contemplation of) the initial public offering of Parent and (B) other immaterial obligations, immaterial intercompany obligations or other intercompany obligations owing by Parent to Smith Douglas Holdings or any Subsidiary of Smith Douglas Holdings).
(c)    Within ten (10) Business Days of the occurrence of a Parent Guaranty Trigger (or such later date as the Administrative Agent may reasonably agree in writing), Parent shall execute and deliver to Administrative Agent (i) the Parent Guaranty, (ii) the items that would have been delivered by Parent under subsections (v) through (ix) of Section 6.1(a) and under Section 6.1(g) if Parent had been a Loan Party on the Agreement Date, and (iii) such other documents, agreements and instruments as the Administrative Agent may reasonably request. Notwithstanding the foregoing, the Parent Guaranty shall be released upon satisfaction of the following conditions: (i) Borrower and Parent shall have delivered written notice to Administrative Agent certifying that a Parent Guaranty Trigger no longer exists, (ii) upon Administrative Agent’s reasonable written request, Borrower and Parent shall have delivered documents evidencing that a Parent Guaranty Trigger no longer exists, and (iii) Administrative Agent shall have acknowledged in writing the Borrower's and Parent's satisfaction of the conditions set forth in the preceding clauses (i) and (ii).
(d)    Notwithstanding anything in this Agreement to the contrary, nothing in this Section 8.17 shall prohibit, limit or restrict (a) the issuance of any Convertible Indebtedness by the Parent, (b) the entry into any Permitted Warrant Transaction by the Parent, (c) the entry into any Permitted Bond Hedge Transaction by the Parent, or (d) the performance by the Parent of its obligations under any Convertible Debt, any Permitted Warrant Transaction or any Permitted Bond Hedge Transaction (any transaction described in clauses (a) through (d), a “Permitted Convertible Debt Transaction”).
ARTICLE IX
INFORMATION
For so long as this Agreement is in effect, the Borrower shall furnish, or shall cause to be furnished, to the Administrative Agent for distribution to each of the Lenders:
Section 9.1    Quarterly Financial Statements.
Within forty-five (45) days after the end of each of the first, second and third fiscal quarters of the Borrower), the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such period and the related unaudited consolidated statements of operations, stockholders’ equity and cash flows of the Borrower and its Subsidiaries for such period, setting forth in each case in comparative form the figures as of the end of and for the corresponding periods of the previous fiscal year, all of which shall be certified by a Responsible Officer, in his or her opinion, to present fairly, in accordance with GAAP and in all material respects, the consolidated financial position of the Borrower and its Subsidiaries as at the date thereof and the results of operations for such period

(subject to normal year-end audit adjustments and the absence of footnotes). Notwithstanding the foregoing, the obligations in this Section 9.1 may be satisfied by the delivery of Parent’s 10-Q, filed with the SEC, within the time periods specified herein and to the extent such quarterly reports satisfy the requirements of this Section 9.1; provided that, except at any time the Parent Guaranty is in effect, such financial statements shall be accompanied by unaudited consolidating information that explains in reasonable detail the differences between the information relating to Parent (or Parent and its consolidated Subsidiaries), on the one hand, and the information relating to the Borrower (or Borrower and its consolidated Subsidiaries), on the other hand, which unaudited consolidating information shall be certified by a Responsible Officer of the Borrower as having been fairly presented in all material respects.
Section 9.2    Year-End Statements.
Within ninety (90) days after the end of each fiscal year of the Borrower), the audited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related audited consolidated statements of operations, stockholders’ equity and cash flows of the Borrower and its Subsidiaries for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, all of which shall be (a) certified by a Responsible Officer, in his or her opinion, to present fairly, in accordance with GAAP and in all material respects, the consolidated financial position of the Borrower and its Subsidiaries as at the date thereof and the results of operations for such period and (b) accompanied by the report thereon of Ernst & Young or any other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, whose report shall not be subject to (i) any ‘going concern” or like qualification or exception or (ii) any qualification or exception as to the scope of such audit (other than any such exception, qualification or explanatory paragraph that is with respect to, or resulting from, (i) an upcoming maturity date under this Agreement or other Indebtedness incurred in compliance with this Agreement, (ii) any actual or potential inability to satisfy a financial maintenance covenant, including those set forth in this Agreement, on a future date or in a future period, or (iii) any “emphasis of matter” paragraph). Notwithstanding the foregoing, the obligations in this Section 9.2 may be satisfied by the delivery of Parent’s 10-K, filed with the SEC, within the time periods specified herein and to the extent such annual reports satisfy the requirements of this Section 9.2.
Section 9.3    Compliance Certificate.
At the time the financial statements are furnished or filed pursuant to Sections 9.1 and 9.2, a certificate substantially in the form of Exhibit N (a “Compliance Certificate”) executed on behalf of the Borrower by a Responsible Officer acceptable to the Administrative Agent (a) setting forth in reasonable detail as of the end of such fiscal quarter or fiscal year, as the case may be, the calculations required to establish whether the Borrower was in compliance with the covenants contained in Section 10.1; and (b) stating that no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred and the steps being taken by the applicable Loan Party with respect to such event, condition or failure.

Section 9.4    Other Information.
The Borrower shall deliver to the Administrative Agent:
(a)    [intentionally omitted];
(b)    if any Loan Party is or becomes a reporting company, within ten (10) Business Days of the filing thereof, copies of all registration statements (excluding the exhibits thereto (unless requested by the Administrative Agent) and any registration statements on Form S-8 or its equivalent), reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and all other periodic reports which any Loan Party or any Subsidiary shall file with the SEC or any national securities exchange;
(c)    (i) promptly upon the mailing thereof to the shareholders or members of Parent generally, copies of all financial statements, reports and proxy statements so mailed and (ii) promptly upon the issuance thereof, but in any event within ten (10) Business Days, copies of all press releases issued by the Parent Borrower, any Subsidiary or any other Loan Party;
(d)    within twenty (20) days after the end of each calendar month, a Borrowing Base Certificate setting forth the information to be contained therein, as of the last day of such month;
(e)    [intentionally omitted];
(f)    [intentionally omitted].
(g)    if any Termination Event shall occur that individually, or together with any other Termination Event that has occurred, could reasonably be expected to have a Material Adverse Effect, a certificate of a Responsible Officer, within ten (10) Business Days of the occurrence of such Termination Event, setting forth details as to such occurrence and the action, if any, which the Borrower or ERISA Affiliate is required or proposes to take;
(h)    to the extent any Responsible Officer of any Borrower is aware of the same, prompt notice, but in any event within ten (10) Business Days, of the commencement of any proceeding or investigation by or before any Governmental Authority and any action or proceeding in any court or other tribunal or before any arbitrator against or in any other way relating to, or affecting, any Loan Party or any of their respective properties, assets or businesses which could reasonably be expected to have a Material Adverse Effect;
(i)    prompt notice, but in any event within ten (10) Business Days, of the receipt of notice that any United States income tax returns of any Loan Party or any Subsidiary are being audited;
(j)    a copy of any amendment to the certificate or articles of incorporation or formation, bylaws, partnership agreement or other similar organizational documents of the Borrower or any other Loan Party within ten (10) Business Days after the later of (1) full execution thereof or (2) the effectiveness thereof;
(k)    prompt notice, but in any event within five (5) Business Days, of the occurrence of any event which has had, or could reasonably be expected to have, a Material Adverse Effect;

(l)    prompt notice, but in any event within five (5) Business Days, of a Default or Event of Default under any Material Contract to which any such Person is a party or by which any such Person or any of its respective properties may be bound;
(m)    prompt notice, but in any event within ten (10) Business Days, of entering into any Material Contract or Specified Derivatives Contract after the Agreement Date, and a copy of such contract;
(n)    prompt notice, but in any event within ten (10) Business Days, of any order, judgment or decree (not covered by insurance) in excess of $500,000 in the aggregate having been entered against any Loan Party or any of their respective properties or assets;
(o)    within ten (10) Business Days after receipt thereof, any written notification of, or inquiry as to, an alleged material violation of any Applicable Law which has been received by any Loan Party from any Governmental Authority, which material violation could reasonably be expected to have a Material Adverse Effect;
(p)    prompt notice, but in any event within thirty (30) days, of the acquisition, incorporation or other creation of any Subsidiary, the purpose for such Subsidiary that is not an Excluded Subsidiary and the nature of the assets and liabilities thereof;
(q)    promptly upon the request of the Administrative Agent, but in any event within ten (10) Business Days of such request, evidence of the Borrower’s calculation of the Ownership Share with respect to a Subsidiary or an Unconsolidated Affiliate, such evidence to be in form and detail reasonably satisfactory to the Administrative Agent;
(r)    if applicable, promptly (but in any event within ten (10) Business Days after the Borrower obtains knowledge thereof), upon any change in the Borrower’s Credit Rating, a certificate stating that the Borrower’s Credit Rating has changed and the new Credit Rating that is in effect;
(s)    promptly (but in any event within ten (10) Business Days), upon each request, such information identifying the Loan Parties as a Lender may request in order to comply with applicable “know your customer” and Anti-Money Laundering Laws, including without limitation, the Patriot Act and the Beneficial Ownership Regulation;
(t)    Promptly, and in any event within five (5) Business Days after a Responsible Officer of the Borrower obtains knowledge thereof, written notice of the occurrence of any of the following: (i) the Parent, the Borrower, any Loan Party or any Subsidiary shall receive notice that any violation of or noncompliance with any Environmental Law has been committed or is threatened in writing; (ii) the Parent, the Borrower, any Loan Party or any Subsidiary shall receive notice that any administrative or judicial complaint, order or petition has been filed or other proceeding has been initiated, or is about to be filed or initiated against any such Person alleging any violation of or noncompliance with any Environmental Law or requiring any such Person to take any action in connection with the release or threatened release of Hazardous Materials; (iii)  the Parent, the Borrower, any Loan Party or any Subsidiary shall receive any notice from a Governmental Authority or private party alleging that any such Person may be liable or responsible for any costs associated with a response to, or remediation or cleanup of, a release or threatened release of Hazardous Materials or any damages caused thereby; or (iv) the Parent, the Borrower, any Loan

Party or any Subsidiary shall receive notice of any other fact, circumstance or condition that could reasonably be expected to form the basis of an Environmental Claim, and the matters covered by notices referred to in any of the immediately preceding clauses (i) through (iv), whether individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;
(u)    promptly upon the request of the Administrative Agent (but in any event within ten (10) Business Days), the Derivatives Value in respect of any Specified Derivatives Contract from time to time outstanding;
(v)    [intentionally omitted];
(w)    [intentionally omitted];
(x)    prompt notice, but in any event within five (5) Business Days, of the taking or threatened taking by any seller or other party under any Profit and Participation Agreement of an enforcement action against any Property or the Borrower; and
(y)    from time to time and promptly upon each request, such data, certificates, reports, statements, documents or further information regarding any Property or the business, assets, liabilities, financial condition or results of operations of the Parent, the Borrower, any of the Subsidiaries, or any other Loan Party which is in the possession or control of any Loan Party as, in each instance, the Administrative Agent may reasonably request.
Notwithstanding anything herein to the contrary, the delivery or other disclosure of any of the documents or information required to be delivered or disclosed in this Section 9.4 on Form 8-K (or any similar form) filed with the SEC by the Parent shall satisfy the requirements of this Section 9.4 to the extent such filing is made within the time periods required by the applicable clause of this Section 9.4.
Section 9.5    Electronic Delivery of Certain Information.
(a)    Documents required to be delivered pursuant to the Loan Documents may be delivered by electronic communication and delivery, including, the Internet, e-mail or intranet websites to which the Administrative Agent and each Lender have access (including a commercial, third-party website or a website sponsored or hosted by the Administrative Agent or the Borrower) provided that the foregoing shall not apply to (i) notices to any Lender (or any Issuing Bank) pursuant to Article II and (ii) any Lender that has notified the Administrative Agent and the Borrower that it cannot or does not want to receive electronic communications. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic delivery pursuant to procedures approved by it for all or particular notices or communications. Documents or notices delivered electronically shall be deemed to have been delivered twenty four (24) hours after the date and time on which the Administrative Agent or the Borrower posts such documents or the documents become available on a commercial website, and the Administrative Agent or the Borrower notifies each Lender of said posting and provides a link thereto provided if such notice or other communication is not sent or posted during the normal business hours of the recipient, said posting date and time shall be deemed to have commenced as of 11:00 a.m. Central time on the opening of business on the next Business Day for the recipient. Notwithstanding anything contained herein, the Borrower shall deliver paper copies of any documents to the Administrative Agent or to any Lender that requests such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents delivered electronically, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery. Each Lender shall be solely responsible for requesting delivery to it of paper copies and maintaining its paper or electronic documents.
(b)    Documents required to be delivered pursuant to Article II may be delivered electronically to a website provided for such purpose by the Administrative Agent pursuant to the procedures provided to the Borrower by the Administrative Agent or by e-mail; provided that the Borrower shall use commercially reasonable efforts to notify the Administrative Agent (by facsimile or e-mail) of the posting of any such documents and provide to the Administrative Agent by e-mail electronic versions of such documents.
(c)    Documents required to be delivered pursuant to this Article IX (to the extent any such documents are included in materials otherwise filed with the SEC) shall be deemed to have been delivered on the date (i) on which Parent posts such documents, or provides a link thereto on Parent’s website on the Internet, or (ii) on which such documents are posted on Parent’s behalf on an Internet or intranet website, including the SEC’s website, to which each Lender and the Administrative Agent have access; provided that the Borrower shall use commercially reasonable efforts to notify the Administrative Agent (by facsimile or e-mail) of the posting of any such documents and provide to the Administrative Agent by e-mail electronic versions of or electronic links to such documents.
Section 9.6    Public/Private Information.
The Borrower shall reasonably cooperate with the Administrative Agent in connection with the publication of certain materials and/or information provided by or on behalf of the Borrower. Documents required to be delivered pursuant to the Loan Documents shall be delivered by or on behalf of the Borrower to the Administrative Agent and the Lenders (collectively, “Information Materials”) pursuant to this Article and the Borrower shall use commercially reasonable efforts to designate Information Materials that are either available to the public or not material with respect to the Borrower and its Subsidiaries or any of their respective securities for purposes of United States federal and state securities laws, as “Public Information”. Any Information Materials not marked as “Public Information” shall be deemed to contain material non-public information (within the meaning of United States federal and state securities laws) and shall not be suitable for posting or sharing in any platform or forum that any lender that has personnel that does not wish to receive material non-public information with respect to Parent or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities can access.
Notwithstanding anything to the contrary in this Agreement, neither the Parent, the Borrower nor any Subsidiary will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Applicable Law or any binding agreement or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product.

Each of the Administrative Agent and the Lenders acknowledges that (i) the Information Materials may include material non-public information concerning Parent or any of its Subsidiaries, (ii) it has developed compliance procedures regarding the use of material non-public information and (iii) it will handle such material non-public information in accordance with Applicable Law, including United States federal and state securities Laws.
Section 9.7    USA Patriot Act Notice; Compliance.
Federal law and regulations (including, without limitation, the Patriot Act) require financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, a Lender (for itself and/or as agent for all Lenders hereunder) may from time-to-time request, and the Borrower shall, and shall cause the other Loan Parties to, provide promptly upon any such request to such Lender, such Loan Party’s name, address, tax identification number and/or such other identification information as shall be necessary for such Lender to comply with federal law. An “account” for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.
ARTICLE X
NEGATIVE COVENANTS
For so long as this Agreement is in effect, the Loan Parties shall and, solely for purposes of Section 10.2, 10.3, 10.4, 10.5 and 10.9, the Loan Parties shall cause Parent to comply with the following covenants:
Section 10.1    Financial Covenants.
(a)    Minimum Tangible Net Worth. The Borrower shall not permit the Tangible Net Worth at any time to be less than (as measured by and based on the most recent month end financials of the Borrower) the sum of (i) $286,077,750.00, (ii) thirty-two and one-half percent (32.5%) of positive pre-tax income earned in any fiscal quarter after March 31, 2025, and (iii) fifty percent (50%) of new equity proceeds of the Parent and its Subsidiaries at any time after March 31, 2025.
(b)    Maintenance of Leverage Ratio. The Borrower shall not permit the Leverage Ratio (as determined as of the last day of each fiscal quarter) of the Borrower to be greater than sixty percent (60%).

(c)    Ratio of EBITDA to Interest Incurred. The Borrower shall not permit, as of the last day of any fiscal quarter, the ratio of (i) EBITDA of the Borrower and its Subsidiaries on a consolidated basis for the period of four consecutive fiscal quarters ending on the last day of such fiscal quarter to (ii) Interest Incurred of the Borrower and its Subsidiaries on a consolidated basis for such period of four consecutive fiscal quarters, to be less than 2.00 to 1.00.
(d)    Minimum Liquidity. The Borrower shall maintain Liquidity of not less than $15,000,000.00 at all times (as measured by and based on the most recent month end financials of the Borrower) in the aggregate.
(e)    Permitted Investments. The Loan Parties shall not, and shall not permit any Subsidiary to, make an Investment in any Person, except for Permitted Investments.
(f)    Dividends and Other Restricted Payments. The Loan Parties shall not, and shall not permit any Subsidiary to, declare or make any Restricted Payment other than Permitted Distributions.
(g)    Land Components. The Land Value of the Loan Parties shall not exceed, as of the end of any fiscal quarter, seventy-five percent (75%) of Tangible Net Worth.
(h)    Housing Inventory. The Borrower shall not, and shall not permit any Loan Party or Subsidiary to, permit the aggregate number of Speculative Housing Units and Model Housing Units included in the Borrowing Base, as at the end of any fiscal quarter, to exceed the lesser of (i) the number of Housing Unit Closings occurring during the period of twelve (12) months ending on the last day of such fiscal quarter multiplied by fifty percent (50%) and (ii) the number of Housing Unit Closings occurring during the period of six (6) months ending on the last day of such fiscal quarter, on an annualized basis, multiplied by fifty percent (50%).
Notwithstanding anything to the contrary contained in this Agreement and the other Loan Documents, at all times the Parent Guaranty is in effect, the financial covenants set forth in this Section 10.1 shall be calculated and based on the consolidated financial position of the Parent and its Subsidiaries, and all references to “Borrower” in this Section 10.1 and the definitions used therein shall be deemed to be references to Parent.
Section 10.2    Negative Pledge.
The Parent and the Borrower shall not, and shall not permit any Subsidiary to, (a) create, assume, incur, permit or suffer to exist any Lien on any Borrowing Base Property (except for Permitted Liens (excluding Permitted Liens under clauses (h) and (i) of the definition thereof)) or any ownership interest of any Borrower in any Person owning any Borrowing Base Property, now owned or hereafter acquired, or (b) permit any Borrowing Base Property or any ownership interest of any Borrower or in any Person owning any Borrowing Base Property to be subject to a Negative Pledge. Without in any way limited the foregoing, the Parent and the Borrower shall not, and shall not permit any other Loan Party or Subsidiary to create assume, incur, permit or suffer to exist any Lien on any Property to secure any Permitted Convertible Debt Transaction entered into by the Parent.

Section 10.3    Restrictions on Intercompany Transfers.
The Parent and the Loan Parties shall not, and shall not permit any Subsidiary (other than an Excluded Subsidiary) to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to: (a) pay dividends or make any other distribution on any of such Subsidiary’s capital stock or other Equity Interests owned by any Loan Party or any Subsidiary; (b) pay any Indebtedness owed to any Loan Party or Subsidiary; (c) make loans or advances to any Loan Party or Subsidiary; or (d) transfer any of its property or assets to any Loan Party or Subsidiary; other than (i) with respect to clauses (a) through (d) those encumbrances or restrictions contained in any Loan Document, or (ii) with respect to clause (d), customary provisions restricting assignment of any agreement entered into by any Loan Party or Subsidiary in the ordinary course of business.
Section 10.4    Merger, Division, Consolidation, Sales of Assets and Other Arrangements.
The Parent and the Loan Parties shall not, and shall not permit any Subsidiary to, (a) enter into any transaction of merger, division or consolidation; (b) liquidate, windup or dissolve itself (or suffer any liquidation or dissolution); or (c) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, any of its assets, or the capital stock of or other Equity Interests in any Loan Party or Subsidiary (other than an Excluded Subsidiary), whether now owned or hereafter acquired; provided, however, that:
(i)    (x) a Borrower (other than Smith Douglas Holdings) or any Subsidiary may merge with a Subsidiary, so long as, a Borrower is party to such merger, such Borrower must be the survivor and (y) Smith Douglas Holdings may merge with any Borrower so long as Smith Douglas Holdings is the survivor of such merger;
(ii)    any Subsidiary (other than the Borrower) may sell, transfer or dispose of its assets to a Borrower; and
(iii)    the Borrower and any Subsidiary may sell, transfer or dispose of its assets in the ordinary course of business; provided, however, (1) the Borrower shall be in compliance with Section 10.1 and no Event of Default shall exist and be continuing or will exist after giving effect to such sale, transfer or disposition, and (2) such sale, transfer or disposition shall not constitute the sale, transfer or disposition of all or any substantial part of the Borrower’s and Subsidiaries’ assets.
Section 10.5    Subordinated Debt Prepayments; Amendments.
    The Parent and the Loan Parties shall not, and shall not permit any Subsidiary to, pay any principal of, or accrued interest on, any Subordinated Debt or otherwise make any voluntary or optional payment with respect to any principal of, or accrued interest on, any Subordinated Debt or otherwise redeem or acquire for value any Subordinated Debt; provided, however, so long as no Default or Event of Default exists or would exist therefrom, (i) any Loan Party may make scheduled payments of interest due with respect to the Subordinated Debt and (ii) any Loan Party may make principal payments on the Subordinated Debt if the Borrower delivers to the Administrative Agent a compliance certificate that indicates that the Borrower shall be in compliance with the covenants under Sections 10.1(a)-(d) on a pro forma basis after giving effect to any such payment. Further, the Parent and the Loan Parties shall not, and shall not permit any Subsidiary to, amend or modify, or permit the amendment or modification of, any agreement or instrument evidencing any Subordinated Debt where such amendment or modification provides for the following or which has any of the following effects:
(a)    increases the rate of interest accruing on such Subordinated Debt;
(b)    increases the amount of any scheduled installment of principal or interest, or shortens the date on which any such installment or principal or interest becomes due;
(c)    shortens the final maturity date of such Subordinated Debt;
(d)    increases the principal amount of such Subordinated Debt;
(e)    amends any financial or other covenant contained in any document or instrument evidencing any Subordinated Debt in a manner which is more onerous to the Borrower or such Subsidiary or which requires the Borrower or such Subsidiary to improve its financial performance;
(f)    provides for the payment of additional fees or the increase in existing fees; and/or
(g)    otherwise could reasonably be expected to be adverse to the interests of the Administrative Agent or the Lenders in any material respect.
Section 10.6    Permitted Indebtedness.
The Loan Parties shall not, and shall not permit any Subsidiary to, create, incur, become liable for or suffer to exist any Indebtedness, except:
(a)    The Obligations;
(b)    Subordinated Debt;
(c)    Indebtedness described on Schedule 7.1(g);
(d)    Other unsecured and secured Indebtedness (collectively, the “Other Indebtedness”); provided that (i) the principal amount outstanding of such Other Indebtedness shall not exceed ten percent (10.0%) of Tangible Net Worth in the aggregate at any time, (ii) such Other Indebtedness contains events of default that are no more favorable to the lender or other holder of such Other Indebtedness than the Events of Default contained in this Agreement; (iii) such Other Indebtedness contains financial covenants in the documents evidencing such other Indebtedness that are no more restrictive than the covenants contained in this Agreement, as determined by the Administrative Agent in its sole discretion, (iv) such Other Indebtedness, if secured, is secured by property other than any Borrowing Base Property, (v) the Fair Market Value of such property that secures such Other Indebtedness, if any, shall be no greater than two (2) times the amount of such Other Indebtedness in the aggregate, determined at the time of the incurrence thereof, and (vi) at the time of and immediately after giving effect to the incurrence of such Other Indebtedness, the Borrower is in compliance with the financial covenants set forth in this Agreement on a pro forma basis, as evidenced by delivery to the Administrative Agent of a Compliance Certificate;
(e)    Derivatives Contracts permitted by Section 10.12 of this Agreement;

(f)    Performance bonds, maintenance bonds, completion bonds, other bonds customarily used by the Borrower in its trade or business, surety and appeal bonds, guarantees of performance and guarantees of Indebtedness of a special district entered into in the ordinary course of business (in each case other than for an obligation for money borrowed);
(g)    Trade accounts payable and accrued expenses arising or occurring in the ordinary course of business not more than thirty (30) days past due;
(h)    Indebtedness with respect to Letters of Credit;
(i)    Development completion guarantees under landbank arrangements;
(j)    Indebtedness of one Loan Party owed to another Loan Party;
(k)    Indebtedness consisting of Taxes payable, and obligations in respect of customer deposits, all to the extent incurred in the ordinary course of the Borrower’s or any Subsidiary’s business;
(l)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five (5) Business Days of incurrence;
(m)    Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business; and
(n)    Indebtedness secured by Liens on aircrafts, vehicles or equipment of any non-Loan Party Subsidiary granted in the ordinary course of business.
Section 10.7    Plans.
The Loan Parties shall not, and shall not permit any Subsidiary to, permit any of its respective assets to become or be deemed to be “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder. The Borrower shall not cause or permit to occur, and shall not permit any other ERISA Affiliate to cause or permit to occur, any Termination Event if such Termination Event could reasonably be expected to have a Material Adverse Effect.
Section 10.8    Fiscal Year; Line of Business; Accounting Practices.
The Loan Parties shall not, and shall not permit any Subsidiary to, change its fiscal year, its accounting practices, or, in a manner not permitted by Section 8.4, line of business, in each case, from that in effect as of the Agreement Date without the Administrative Agent’s prior written consent.

Section 10.9    Modifications of Organizational Documents and Material Contracts.
(a)    The Parent and the Loan Parties shall not, and shall not permit any Subsidiary to, amend, supplement, restate or otherwise modify or waive the application of any provision of its certificate or articles of incorporation or formation, by-laws, operating agreement, declaration of trust, partnership agreement or other applicable organizational document if such amendment, supplement, restatement or other modification (i) is adverse to the interest of the Administrative Agent, the Issuing Banks or the Lenders or (ii) could reasonably be expected to have a Material Adverse Effect.
(b)    The Loan Parties shall not, and shall not permit any Subsidiary to, (i) enter into any amendment or modification to any Material Contract which could reasonably be expected to have a Material Adverse Effect, (ii) default in the performance of any obligations of any Borrower or Subsidiary in any Material Contract, or (iii) permit any Material Contract to be canceled or terminated prior to its stated maturity unless a replacement for such Material Contract has been entered into by the relevant Borrower or Subsidiary.
Section 10.10    Transactions with Affiliates.
The Loan Parties shall not permit to exist or enter into any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate, except (a) as set forth on Schedule 7.1(r), (b) transactions in the ordinary course of and pursuant to the reasonable requirements of the business of the Parent, the Borrower or such Loan Party and upon fair and reasonable terms which are no less favorable to the Parent, the Borrower or such Loan Party than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate, and (c) with respect to Parent or any Excluded Subsidiary to the extent otherwise expressly permitted hereunder. Notwithstanding the foregoing, no payments may be made with respect to any items set forth on such Schedule 7.1(r) if a Default or Event of Default exists or would result therefrom.
Section 10.11    Environmental Matters.
The Loan Parties shall not, and shall not permit any Subsidiary, or knowingly permit any other Person to, use, generate, discharge, emit, manufacture, handle, process, store, release, transport, remove, dispose of or clean up any Hazardous Materials on, under or from the Properties of any Loan Party in material violation of any Environmental Law or in a manner that could reasonably be expected to lead to any material Environmental Claim or pose a material risk to human health, safety or the environment. Nothing in this Section shall impose any obligation or liability whatsoever on the Administrative Agent or any Lender.
Section 10.12    Derivatives Contracts.
The Loan Parties shall not, and shall not permit any Subsidiary to, enter into or become obligated in respect of Derivatives Contracts other than Derivatives Contracts entered into by the Parent, the Borrower, any Loan Party or Subsidiary in the ordinary course of business and which establish an effective hedge in respect of liabilities, commitments or assets held or reasonably anticipated by the Parent, the Borrower, such Loan Party or Subsidiary.

Section 10.13    Model Housing Units.
The Borrower shall not, and shall not permit any Subsidiary to, permit the number of Model Housing Units in any individual subdivision to exceed the number of Model Housing Units that is commercially reasonable, as determined by the Borrower in its reasonable discretion.
Section 10.14     Leasing
The Borrower shall not permit any Housing Unit to be leased to a Person.
Section 10.15    Qualifying IPO.
Notwithstanding anything in this Agreement to the contrary, the execution, delivery and performance of customary documentation (and amendments to existing documentation) and transactions governing the relations between and among the equity owners of the Borrower, the Borrower and the IPO Co., including, without limitation, the execution, delivery and performance of an amended and restated limited liability company operating agreement of Smith Douglas Holdings and a tax receivable agreement by and among Parent, Smith Douglas Holdings and the Continuing Equity Owners (as defined below), in each case, on customary terms for similar “Up-C” transactions; and such other transactions incidental to the foregoing as the board of directors or similar governing body of Parent shall determine, in its good faith judgment, to be reasonably necessary in order to effect a Qualifying IPO shall be permitted hereunder, in each case, not inconsistent with the other terms and provisions of this Agreement. For purposes hereof, “Continuing Equity Owners” shall mean the owner of the limited liability company interests in Smith Douglas Holdings, including The Bradbury Family Trust II A U/A/D December 29, 2015 and GSB Holdings, LLC.
ARTICLE XI
DEFAULT
Section 11.1    Events of Default.
Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of Applicable Law or pursuant to any judgment or order of any Governmental Authority:
(a)    Default in Payment. The Borrower shall fail to pay when due under this Agreement or any other Loan Document (whether upon demand, at maturity, by reason of acceleration or otherwise but after expiration of any applicable express notice and cure periods) the principal of, or any interest on, any of the Loans or any Reimbursement Obligation, or shall fail to pay any of the other payment Obligations owing by the Borrower under this Agreement or any other Loan Document (after expiration of any applicable express notice and cure periods), or any other Loan Party shall fail to pay when due any payment obligation owing by such Loan Party under any Loan Document to which it is a party (after expiration of any applicable express notice and cure periods); provided that, with respect to the payment of interest, fees and expenses only (and not, for the avoidance of doubt, principal or Reimbursement Obligations), it shall not constitute an Event of Default if payment of any such interest, fees or expenses is made within five (5) calendar days of when due and only up to two (2) times per any twelve (12) month period.

(b)    Default in Performance.
(i)    Any Loan Party shall fail to perform or observe any term, covenant, condition or agreement on its part to be performed or observed and contained in Article IX (other than Sections 9.5 and 9.6) or Article X; or
(ii)    Any Loan Party shall fail to perform or observe any term, covenant, condition or agreement contained in this Agreement or any other Loan Document to which it is a party and not otherwise mentioned in this Section, and in the case of this subsection (b)(ii) only, such failure shall continue for a period of thirty (30) days after the earlier of (x) the date upon which a Responsible Officer obtains knowledge of such failure or (y) the date upon which the Borrower has received written notice of such failure from the Administrative Agent.
(c)    Misrepresentations. Any written statement, representation or warranty made or deemed made by any Loan Party under this Agreement or under any other Loan Document, or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when furnished or made or deemed made.
(d)    Intentionally Omitted.
(e)    Indebtedness Cross-Default.
(i)    The Borrower, any other Loan Party or any Subsidiary shall fail (x) to make any payment when due and payable in respect of any Material Indebtedness (as defined below) (other than the Loans and Reimbursement Obligations) or (y) to comply with or perform any financial covenant under any document, agreement or instrument with respect to any other obligation for borrowed money, having an aggregate outstanding principal amount (or, in the case of any Derivatives Contract, having, without regard to the effect of any close-out netting provision, a Derivatives Value), individually or in the aggregate, with all other Indebtedness or obligation as to which such a failure exists, of $500,000.00 or more (the foregoing, “Material Indebtedness”); or
(ii)    (x) The maturity of any Material Indebtedness or other obligation for borrowed money shall have been accelerated in accordance with the provisions of any indenture, contract or instrument evidencing, providing for the creation of or otherwise concerning such Material Indebtedness or other obligation for borrowed money, or (y) any Material Indebtedness or other obligation for borrowed money shall have been required to be prepaid, repurchased, redeemed or defeased prior to the stated maturity thereof as a result of a breach that triggers a mandatory prepayment of such Material Indebtedness;
(iii)    [Reserved]; or
(iv)    There occurs an “Event of Default” under and as defined in any Derivatives Contract as to which the Borrower, any Loan Party or any Subsidiary is a “Defaulting Party” (as defined therein), or there occurs an “Early Termination Date” (as defined therein) in respect of any Specified Derivatives Contract as a result of a “Termination Event” (as defined therein) as to which the Borrower, any Loan Party or any Subsidiary is an “Affected Party” (as defined therein).

(f)    Voluntary Bankruptcy Proceeding. The Borrower, any other Loan Party or any Subsidiary shall: (i) commence a voluntary case under the Bankruptcy Code or other federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; (iii) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other Applicable Laws or consent to any proceeding or action described in the immediately following subsection (f); (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; (vii) make a conveyance fraudulent as to creditors under any Applicable Law; or (viii) take any corporate or partnership action for the purpose of effecting any of the foregoing.
(g)    Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against the Borrower, any other Loan Party or any Subsidiary in any court of competent jurisdiction seeking: (i) relief under the Bankruptcy Code or other federal bankruptcy laws (as now or hereafter in effect) or under any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person, or of all or any substantial part of the assets, domestic or foreign, of such Person, and in the case of either clause (i) or (ii) such case or proceeding shall continue undismissed or unstayed for a period of sixty (60) consecutive days, or an order granting the remedy or other relief requested in such case or proceeding (including, but not limited to, an order for relief under such Bankruptcy Code or such other federal bankruptcy laws) shall be entered.
(h)    Revocation of Loan Documents. Any Loan Party shall (or shall attempt to) disavow, revoke or terminate any Loan Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of any Loan Document or any Loan Document shall cease to be in full force and effect (except as a result of the express terms thereof).
(i)    Judgment. A judgment or order for the payment of money or for an injunction or other non-monetary relief shall be entered against the Borrower, any other Loan Party, or any Subsidiary by any court or other tribunal and (i) such judgment or order shall continue for a period of thirty (30) days without being paid, stayed or dismissed through appropriate appellate proceedings and (ii) either (A) the amount of such judgment or order for which insurance has not been acknowledged in writing by the applicable insurance carrier (or the amount as to which the insurer has denied liability) exceeds, individually or together with all other such judgments or orders entered against the Borrower, any other Loan Party or any Subsidiary, $1,000,000, or (B) in the case of an injunction or other non-monetary relief, such injunction or judgment or order could reasonably be expected to have a Material Adverse Effect.
(j)    Attachment. A warrant, writ of attachment, execution or similar process shall be issued against any property of the Borrower, any other Loan Party or any Subsidiary, which exceeds, individually or together with all other such warrants, writs, executions and processes, $500,000 in amount and such warrant, writ, execution or process shall not be paid, discharged, vacated, stayed or bonded for a period of thirty (30) days; provided, however, that if a bond has been issued in favor of the claimant or other Person obtaining such warrant, writ, execution or process, the issuer of such bond shall execute a waiver or subordination agreement in form and substance satisfactory to the Administrative Agent pursuant to which the issuer of such bond subordinates its right of reimbursement, contribution or subrogation to the Obligations and waives or subordinates any Lien it may have on the assets of the Borrower, any other Loan Party or any Subsidiary.
(k)    ERISA.
(i)    Any Termination Event shall have occurred that results or could reasonably be expected to result in liability to any ERISA Affiliate aggregating in excess of $1,000,000; or
(ii)    The “benefit obligation” of all Plans exceeds the “fair market value of plan assets” for such Plans by more than $1,000,000, all as determined, and with such terms defined, in accordance with FASB ASC 715.
(l)    Loan Documents. An Event of Default (as defined therein) shall occur under any of the other Loan Documents.
(m)    Change of Control.
(i)     (i)    Any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, other than the Permitted Holders or a group controlled by the Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50.0% of the total voting power of the then-outstanding voting stock of the Parent;
(ii)    [intentionally omitted]; or
(iii)    the failure of Smith Douglas Holdings to own directly or indirectly, beneficially and of record, 100% of the issued and outstanding Equity Interests of Smith Douglas Building and the Smith Douglas-owned Subsidiaries’ voting rights and economic interests on a fully diluted basis; or
(iv)    the failure of Smith Douglas Building to own directly or indirectly, beneficially and of record, 100% of the issued and outstanding Equity Interests of the Smith Douglas-owned Subsidiaries’ voting rights and economic interests on a fully diluted basis; or
(v)    the failure of (A) the Parent to directly own a portion of the legal and beneficial ownership interest in Smith Douglas Holdings or (B) Greg Bennett and Tom Bradbury to collectively own, directly or indirectly, a majority legal and beneficial ownership interest in Smith Douglas Holdings on a fully diluted basis.
(n)    Damage; Strike; Casualty. Any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than sixty (60)

consecutive days, the cessation or substantial curtailment of revenue producing activities of the Borrower, any other Loan Party, or any Subsidiary taken as a whole and only if any such event or circumstance could reasonably be expected to have a Material Adverse Effect.
(o)    Subordinated Debt Documents. The failure of any Loan Party to comply with the material terms of any intercreditor agreement or any subordination provisions of any note or other document running to the benefit of the Administrative Agent or Lenders, or if any such document becomes null and void or unenforceable against any lender holding any Subordinated Debt that is Material Indebtedness.
(p)    Pledge of Equity Interests. Any Equity Interests in the Borrower or in any direct or indirect parent company of the Borrower are pledged to secure any Indebtedness of any Person.
(q)    Money Laundering; Sanctions. Any breach by any Borrower of any covenants, representations or warranties in this Agreement regarding Anti-Money Laundering Laws and/or Sanctions.
Section 11.2    Remedies Upon Event of Default.
Upon the occurrence of an Event of Default the following provisions shall apply:
(a)    Acceleration; Termination of Facilities.
(i)    Automatic. Upon the occurrence of an Event of Default specified in Sections 11.1(f) or 11.1(g), (1)(A) the principal of, and all accrued interest on, the Loans and the Notes at the time outstanding, (B) an amount equal to the Stated Amount of all Letters of Credit outstanding as of the date of the occurrence of such Event of Default for deposit into the Letter of Credit Collateral Account, and (C) all of the other Obligations, including, but not limited to, the other amounts owed to the Lenders and the Administrative Agent under this Agreement, the Notes or any of the other Loan Documents shall become immediately and automatically due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the Borrower on behalf of itself and the other Loan Parties, and (2) the Commitments, the Swingline Commitment, and the obligation of each Issuing Bank to issue Letters of Credit hereunder, shall all immediately and automatically terminate.
(ii)    Optional. If any other Event of Default shall exist and be continuing, the Administrative Agent may, and at the direction of the Requisite Lenders shall: (1) declare (A) the principal of, and accrued interest on, the Loans and the Notes at the time outstanding, (B) an amount equal to the Stated Amount of all Letters of Credit outstanding as of the date of the occurrence of such Event of Default for deposit into the Letter of Credit Collateral Account, and (C) all of the other Obligations, including, but not limited to, the other amounts owed to the Lenders and the Administrative Agent under this Agreement, the Notes or any of the other Loan Documents to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower on behalf of itself and the other Loan Parties, and (2) terminate the Commitments and the Swingline Commitment and the obligation of each Issuing Bank to issue Letters of Credit hereunder.

(b)    Loan Documents. The Requisite Lenders may direct the Administrative Agent to, and the Administrative Agent if so directed shall, exercise any and all of its rights under any and all of the other Loan Documents.
(c)    Applicable Law. The Requisite Lenders may direct the Administrative Agent to, and the Administrative Agent if so directed shall, exercise all other rights and remedies it may have under any Applicable Law.
(d)    Appointment of Receiver. To the extent permitted by Applicable Law, the Administrative Agent and the Lenders shall be entitled to the appointment of a receiver for the assets and properties of the Loan Parties, without notice of any kind whatsoever and without regard to the adequacy of any security for the Obligations or the solvency of any party bound for its payment, to exercise such power as the court shall confer upon such receiver.
(e)    Remedies in Respect of Specified Derivatives Contracts. Notwithstanding any other provision of this Agreement or other Loan Document, each Specified Derivatives Provider shall have the right, with prompt notice to the Administrative Agent, but without the approval or consent of or other action by the Administrative Agent, the Issuing Banks or the Lenders (in each case, except as provided below), and without limitation of other remedies available to such Specified Derivatives Provider under contract or Applicable Law, to undertake any of the following: (a) to declare an event of default, termination event or other similar event under any Specified Derivatives Contract and to create an “Early Termination Date” (as defined therein) in respect thereof, (b) to determine net termination amounts in respect of any and all Specified Derivatives Contracts in accordance with the terms thereof, and, subject to receipt of the prior written consent of the Administrative Agent and the Requisite Lenders exercised in their sole discretion, to set off amounts among such contracts, (c) subject to receipt of the prior written consent of the Administrative Agent and the Requisite Lenders exercised in their sole discretion, to set off or proceed against deposit account balances, securities account balances and other property and amounts held by such Specified Derivatives Provider, and (d) subject to receipt of the prior written consent of the Administrative Agent and the Requisite Lenders exercised in their sole discretion, to prosecute any legal action against the Borrower or any Loan Party (or Subsidiary to the extent applicable) to enforce or collect net amounts owing to such Specified Derivatives Provider pursuant to any Specified Derivatives Contract.
Section 11.3    Intentionally Omitted.

Section 11.4    Payments Set Aside.
To the extent that any Loan Party makes a payment or payments to a Lender Party, or a Lender Party enforces its security interest or exercises its right of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Guaranteed Obligations, or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.
Section 11.5    Allocation of Proceeds.
If an Event of Default exists, all payments received by the Administrative Agent (or any Lender as a result of its exercise of remedies permitted under Section 3.3) under any of the Loan Documents, in respect of any Guaranteed Obligations shall be applied in the following order and priority:
(a)    to payment of that portion of the Guaranteed Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such, and the Swingline Lender in its capacity as such, ratably among the Administrative Agent, the Issuing Banks, and the Swingline Lender in proportion to the respective amounts described in this clause (a) payable to them;
(b)    to payment of that portion of the Guaranteed Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Issuing Banks in their capacity as such and the Lenders under the Loan Documents, including attorney fees, ratably among the Issuing Banks and the Lenders in proportion to the respective amounts described in this clause (b) payable to them;
(c)    to payment of that portion of the Guaranteed Obligations constituting accrued and unpaid interest on the Swingline Loans;
(d)    to payment of that portion of the Guaranteed Obligations constituting accrued and unpaid interest on the Loans and Reimbursement Obligations, ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause (d) payable to them;
(e)    to payment of that portion of the Obligations constituting unpaid principal of the Swingline Loans;
(f)    to payment of that portion of the Guaranteed Obligations constituting unpaid principal of the Loans, Reimbursement Obligations, other Letter of Credit Liabilities and payment obligations then owing under Specified Derivatives Contracts, ratably among the Lenders, the Issuing Banks, and the Specified Derivatives Providers and in proportion to the respective amounts described in this clause (f) payable to them; provided, however, to the extent that any amounts available for distribution pursuant to this clause are attributable to the issued but undrawn amount of an outstanding Letter of Credit, such amounts shall be paid to the Administrative Agent for deposit into the Letter of Credit Collateral Account; and

(g)    the balance, if any, after all of the Guaranteed Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Applicable Law.
Notwithstanding the foregoing, Guaranteed Obligations arising under Specified Derivatives Contracts shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Specified Derivatives Provider, as the case may be. Each Specified Derivatives Provider not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article XII for itself and its Affiliates as if a “Lender” party hereto.
Section 11.6    Letter of Credit Collateral Account.
(a)    As collateral security for the prompt payment in full when due of all Letter of Credit Liabilities and the other Obligations, the Borrower hereby pledges and grants to the Administrative Agent, for the ratable benefit of the Administrative Agent, the Issuing Banks and the Lenders as provided herein, a security interest in all of its right, title and interest in and to the Letter of Credit Collateral Account and the balances from time to time in the Letter of Credit Collateral Account (including the investments and reinvestments therein provided for below). The balances from time to time in the Letter of Credit Collateral Account shall not constitute payment of any Letter of Credit Liabilities until applied by the Issuing Banks as provided herein. Anything in this Agreement to the contrary notwithstanding, funds held in the Letter of Credit Collateral Account shall be subject to withdrawal only as provided in this Section.
(b)    Amounts on deposit in the Letter of Credit Collateral Account shall be invested and reinvested by the Administrative Agent in such Cash Equivalents as the Administrative Agent shall determine in its sole discretion. All such investments and reinvestments shall be held in the name of and be under the sole dominion and control of the Administrative Agent for the ratable benefit of the Administrative Agent, the Issuing Banks and the Lenders; provided, that all earnings on such investments will be credited to and retained in the Letter of Credit Collateral Account. The Administrative Agent shall exercise reasonable care in the custody and preservation of any funds held in the Letter of Credit Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Administrative Agent accords other funds deposited with the Administrative Agent, it being understood that the Administrative Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any funds held in the Letter of Credit Collateral Account.
(c)    If a drawing pursuant to any Letter of Credit occurs on or prior to the expiration date of such Letter of Credit, the Borrower and the Lenders authorize the Administrative Agent to use the monies deposited in the Letter of Credit Collateral Account to reimburse each Issuing Bank for the payment made by such Issuing Bank to the beneficiary with respect to such drawing.
(d)    If an Event of Default exists and is continuing, the Administrative Agent may (and, if instructed by the Requisite Lenders, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such investments and reinvestments and apply the proceeds thereof to the Obligations in accordance with Section 11.5.

(e)    So long as no Default or Event of Default exists and is continuing, and to the extent amounts on deposit in or credited to the Letter of Credit Collateral Account exceed the aggregate amount of the Letter of Credit Liabilities then due and owing, the Administrative Agent shall, from time to time, at the request of the Borrower, deliver to the Borrower within ten (10) Business Days after the Administrative Agent’s receipt of such request from the Borrower, against receipt but without any recourse, warranty or representation whatsoever, such amount of the credit balances in the Letter of Credit Collateral Account as exceeds the aggregate amount of Letter of Credit Liabilities at such time. When all of the Obligations shall have been indefeasibly paid in full and no Letters of Credit remain outstanding, the Administrative Agent shall deliver to the Borrower, against receipt but without any recourse, warranty or representation whatsoever, the balances remaining in the Letter of Credit Collateral Account.
(f)    The Borrower shall pay to the Administrative Agent from time to time such fees as the Administrative Agent normally charges for similar services in connection with the Administrative Agent’s administration of the Letter of Credit Collateral Account and investments and reinvestments of funds therein.
Section 11.7    Performance by the Administrative Agent.
If the Borrower or any other Loan Party shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, the Administrative Agent may, after written notice to the Borrower and the expiration of any cure or grace periods set forth herein, perform or attempt to perform such covenant, duty or agreement on behalf of the Borrower or such other Loan Party. In such event, the Borrower shall, at the request of the Administrative Agent, promptly pay any amount reasonably expended by the Administrative Agent in such performance or attempted performance to the Administrative Agent, together with interest thereon at the applicable Post-Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, neither the Administrative Agent nor any Lender shall have any liability or responsibility whatsoever for the performance of any obligation of the Borrower under this Agreement or any other Loan Document.
Section 11.8    Rights Cumulative.
(a)    Generally. The rights and remedies of the Administrative Agent, the Issuing Banks, and the Lenders under this Agreement and each of the other Loan Documents, and of the Specified Derivatives Providers under the Specified Derivatives Contracts, shall be cumulative and not exclusive of any rights or remedies which any of them may otherwise have under Applicable Law. In exercising their respective rights and remedies the Administrative Agent, the Issuing Banks, the Lenders and the Specified Derivatives Providers may be selective and no failure or delay by any such Lender Party in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.
(b)    Enforcement by the Administrative Agent. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with

Article XII for the benefit of all the Lenders and the Issuing Banks; provided that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as the Administrative Agent) hereunder and under the other Loan Documents, (ii) the Issuing Banks or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as an Issuing Bank or Swingline Lender) hereunder, under the other Loan Documents, (iii) any Specified Derivatives Provider from exercising the rights and remedies that inure to its benefit or under any Specified Derivatives Contract, (iv) any Lender from exercising setoff rights in accordance with Section 13.4 (subject to the terms of Section 3.3), or (v) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as the Administrative Agent hereunder and under the other Loan Documents, then (x) the Requisite Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Article XII and (y) in addition to the matters set forth in clauses (ii), (iv) and (v) of the preceding proviso and subject to Section 3.3, any Lender may, with the consent of the Requisite Lenders, enforce any rights and remedies available to it and as authorized by the Requisite Lenders.
ARTICLE XII
THE ADMINISTRATIVE AGENT
Section 12.1    Appointment and Authorization.
Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to take such action as contractual representative on such Lender’s behalf and to exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Not in limitation of the foregoing, each Lender authorizes and directs the Administrative Agent to enter into the Loan Documents for the benefit of the Lenders. Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Requisite Lenders in accordance with the provisions of this Agreement or the Loan Documents, and the exercise by the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Nothing herein shall be construed to deem the Administrative Agent a trustee or fiduciary for any Lender or to impose on the Administrative Agent duties or obligations other than those expressly provided for herein. Without limiting the generality of the foregoing, the use of the terms “Agent,” “Administrative Agent,” “agent” and similar terms in the Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, use of such terms is merely a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The Administrative Agent shall deliver to each Lender, promptly upon receipt thereof by the Administrative Agent, copies of each of the financial statements, certificates, notices and other documents delivered to the Administrative Agent pursuant to Article IX that the Borrower is not otherwise required to deliver directly to the Lenders. The Administrative Agent will furnish to any Lender, upon the request of such Lender, a copy (or, where appropriate, an original) of any document, instrument, agreement, certificate or notice furnished to the Administrative Agent by the Borrower, any other Loan Party or any other Affiliate of the Borrower, pursuant to this Agreement or any other Loan Document not already delivered or otherwise made available to such Lender pursuant to the terms of this Agreement or any such other Loan Document. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of any of the Obligations), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or all of the Lenders if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the Obligations; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Applicable Law. Not in limitation of the foregoing, the Administrative Agent may exercise any right or remedy it or the Lenders may have under any Loan Document upon the occurrence of a Default or an Event of Default unless the Requisite Lenders have directed the Administrative Agent otherwise. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Requisite Lenders, or where applicable, all the Lenders.
Section 12.2    Administrative Agent as Lender.
The Lender acting as the Administrative Agent shall have the same rights and powers as a Lender or as a Specified Derivatives Provider, as the case may be, under this Agreement and any other Loan Document and under any Specified Derivatives Contract, as the case may be, as any other Lender or Specified Derivatives Provider and may exercise the same as though it were not the Administrative Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Wells Fargo in each case in its individual capacity. Wells Fargo and its Affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with the Borrower, any other Loan Party or any other Affiliate thereof as if it were any other bank and without any duty to account therefor to the Issuing Banks, the other Lenders, or any Specified Derivatives Providers. Further, the Administrative Agent and any Affiliate may accept fees and other consideration from the Borrower for services in connection with this Agreement, any Specified Derivatives Contract, or otherwise, without having to account for the same to the Issuing Banks, the other Lenders or any Specified Derivatives Providers. The Issuing Banks and the Lenders acknowledge that, pursuant to such activities, Wells Fargo or its Affiliates may receive information regarding the Borrower, other Loan Parties, other Subsidiaries and other Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them.
Section 12.3    Intentionally Omitted.

Section 12.4    Intentionally Omitted.
Section 12.5    Approvals of Lenders.
All communications from the Administrative Agent to any Lender requesting such Lender’s determination, consent or approval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or issue as to which such determination, consent or approval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved, and (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials provided to the Administrative Agent by the Borrower in respect of the matter or issue to be resolved. Unless a Lender shall give written notice to the Administrative Agent that it specifically objects to the requested determination, consent or approval within ten (10) Business Days (or such lesser or greater period as may be specifically required under the express terms of the Loan Documents) of receipt of such communication, such Lender shall be deemed to have conclusively approved of or consented to such.
Section 12.6    Notice of Events of Default.
The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing with reasonable specificity such Default or Event of Default and stating that such notice is a “notice of default.” If any Lender (excluding the Lender which is also serving as the Administrative Agent) becomes aware of any Default or Event of Default, it shall promptly send to the Administrative Agent such a “notice of default”; provided, a Lender’s failure to provide such a “notice of default” to the Administrative Agent shall not result in any liability of such Lender to any other party to any of the Loan Documents. Further, if the Administrative Agent receives such a “notice of default,” the Administrative Agent shall give prompt notice thereof to the Lenders.
Section 12.7    Administrative Agent’s Reliance.
Notwithstanding any other provisions of this Agreement or any other Loan Documents, neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by it under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct in connection with its duties expressly set forth herein or therein as determined by a court of competent jurisdiction in a final non-appealable judgment. Without limiting the generality of the foregoing, the Administrative Agent may consult with its own legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. Neither the Administrative Agent nor any of its Related Parties: (a) makes any warranty or representation to any Lender, any Issuing Bank or any other Person, or shall be responsible to any Lender, any Issuing Bank or any other Person for any statement, warranty or representation made or deemed made by the Borrower, any other Loan Party or any other Person in or in connection with this Agreement or any other Loan Document; (b) shall have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of the Borrower or other Persons, or to inspect the property, books or records of the Borrower or any other Person; (c) shall be responsible to any Lender or any Issuing Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto; (d) shall have any liability in respect of any recitals, statements, certifications, representations or warranties contained in any of the Loan Documents or any other document, instrument, agreement, certificate or statement delivered in connection therewith; and (e) shall incur any liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone, telecopy or electronic mail) believed by it to be genuine and signed, sent or given by the proper party or parties. The Administrative Agent may execute any of its duties under the Loan Documents by or through agents, employees or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct in the selection of such agent or attorney-in-fact as determined by a court of competent jurisdiction in a final non-appealable judgment.
Section 12.8    Indemnification of the Administrative Agent.
Each Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) pro rata in accordance with such Lender’s respective Revolving Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable out-of-pocket costs and expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Administrative Agent (in its capacity as the Administrative Agent but not as a Lender) in any way relating to or arising out of the Loan Documents, any transaction contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under the Loan Documents (collectively, “Indemnifiable Amounts”); provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from the Administrative Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment; provided, further, that no action taken in accordance with the directions of the Requisite Lenders (or all of the Lenders, if expressly required hereunder) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) promptly upon demand for its ratable share of any out-of-pocket expenses (including the reasonable fees and expenses of the counsel to the Administrative Agent) incurred by the Administrative Agent in connection with the preparation, negotiation, execution, administration, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, any suit or action brought by the Administrative Agent to enforce the terms of the Loan Documents and/or collect any Obligations, any “lender liability” suit or claim brought against the Administrative Agent and/or the Lenders, and any claim or suit brought against the Administrative Agent and/or the Lenders arising under any Environmental Laws. Such out of pocket expenses (including counsel fees) shall be advanced by the Lenders on the request of the Administrative Agent notwithstanding any claim or assertion that the Administrative Agent is not entitled to indemnification hereunder upon receipt of an undertaking by the Administrative Agent that the Administrative Agent will reimburse the Lenders if it is actually and finally determined by a court of competent jurisdiction that the Administrative Agent is not so entitled to indemnification. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Loan Documents and the termination of this Agreement. If the Borrower shall reimburse the Administrative Agent for any Indemnifiable Amount following payment by any Lender to the Administrative Agent in respect of such Indemnifiable Amount pursuant to this Section, the Administrative Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.
Section 12.9    Lender Credit Decision, Etc.
Each of the Lenders and each Issuing Bank expressly acknowledges and agrees that neither the Administrative Agent nor any of its Related Parties has made any representations or warranties to such Issuing Bank or such Lender and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower, any other Loan Party or any other Subsidiary or Affiliate, shall be deemed to constitute any such representation or warranty by the Administrative Agent to any Issuing Bank or any Lender. Each Lender and each Issuing Bank expressly acknowledges, represents and warrants to the Administrative Agent and the Joint Lead Arrangers that (a) the Loan Documents set forth the terms of a commercial lending facility, (b) it is engaged in making, acquiring, purchasing or holding commercial loans in the ordinary course and is entering into this Agreement and the other Loan Documents to which it is a party as a Lender for the purpose of making, acquiring, purchasing and/or holding the commercial loans set forth herein as may be applicable to it, and not for the purpose of investing in the general performance or operations of the Borrower and its Subsidiaries, or for the purpose of making, acquiring, purchasing or holding any other type of financial instrument such as a security, (c) it is sophisticated with respect to decisions to make, acquire, purchase or hold the commercial loans applicable to it and either it or the Person exercising discretion in making its decisions to make, acquire, purchase or hold such commercial loans is experienced in making, acquiring, purchasing or holding commercial loans, (d) it has, independently and without reliance upon the Administrative Agent, the Joint Lead Arrangers, any other Lender or any of their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and appraisal of, and investigations into, the business, prospects, operations, property, assets, liabilities, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, all applicable bank or other regulatory Applicable Laws relating to the Loan and the transactions contemplated by this Agreement and the other Loan Documents and (e) it has made its own independent decision to enter into this Agreement and the other Loan Documents to which it is a party and to extend credit hereunder and thereunder. Each Lender and each Issuing Bank also acknowledges and agrees that (i) it will, independently and without reliance upon the Administrative Agent, the Joint Lead Arrangers or any other Lender or any of their respective Related Parties (A) continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder based on such documents and information as it shall from time to time deem appropriate and its own independent investigations and (B) continue to make such investigations and inquiries as it deems necessary to inform itself as to the Borrower and its Subsidiaries and (ii) it will not assert any claim under any federal or state securities law or otherwise in contravention of this Section 12.9. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrower or any other Loan Party of the Loan Documents or any other document referred to or provided for therein or to inspect the properties or books of, or make any other investigation of, the Borrower, any other Loan Party or any other Subsidiary. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders and each Issuing Bank by the Administrative Agent under this Agreement or any of the other Loan Documents, the Administrative Agent shall have no duty or responsibility to provide any Lender or any Issuing Bank with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower, any other Loan Party or any other Affiliate thereof which may come into possession of the Administrative Agent or any of its Related Parties. Each of the Lenders and each Issuing Bank acknowledges that the Administrative Agent’s legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the Administrative Agent and is not acting as counsel to any Lender or any Issuing Bank.
Section 12.10    Successor Administrative Agent.
The Administrative Agent may resign at any time as the Administrative Agent under the Loan Documents by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Administrative Agent which appointment shall, provided no Event of Default exists and is continuing, be subject to the Borrower’s approval, which approval shall not be unreasonably withheld or delayed (except that the Borrower shall, in all events, be deemed to have approved each Lender and any of its Affiliates as a successor Administrative Agent). If no successor Administrative Agent shall have been so appointed in accordance with the immediately preceding sentence, and shall have accepted such appointment, within thirty (30) days after the current Administrative Agent’s giving of notice of resignation, then the current Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be reasonably acceptable to the Borrower (provided, that, if Borrower does not approve such successor Administrative Agent within thirty (30) days of such appointment, then Administrative Agent may appoint a successor Administrative Agent who shall be an Eligible Assignee without Borrower’s approval); provided that if the Administrative Agent shall notify the Borrower and the Lenders that no Lender has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made to each Lender and each Issuing Bank directly until such time as a successor Administrative Agent has been appointed as provided for above in this Section; provided, further that such Lenders and such Issuing Banks so acting directly shall be and be deemed to be protected by all indemnities and other provisions herein for the benefit and protection of the Administrative Agent as if each such Lender or Issuing Bank were itself the Administrative Agent. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the current Administrative Agent, and the current Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. Any resignation by an Administrative Agent shall also constitute the resignation as an Issuing Bank and as the Swingline Lender by the Lender then acting as the Administrative Agent (the “Resigning Lender”). Upon the acceptance of a successor’s appointment as the Administrative Agent hereunder (i) the Resigning Lender shall be discharged from all duties and obligations of an Issuing Bank and

Swingline Lender hereunder and under the other Loan Documents and (ii) the successor Issuing Bank shall issue letters of credit in substitution for all Letters of Credit issued by the Resigning Lender as an Issuing Bank outstanding at the time of such succession (which letters of credit issued in substitution shall be deemed to be Letters of Credit issued hereunder) or make other arrangements satisfactory to the Resigning Lender to effectively assume the obligations of the Resigning Lender with respect to such Letters of Credit. After any Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Article XII shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under the Loan Documents. Notwithstanding anything contained herein to the contrary, the Administrative Agent may assign its rights and duties under the Loan Documents to any of its Affiliates by giving the Borrower and each Lender prior written notice.
Section 12.11    Titled Agents.
Each of the Joint Lead Arrangers and Sole Bookrunner (each, a “Titled Agent”), in such respective capacity, assumes no responsibility or obligation hereunder, including, without limitation, for servicing, enforcement or collection of any of the Loans, nor any duties as an agent hereunder for the Lenders. The titles given to the Titled Agents is solely honorific and imply no fiduciary responsibility on the part of the Titled Agents to the Administrative Agent, any Lender, any Issuing Bank, the Borrower or any other Loan Party and the use of such titles does not impose on the Titled Agents any duties or obligations greater than those of any other Lender or entitle the Titled Agents to any rights other than those to which any other Lender is entitled.
Section 12.12    Specified Derivatives Contracts; Specified Derivatives Providers.
No Specified Derivatives Provider that obtains the benefits of Section 11.5 by virtue of the provisions hereof or of any Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of any Loan Document other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Specified Derivatives Contracts unless the Administrative Agent has received written notice of Specified Derivatives Contracts, together with such supporting documentation as the Administrative Agent may request, from the applicable Specified Derivatives Provider, as the case may be.
Section 12.13    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, Titled Agents and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA or otherwise for purposes of Title I of

ERISA or Section 4975 of the Internal Revenue Code) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,
(ii)    the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, Titled Agents and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent or any of its Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

Section 12.14    Intentionally Omitted.
Section 12.15    Erroneous Payments.
(a)    If the Administrative Agent (x) notifies a Lender, Issuing Bank, or any Person who has received funds on behalf of a Lender or Issuing Bank (any such Lender, Issuing Bank or other recipient, and each of their respective successors and assigns, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 12.15 and held in trust for the benefit of the Administrative Agent, and such Lender or Issuing Bank shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)    Without limiting immediately preceding clause (a), each Lender, Issuing Bank or any Person, and each of their respective successors and assigns, who has received funds on behalf of a Lender or Issuing Bank, agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Issuing Bank or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:
(i)    it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)    such Lender or Issuing Bank shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 12.15(b).
For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 12.15(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 12.15(a) or on whether or not an Erroneous Payment has been made.
(c)    Each Lender or Issuing Bank hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Issuing Bank under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Issuing Bank under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).
(d)    The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Issuing Bank, to the rights and interests of such Lender or Issuing Bank, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower; provided that this Section 12.15 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from, or on behalf of (including through the exercise of remedies under any Loan Document), the Borrower for the purpose of a payment on the Obligations.
(e)    To the extent permitted by Applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.
Each party’s obligations, agreements and waivers under this Section 12.15 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or the Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

ARTICLE XIII
MISCELLANEOUS
Section 13.1    Notices.
Unless otherwise provided herein (including without limitation as provided in Section 9.5), communications provided for hereunder shall be in writing and shall be mailed, telecopied, or delivered as follows:
If to the Borrower:
Smith Douglas Building Services, LLC
110 Village Trail, Suite 215
Woodstock, Georgia 30188
Attention: Russ Devendorf
Telephone: ***
E-mail: ***
with a copy to:
Smith Douglas Building Services LLC
110 Village Trail, Suite 215
Woodstock, Georgia 30188
Attention: Brett Steele
Telephone: ***
E-mail: ***
If to the Administrative Agent:
Wells Fargo Bank, National Association
171 17th Street, NW
MAC G0128-048
Atlanta, GA 30363
Attention: Andy Bearden
Loan No. 1020381
Telecopier: ***
Telephone: ***
E-mail: ***

with a copy to:
Wells Fargo Bank, National Association
Homebuilder Banking West (AU #0150464)
2030 Main Street, Suite 800
Irvine, California 92614
Attention: Stacy R. Novack
Loan No. 1020381
Telecopier: ***
Telephone: ***
E-mail: ***
If to the Administrative Agent under Article II.:
Wells Fargo Bank, National Association
Commercial Real Estate Loan Services
MAC N9300-085
600 South 4th Street, 8th Floor
Minneapolis, Minnesota 55415
Attention: Loan Disbursement Agent
Loan No. 1020381
Telephone: ***
E-mail: ***
If to Wells Fargo as an Issuing Bank:
With respect to Wells Fargo:
Wells Fargo Bank, National Association
Homebuilder Banking West (AU #0150464)
2030 Main Street, Suite 800
Irvine, California 92614
Attention: Stacy R. Novack
Loan No. 1020381
Telecopier: ***
Telephone: ***
E-mail: ***
    with a copy to

Wells Fargo Bank, National Association
171 17th Street, NW
MAC G0128-048
Atlanta, GA 30363
Attention: Andy Bearden
Loan No. 1020381
Telecopier: ***
Telephone: ***
E-mail: ***
With respect to any other Issuing Bank:
At such address or addresses as the Issuing Bank shall notify the Borrower from time to time.
If to any other Lender:
To such Lender’s address or telecopy number as set forth in the applicable Administrative Questionnaire or, as to each party at such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this Section; provided, a Lender or an Issuing Bank shall only be required to give notice of any such other address to the Administrative Agent and the Borrower. All such notices and other communications shall be effective (and receipt thereof shall be deemed to have occurred) (i) if mailed, upon the first to occur of receipt or the expiration of three (3) days after the deposit in the United States Postal Service mail, postage prepaid and addressed to the address of the Borrower or the Administrative Agent, the Issuing Banks and Lenders at the addresses specified; (ii) if telecopied, when transmitted; (iii) if hand delivered or sent by overnight courier, when delivered; or (iv) if delivered in accordance with Section 9.5 to the extent applicable; provided, however, that, in the case of the immediately preceding clauses (i), (ii) and (iii), non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication. Notwithstanding the immediately preceding sentence, all notices or communications to the Administrative Agent, any Issuing Bank or any Lender under Article II shall be effective only when actually received. None of the Administrative Agent, any Issuing Bank or any Lender shall incur any liability to any Loan Party (nor shall the Administrative Agent incur any liability to the Issuing Banks or the Lenders) for acting upon any telephonic notice referred to in this Agreement which the Administrative Agent, such Issuing Bank or such Lender, as the case may be, believes in good faith to have been given by a Person authorized to deliver such notice or for otherwise acting in good faith hereunder. Failure of a Person designated to get a copy of a notice to receive such copy shall not affect the validity of notice properly given to another Person.
Section 13.2    Expenses.
The Borrower agrees (a) to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, any of the Loan Documents (including due diligence expenses and reasonable travel expenses related to closing), and the consummation of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of one (1) counsel to the Administrative Agent (together with one (1) local counsel and/or one (1) special counsel as the context may so require) and all costs and expenses of the Administrative Agent in connection with the use of IntraLinks, SyndTrak or other similar information transmission systems in connection with the Loan Documents and of the Administrative Agent in connection with the review of Properties for inclusion in calculations of the Borrowing Base and the Administrative Agent’s other activities under Article IV and the reasonable fees and disbursements of one (1) counsel to the Administrative Agent (together with one (1) local counsel and/or one (1) special counsel as the context may so require) relating to all such activities, (b) to pay or reimburse the Administrative Agent, the Issuing Banks and the Lenders for all their reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights or any workout or restructuring under the Loan Documents, including the reasonable fees and disbursements of their respective counsel and any payments in indemnification or otherwise payable by the Lenders to the Administrative Agent pursuant to the Loan Documents (except that the Borrower shall have no obligation to indemnify the Administrative Agent, a Defaulting Lender or any other Lender with respect to costs and indemnification obligations arising from a default by such Defaulting Lender hereunder that have been paid by such Defaulting Lender to Administrative Agent or any such Lender), (c) to pay, and indemnify and hold harmless the Administrative Agent, the Issuing Banks and the Lenders from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of any of the Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Loan Document and (d) to the extent not already covered by any of the preceding subsections, to pay or reimburse the fees and disbursements of counsel to the Administrative Agent, any Issuing Bank and any Lender incurred in connection with the representation of the Administrative Agent, such Issuing Bank or such Lender in any matter relating to or arising out of any bankruptcy or other proceeding of the type described in Sections 11.1(f) or 11.1(g), including, without limitation (i) any motion for relief from any stay or similar order, (ii) the negotiation, preparation, execution and delivery of any document relating to the Obligations and (iii) the negotiation and preparation of any debtor-in-possession financing or any plan of reorganization of the Borrower or any other Loan Party, whether proposed by the Borrower, such Loan Party, the Lenders or any other Person, and whether such fees and expenses are incurred prior to, during or after the commencement of such proceeding or the confirmation or conclusion of any such proceeding. If the Borrower shall fail to pay any amounts required to be paid by it pursuant to this Section, the Administrative Agent and/or the Lenders may pay such amounts on behalf of the Borrower and such amounts shall be deemed to be Obligations owing hereunder.
Section 13.3    Stamp, Intangible and Recording Taxes.
The Borrower will pay any and all stamp, excise, intangible, registration, recordation and similar taxes, fees or charges and shall indemnify the Administrative Agent and each Lender against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, recording, performance or enforcement of this Agreement, the Notes and any of the other Loan Documents, the amendment, supplement, modification or waiver of or consent under this Agreement, the Notes or any of the other Loan Documents.

Section 13.4    Setoff.
Subject to Section 3.3 and in addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, the Borrower hereby authorizes the Administrative Agent, each Issuing Bank, each Lender, each Affiliate of the Administrative Agent, any Issuing Bank or any Lender, and each Participant, at any time or from time to time while an Event of Default exists and is continuing, without notice to the Parent, the Borrower or to any other Person, any such notice being hereby expressly waived, but in the case of an Issuing Bank, a Lender, an Affiliate of an Issuing Bank or a Lender, or a Participant, subject to receipt of the prior written consent of the Administrative Agent and the Requisite Lenders exercised in their sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Administrative Agent, such Issuing Bank, such Lender, any Affiliate of the Administrative Agent, such Issuing Bank or such Lender, or such Participant, to or for the credit or the account of the Borrower against and on account of any of the Obligations, irrespective of whether or not any or all of the Loans and all other Obligations have been declared to be, or have otherwise become, due and payable as permitted by Section 11.2, and although such Obligations shall be contingent or unmatured. Notwithstanding anything to the contrary in this Section, if any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 3.9 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks and the Lenders and (y) such Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.
Section 13.5    Litigation; Jurisdiction; Other Matters; Waivers.
(a)    EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG THE PARENT, THE BORROWER, THE ADMINISTRATIVE AGENT, ANY ISSUING BANK OR ANY OF THE LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LENDERS, THE ADMINISTRATIVE AGENT, THE ISSUING BANKS AND THE BORROWER HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG THE PARENT, THE BORROWER, THE ADMINISTRATIVE AGENT, ANY OF THE ISSUING BANKS OR ANY OF THE LENDERS OF ANY KIND OR NATURE RELATING TO ANY OF THE LOAN DOCUMENTS.
(b)    EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, SHALL HAVE

EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME.
(c)    EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE RESPECTIVE ADDRESS FOR NOTICES PROVIDED FOR HEREIN.
(d)    THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS, THE TERMINATION OR EXPIRATION OF ALL LETTERS OF CREDIT AND THE TERMINATION OF THIS AGREEMENT.
Section 13.6    Successors and Assigns.
(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of the immediately following subsection (b), (ii) by way of participation in accordance with the provisions of the immediately following subsection (d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of the immediately following subsection (e) (and, subject to the last sentence of the immediately following subsection (b), any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in the immediately following subsection (d) and, to the extent expressly contemplated hereby, the Related Parties of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of an assigning Revolving Lender’s Revolving Commitment and/or the Loans at the time owing to it, or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in the immediately preceding subsection (A), the aggregate amount of the Revolving Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Revolving Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (in each case, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if the “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $10,000,000 in the case of any assignment of a Revolving Commitment, unless the Administrative Agent otherwise consents (such consent not to be unreasonably withheld or delayed); provided, however, that if, after giving effect to such assignment, the amount of the Commitment held by such assigning Lender or the outstanding principal balance of the Loans of such assigning Lender, as applicable, would be less than $10,000,000 in the case of a Commitment or Revolving Loans, then such assigning Lender shall assign the entire amount of its Commitment and the Loans at the time owing to it.
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Revolving Commitment assigned.
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by clause (i)(B) of this subsection (b) and, in addition:
(A)    the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) a Default or Event of Default exists at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of a Revolving Commitment if such assignment is to a Person that is not already a Lender with a Commitment, an Affiliate of such a Lender or an Approved Fund with respect to such a Lender; and
(C)    the consent of the Issuing Banks and the Swingline Lender shall be required for any assignment in respect of a Revolving Commitment.
(iv)    Assignment and Acceptance; Notes. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $4,500 ($7,500 for any Defaulting Lender) for each assignment (which fee the Administrative Agent may, in its sole discretion, elect to waive), and the assignee, if it is not a Lender, shall deliver to the Administrative Agent and the Borrower an Administrative Questionnaire. If requested by the transferor Lender or the assignee, upon the consummation of any assignment, the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that new Notes are issued to the assignee and such transferor Lender, as appropriate.
(v)    No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or to any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).
(vi)    No Assignment to Natural Persons. No such assignment shall be made to a natural person (or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person).
(vii)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each Issuing Bank, the Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Revolving Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to the immediately following subsection (c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 13.2 and 13.10 and the other provisions of this Agreement and the other Loan Documents as provided in Section 13.11 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with the immediately following subsection (d).
(c)    Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Principal Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender (solely with respect to such Lender), at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operating for the primary benefit of a natural Person, a Defaulting Lender, any Loan Party or any of the Loan Party’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to (w) increase such Lender’s Commitment, (x) extend the date fixed for the payment of principal on the Loans or portions thereof owing to such Lender, or (y) reduce the rate at which interest is payable thereon. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.10 and 5.1 (subject to the requirements and limitations therein, including the requirements under Section 3.10(g) (it being understood that the documentation required under Section 3.10(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such Participant shall not be entitled to receive any greater payment under Sections 5.1 or 3.10, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Regulatory Change that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 13.4 as though it were a Lender; provided that such Participant agrees to be subject to Section 3.3 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as the Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)    No Registration. Each Lender agrees that, without the prior written consent of the Borrower and the Administrative Agent, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan or Note under the Securities Act or any other securities laws of the United States of America or of any other jurisdiction.
(g)    USA Patriot Act Notice; Compliance. The Administrative Agent and each Lender hereby notifies the Borrower that pursuant to the requirements of the Patriot Act or any other Anti-Money Laundering Laws, each of them is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify each Loan Party in accordance with the Patriot Act or such Anti-Money Laundering Law.

Section 13.7    Amendments and Waivers.
(a)    Generally. Except as otherwise expressly provided in this Agreement, (i) any consent or approval required or permitted by this Agreement or any other Loan Document to be given by the Lenders may be given, (ii) any term of this Agreement or of any other Loan Document may be amended, (iii) the performance or observance by the Borrower, any other Loan Party or any Subsidiary of any terms of this Agreement or such other Loan Document may be waived, and (iv) the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders (or the Administrative Agent at the written direction of the Requisite Lenders), and, in the case of an amendment to any Loan Document, the written consent of each Loan Party which is party thereto. Subject to the immediately following subsection (c), any term of this Agreement or of any other Loan Document relating to the rights or obligations of the Revolving Lenders, and not any other Lenders, may be amended, and the performance or observance by the Borrower or any other Loan Party or any Subsidiary of any such terms may be waived (either generally or in a particular instance and either retroactively or prospectively) with, and only with, the written consent of the Requisite Lenders (and, in the case of an amendment to any Loan Document, the written consent of each Loan Party a party thereto). Notwithstanding anything to the contrary contained in this Section, the Fee Letter may only be amended, and the performance or observance by any Loan Party thereunder may only be waived, in a writing executed by the parties thereto.
(b)    Additional Lender Consents. In addition to the foregoing requirements, no amendment, waiver or consent shall:
(i)    increase (or reinstate) the Commitments of a Lender or subject a Lender to any additional obligations without the written consent of such Lender;
(ii)    (A) reduce the principal of, or interest that has accrued or the rates of interest that will be charged on the outstanding principal amount of, any Loans or other Obligations or (B) amend, or waive the Borrower’s compliance with Section 11.1(a), in each case, without the written consent of each Lender directly affected thereby; provided, however, only the written consent of the Requisite Lenders shall be required for the waiver of interest payable at the Post-Default Rate, retraction of the imposition of interest at the Post-Default Rate and amendment of the definition of “Post-Default Rate”;
(iii)    reduce the amount of any Fees payable to a Lender without the written consent of such Lender;
(iv)    modify the definitions of “Revolving Loan Termination Date” (except in accordance with Section 2.14) or “Revolving Commitment Percentage,” otherwise postpone any date fixed for, or forgive, any payment of principal of, or interest on, any Revolving Loans or for the payment of Fees or any other Obligations owing to the Revolving Lenders, or extend the expiration date of any Letter of Credit beyond the date that is thirty (30) days prior to the Revolving Loan Termination Date, in each case, without the written consent of each Revolving Lender directly and adversely affected thereby;

(v)    amend or otherwise modify the provisions of Section 3.2, Section 3.3 or Section 11.5 in a manner that would alter the pro rata sharing of payments or order of application required thereby without the written consent of each Lender directly and adversely affected thereby;
(vi)    amend this Section or amend the definitions of the terms used in this Agreement or the other Loan Documents insofar as such definitions affect the substance of this Section without the written consent of each Lender;
(vii)    modify the definition of the term “Requisite Lenders” or modify in any other manner the number or percentage of the Revolving Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof without the written consent of each Revolving Lender;
(viii)    (i) release any Borrower from its obligations hereunder or under the applicable Loan Documents (except as contemplated in Section 4.5), or (ii) release the Parent from its obligations under the Parent Guaranty (except as contemplated in Section 8.17), without the written consent of each Lender; or
(ix)    amend, or waive the Borrower’s compliance with, Section 2.16 without the written consent of each Lender.
(c)    Amendment of the Administrative Agent’s Duties, Etc. Unless in writing and signed by the Administrative Agent, in addition to the Lenders required hereinabove to take such action, no amendment, waiver or consent shall affect the rights or duties of the Administrative Agent under this Agreement or any of the other Loan Documents. Except for any increase of an Issuing Bank’s Letter of Credit sublimit that is expressly contemplated in Section 2.4(a), any amendment, waiver or consent relating to Section 2.4 or the obligations of the Issuing Banks under this Agreement or any other Loan Document shall, in addition to the Lenders required hereinabove to take such action, require the written consent of the Issuing Banks. Any amendment, waiver or consent with respect to any Loan Document that (i) diminishes the rights of a Specified Derivatives Provider in a manner or to an extent dissimilar to that affecting the Lenders or (ii) increases the liabilities or obligations of a Specified Derivatives Provider shall, in addition to the Lenders required hereinabove to take such action, require the consent of the Lender that is (or having an Affiliate that is) such Specified Derivatives Provider. Any amendment, waiver or consent relating to Section 2.5 or the obligations of the Swingline Lender under this Agreement or any other Loan Document shall, in addition to the Lenders required hereinabove to take such action, require the written consent of the Swingline Lender. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitments of any Defaulting Lender may not be increased, reinstated or extended without the written consent of such Defaulting Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the written consent of such Defaulting Lender. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein. No course of dealing or delay or omission on the part of the Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Any Event of Default occurring hereunder shall continue to exist until such time as such Event of Default is waived in writing in accordance with the terms of this Section, notwithstanding any attempted cure or other action by the Borrower, any other Loan Party or any other Person subsequent to the occurrence of such Event of Default. Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.
(d)    Technical Amendments. Notwithstanding anything to the contrary in this Section 13.7, if the Administrative Agent and the Borrower have jointly identified an ambiguity, omission, mistake or defect in any provision of this Agreement or an inconsistency between provisions of this Agreement, the Administrative Agent and the Borrower shall be permitted to amend such provision or provisions to cure such ambiguity, omission, mistake, defect or inconsistency so long as to do so would not adversely affect the interests of the Lenders and the Issuing Banks. Any such amendment shall become effective without any further action or consent of any of other party to this Agreement. Once effective, the Administrative Agent shall provide a copy of such amendment to the Lenders.
(e)    Benchmark Replacement Amendment. The Administrative Agent and the Borrower may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to implement any Benchmark Replacement.
(f)    Amendment and Restatement. Additionally, notwithstanding anything to the contrary contained in this Agreement, each Lender hereby irrevocably authorizes the Administrative Agent on its behalf, and without further consent of any Lender (but with the consent of the Borrower and the Administrative Agent) to amend and restate this Agreement if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have been terminated, such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement.

Section 13.8    Nonliability of the Administrative Agent and Lenders.
The relationship between the Borrower, on the one hand, and the Lenders, the Issuing Banks and the Administrative Agent, on the other hand, shall be solely that of the borrower and lender. None of the Administrative Agent, any Issuing Bank or any Lender shall have any fiduciary responsibilities to the Borrower and no provision in this Agreement or in any of the other Loan Documents, and no course of dealing between or among any of the parties hereto, shall be deemed to create any fiduciary duty owing by the Administrative Agent, any Issuing Bank or any Lender to any Lender, the Borrower, any Subsidiary or any other Loan Party. None of the Administrative Agent, any Issuing Bank or any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations.
Section 13.9    Confidentiality.
The Administrative Agent, each Issuing Bank and each Lender shall maintain the confidentiality of all Information (as defined below), but in any event may make disclosure: (a) to its Affiliates and to its and its Affiliates’ other respective Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any actual or proposed assignee, Participant or other transferee in connection with a potential transfer of any Commitment or participation therein as permitted hereunder, or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations; (c) as required or requested by any Governmental Authority or representative thereof or pursuant to legal process or in connection with any legal proceedings, or as otherwise required by Applicable Law; (d) to the Administrative Agent’s, such Issuing Bank’s or such Lender’s independent auditors and other professional advisors (provided they shall be notified of the confidential nature of the Information); (e) in connection with the exercise of any remedies under any Loan Document (or any Specified Derivatives Contract) or any action or proceeding relating to any Loan Document (or any such Specified Derivatives Contract) or the enforcement of rights hereunder or thereunder; (f) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section actually known by the Administrative Agent, such Issuing Bank or such Lender to be a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Bank, any Lender or any Affiliate of the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower or any Affiliate of the Borrower; (g) to the extent requested by, or required to be disclosed to, any nationally recognized rating agency or regulatory or similar authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners) having or purporting to have jurisdiction over it; (h) to bank trade publications, such information to consist of deal terms and other information customarily found in such publications; (i) to any other party hereto; and (j) with the consent of the Borrower. Notwithstanding the foregoing, the Administrative Agent, the Issuing Bank and each Lender may disclose any such confidential Information, without notice to the Borrower or any other Loan Party, to Governmental Authorities in connection with any regulatory examination of the Administrative Agent, the Issuing Bank or such Lender or in accordance with the regulatory compliance policy of the Administrative Agent, the Issuing Bank or such Lender. As used in this Section, the term “Information” means all information received from the Borrower, any other Loan Party, any Subsidiary or Affiliate relating to any Loan Party or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Bank on a nonconfidential basis prior to disclosure by the Borrower, any other Loan Party, any Subsidiary or any Affiliate, provided that, in the case of any such information received from the Borrower, any other Loan Party, any other Subsidiary or any Affiliate after the Agreement Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything to the contrary contained herein, Borrower hereby authorizes Administrative Agent to use the logos of the Parent, Borrower and/or their respective Subsidiaries in any pitchbooks, tombstone advertisements and other advertising or marketing materials, provided that, for the avoidance of doubt, such logos shall only be used in a manner that is not intended or reasonably likely to harm or disparage the Parent, Borrower or any of their Subsidiaries. For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this provision shall be prohibited by the laws or regulations applicable to such Regulatory Authority.
Section 13.10    Indemnification.
(a)    The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Issuing Bank, each Lender and each Related Party of any of the foregoing Persons, and each Joint Lead Arranger (each such Person being called an “Indemnified Party”) against, and hold each Indemnified Party harmless from, and shall pay or reimburse any such Indemnified Party for, any and all losses, claims (including without limitation, Environmental Claims), damages, liabilities and related expenses (including without limitation, the fees, charges and disbursements of any counsel for any Indemnified Party (excluding in-house counsel)), incurred by any Indemnified Party or asserted against any Indemnified Party by any Person (including the Borrower, any other Loan Party or any other Subsidiary) other than such Indemnified Party and its Related Parties, arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower, any other Loan Party or any other Subsidiary, or any Environmental Claim related in any way to the Borrower, any other Loan Party or any other Subsidiary, (iv) any actual or prospective claim, litigation, investigation or proceeding (an “Indemnity Proceeding”) relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, any other Loan Party or any other Subsidiary, and regardless of whether any Indemnified Party is a party thereto, (v) any claim (including without limitation, any Environmental Claims), investigation, litigation or other proceeding (whether or not the Administrative Agent, any Issuing Bank or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Loans, this Agreement, any other

Loan Document, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, including without limitation, reasonable attorneys and consultant’s fees, (vi) the Administrative Agent and Lenders entering into this Agreement, (vii) the establishment of this credit facility in favor of the Borrower, (viii) the Administrative Agent and/or Lenders being deemed creditors in possession of the Borrower’s information, (ix) the Administrative Agent and/or Lenders being deemed material creditors that are alleged to have exercised direct or indirect influence, (x) exercise by the Administrative Agent and/or Lenders of any of the rights or remedies available to them pursuant to any Loan Document, (xi) any civil penalties or fines assessed by OFAC as a result of the Borrower’s conduct, together with all costs and expenses related thereto, or (xii) the violation of, or non-compliance with, any Applicable Law; provided that the foregoing indemnity shall not, as to any Indemnified Party, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Party.
(b)    If and to the extent that the obligations of the Borrower under this Section are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law.
(c)    The Borrower’s obligations under this Section shall survive any termination of this Agreement and the other Loan Documents and the payment in full in cash of the Obligations, and are in addition to, and not in substitution of, any of the other obligations set forth in this Agreement or any other Loan Document to which it is a party.
References in this Section 13.10 to “Lender” or “Lenders” shall be deemed to include such Persons (and their Affiliates) in their capacity as Specified Derivatives Providers.
Section 13.11    Termination; Survival.
This Agreement shall terminate at such time as (a) all of the Commitments have been terminated, (b) all Letters of Credit have terminated or expired or been canceled, (c) none of the Lenders is obligated any longer under this Agreement to make any Loans and the Issuing Banks are no longer obligated under this Agreement to issue Letters of Credit and (d) all Obligations (other than obligations which survive as provided in the following sentence) have been paid and satisfied in full. The indemnities to which the Administrative Agent, the Issuing Banks and the Lenders are entitled under the provisions of Sections 3.10, 5.1, 12.8, 13.2 and 13.10 and any other provision of this Agreement and the other Loan Documents, and the provisions of Section 13.6, shall continue in full force and effect and shall protect the Administrative Agent, the Issuing Banks and the Lenders (i) notwithstanding any termination of this Agreement, or of the other Loan Documents, against events arising after such termination as well as before and (ii) at all times after any such party ceases to be a party to this Agreement with respect to all matters and events existing on or prior to the date such party ceased to be a party to this Agreement.

Section 13.12    Severability of Provisions.
If any provision of this Agreement or the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid or unenforceable, that provision shall be deemed severed from the Loan Documents, and the validity, legality and enforceability of the remaining provisions shall remain in full force as though the invalid, illegal, or unenforceable provision had never been part of the Loan Documents.
Section 13.13    GOVERNING LAW.
THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
Section 13.14    Counterparts.
To facilitate execution, this Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts as may be convenient or required (which may be effectively delivered by facsimile, in portable document format (“PDF”) or other similar electronic means). It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other Applicable Law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Each party hereto hereby waives any defenses to the enforcement of the terms of this Agreement based on the form of its signature, and hereby agrees that such electronically transmitted or signed signatures shall be conclusive proof, admissible in judicial proceedings, of such party’s execution.
Section 13.15    Obligations with Respect to Loan Parties and Subsidiaries.
The obligations of the Borrower to direct or prohibit the taking of certain actions by the other Loan Parties and Subsidiaries as specified herein shall be absolute and not subject to any defense the Borrower may have that the Borrower does not control such Loan Parties or Subsidiaries.
Section 13.16    Independence of Covenants.
All covenants hereunder shall be given in any jurisdiction independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.
Section 13.17    Limitation of Liability.
Neither the parties to this Agreement nor the Related Parties of the Administrative Agent, any Issuing Bank, any Lender shall have any liability with respect to, and each party hereto hereby waives, releases, and agrees not to sue any other party hereto or any such Related Party upon, any claim for any special, indirect, incidental, consequential or punitive damages suffered or incurred by such party or Related Party in connection with, arising out of, or in any way related to, this Agreement, any of the other Loan Documents or any of the transactions contemplated by this Agreement or any of the other Loan Documents.
Section 13.18    Entire Agreement.
This Agreement and the other Loan Documents embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and thereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. To the extent any term of this Agreement is inconsistent with a term of any other Loan Document to which the parties of this Agreement are party, the term of this Agreement shall control to the extent of such inconsistency. There are no oral agreements among the parties hereto.
Section 13.19    Construction.
The Administrative Agent, each Issuing Bank, the Borrower and each Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the Administrative Agent, each Issuing Bank, the Borrower and each Lender.
Section 13.20    Headings.
The paragraph and section headings in this Agreement are provided for convenience of reference only and shall not affect its construction or interpretation.
Section 13.21    Acknowledgement and Consent to Bail-In of Affected Financial Institutions.
Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
Section 13.22    Subordination of Intercompany Obligations.
(a)    Each Loan Party executing this Agreement or any other Loan Document covenants and agrees that the payment of all Obligations, principal, interest (including interest which accrues after the commencement of any case or proceeding in bankruptcy, or for the reorganization of any Loan Party), fees, charges, expenses, attorneys’ fees and any other sum, obligation or liability owing by any other Loan Party to such Loan Party, including any intercompany trade payables or royalty or licensing fees (collectively, the “Intercompany Obligations”), is subordinated, to the extent and in the manner provided in this Section 13.22, to the prior payment in full in cash of all Obligations and that the subordination is for the benefit of the Administrative Agent, Issuing Banks, and Lenders and the Administrative Agent, Issuing Banks, and Lenders may enforce such provisions directly.
(b)    Each Loan Party executing this Agreement or any other Loan Document hereby (i) authorizes the Administrative Agent, Issuing Banks, and Lenders to demand specific performance of the terms of this Section 13.22 irrespective of whether any other Loan Party shall have complied with any of the provisions hereof applicable to it, at any time when such Loan Party shall have failed to comply with any provisions of this Section 13.22 that are applicable to it and (ii) to the extent not prohibited by applicable law irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.
(c)    Except to the extent otherwise permitted herein, upon any distribution of assets of any Loan Party in any dissolution, winding-up, liquidation or reorganization (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):
(i)    all Obligations shall be fully and finally paid and performed and all of the obligations of the Administrative Agent, Issuing Bank, and Lenders to make extensions of credit hereunder shall be terminated before any Loan Party is entitled to receive any payment on account of the Intercompany Obligations;
(ii)    any payment or distribution of assets of any Loan Party of any kind or character, whether in cash, property or securities, to which any other Loan Party would be entitled, except for the provisions of this Section 13.22 shall be paid by the liquidating trustee or agent or other Person making such payment or distribution directly to the Administrative Agent, to the extent necessary to make full and final payment on the Obligations; and

(iii)    if any payment or distribution of assets of any Loan Party of any kind or character, whether in cash, property or securities, shall be received by any other Loan Party on account of the Intercompany Obligations before the full and final payment and performance of the Obligations and the termination of all of the obligations of the Administrative Agent, Issuing Banks, and Lenders to make extensions of credit hereunder, such payment or distribution shall be received and held for and shall be paid over to the Administrative Agent for application to the payment of the Obligations.
(d)    No right of the Administrative Agent, any Issuing Bank, any Lender or any other present or future holders of any of the Obligations to enforce the subordination provisions herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Loan Party or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any Loan Party with the terms hereof, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.
Section 13.23    Co-Borrower Provisions.
Each Borrower acknowledges and agrees that it shall be jointly and severally liable for the Loan and all other obligations arising under this Agreement and/or any of the other Loan Documents. In furtherance thereof, each Borrower acknowledges and agrees as follows:
(a)    For the purpose of implementing the joint borrower provisions of the Loan Documents, each Borrower hereby irrevocably appoints each other Borrower as its agent and attorney-in-fact for all purposes of the Loan Documents, including the giving and receiving of notices and other communications, and Administrative Agent and Lenders shall be entitled to rely on requests and instructions of any Borrower.
(b)    To induce Lenders to make the Loan, and in consideration thereof, each Borrower hereby agrees to indemnify Administrative Agent, Lenders, and the other Indemnified Parties against, and hold Administrative Agent, Lenders and the other Indemnified Parties harmless from, any and all out of pocket liabilities, expenses, losses, damages and/or claims of damage or injury asserted against Administrative Agent and/or Lenders by any Borrower or by any other Person arising from or incurred by reason of reliance by Administrative Agent and/or Lenders on any requests or instructions from any Borrower.
(c)    Each Borrower consents and agrees that Administrative Agent and/or Lenders may, at any time and from time to time, without notice or demand:
(i)    agree with any Borrower to supplement, modify, amend, extend, renew, accelerate, or otherwise change the time for payment or the terms of the obligations or any part thereof, including any increase or decrease of the rate(s) of interest thereon;
(ii)    agree with any Borrower to supplement, modify, amend or waive, or enter into or give any agreement, approval or consent with respect to, the obligations or any part thereof or any of the Loan Documents or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder;
(iii)    accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the obligations or any part thereof;

(iv)    accept partial payments on the obligations;
(v)    receive guaranties for the obligations or any part thereof;
(vi)    release, reconvey, terminate, waive, abandon, subordinate, exchange, substitute, transfer and enforce any guaranties of the obligations;
(vii)    release any Person or any guarantor from any personal liability with respect to the obligations or any part thereof; or
(viii)    settle, release on terms satisfactory to Administrative Agent or by operation of Applicable Laws or otherwise liquidate or enforce any obligations and any guaranty thereof in any manner; and consent to the merger, change or any other restructuring or termination of the corporate existence of any Borrower or any other Person, and correspondingly restructure the obligations of such Borrower or other Person, and any such merger, change, restructuring or termination shall not affect the liability of any Borrower.
(d)    Upon the occurrence of and during the continuance of any Event of Default, Administrative Agent may enforce this Agreement and the other Loan Documents independently as to each Borrower and independently of any other remedy Administrative Agent and/or Lenders at any time may have or hold in connection with the obligations. Each Borrower expressly waives any right to require Administrative Agent and/or Lenders, in connection with Administrative Agent’s and/or Lenders’ efforts to obtain repayment of the Loan and other obligations, to proceed against any other Person, and agrees that Administrative Agent and/or Lenders may proceed against any Persons in such order as it shall determine in its sole and absolute discretion in connection with Administrative Agent’s efforts to obtain repayment of the Loan and other obligations. Administrative Agent may file a separate action or actions against each Borrower to enforce the obligations, whether action is brought or prosecuted against any other Person, or whether any other Person is joined in any such action or actions. Each Borrower agrees that Administrative Agent, Lenders, each other Borrower and/or any other Person may deal with Administrative Agent and Lenders in connection with the obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them or between any Borrower and/or any other Person, in any manner whatsoever. The rights of Administrative Agent and/or Lenders hereunder and under the other Loan Documents shall be reinstated and revived, and the enforceability of this Agreement and the other Loan Documents shall continue, with respect to any amount at any time paid on account of the obligations thereunder which thereafter shall be required to be restored or returned by Administrative Agent and/or Lenders as a result of the bankruptcy, insolvency or reorganization of any Borrower or any other Person, or otherwise, all as though such amount had not been paid. The enforceability of this Agreement and the other Loan Documents at all times shall remain effective in accordance with their terms as to any remaining party even though any or all obligations, or any other guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against any Borrower or any other Person and whether or not any Borrower or any other Person shall have any personal liability with respect thereto. Each Borrower expressly waives any and all defenses to the enforcement of its obligations under the Loan Documents now or hereafter arising or asserted by reason of: (i) any disability or other defense of any other Borrower or any other Person with respect to the obligations; (ii) any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of any other Borrower or any principal thereof or any defect in the formation of any Borrower or any such principal; (iii) any defense based upon the application by any Borrower of the proceeds of the Loan for purposes other than the purposes permitted under this Agreement or any other Loan Document; (iv) any and all rights and defenses arising out of an election of remedies by Administrative Agent and/or Lenders; (v) any defense based upon Administrative Agent and/or Lender’s failure to disclose any information concerning any other Borrower’s financial condition or any other circumstances bearing on any other Borrower’s ability to pay all sums payable under the Notes or any of the other Loan Documents; (vi) the unenforceability or invalidity of any guaranty for the obligations; (vii) the cessation for any cause whatsoever of the liability of any other Borrower or any other Person (other than by reason of the full and final payment and performance of all obligations); (viii) [intentionally omitted]; (ix) [intentionally omitted]; (x) [intentionally omitted]; (xi) any act or omission of Administrative Agent and/or Lenders or others that directly or indirectly results in or aids the discharge or release of any other Borrower or of any other Person or of any of the obligations or any guaranty therefor by operation of law or otherwise; (xii) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation; (xiii) any right to enforce any remedy which Administrative Agent and/or Lenders may have against any other Borrower; (xiv) the benefit of any statute of limitations affecting the liability of each Borrower or the enforcement hereof; (xv) any failure of Administrative Agent and/or Lenders to file or enforce a claim in any bankruptcy proceeding with respect to any Person; (xvi) the election by Administrative Agent and/or Lenders, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code; (xvii) any extension of credit or the grant of any lien under Section 364 of the United States Bankruptcy Code except to the extent otherwise provided in this Agreement; (xviii) any use of cash collateral under Section 363 of the United States Bankruptcy Code; (xix) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person; (xx) [intentionally omitted]; or (xxi) any bankruptcy proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any of the obligations (or any interest thereon) in or as a result of any such proceeding.
(e)    Each Borrower represents and warrants to Administrative Agent and Lenders that it has established adequate means of obtaining from each other Borrower, on a continuing basis, financial and other information pertaining to their respective businesses, operations and condition (financial and otherwise) and their respective properties, and each now is and hereafter will be completely familiar with the businesses, operations and condition (financial and otherwise) of the other and their respective properties. Each Borrower hereby expressly waives and relinquishes any duty on the part of Administrative Agent and/or Lenders to disclose to such Borrower any matter, fact or thing related to the businesses, operations or condition (financial or otherwise) of any other Borrower or any other Borrower’s property, whether now known or hereafter known by Administrative Agent and/or Lenders during the life of this Agreement. If Administrative Agent or any Lender, in its sole discretion, undertakes at any time or from time to time to provide any such information to a Borrower, Administrative Agent or such Lender shall not be under any obligation to update any such information or to provide any such information to such Borrower or any other Person on any subsequent occasion. With respect to any of the obligations, Administrative Agent and/or Lenders need not inquire into the powers of any Borrower or the officers, employees or other Persons acting or purporting to act on such Borrower’s behalf.

(f)    Each Borrower understands that the exercise by Administrative Agent and/or Lenders of certain rights and remedies may affect or eliminate such Borrower’s right of subrogation against any other Borrower and that such Borrower may therefore incur partially or totally nonreimbursable liability hereunder. Nevertheless, each Borrower hereby authorizes and empowers Administrative Agent, Lenders and their successors, endorsees and assigns, to exercise in its or their sole discretion (but subject to the terms of the Loan Documents), any rights and remedies, or any combination thereof, which may then be available, it being the purpose and intent of such Borrower that the obligations hereunder shall be absolute, continuing, independent and unconditional until fully satisfied. Notwithstanding any other provision of the Loan Documents to the contrary, until all obligations have been repaid, each Borrower hereby subordinates any claim or other rights which such Borrower may now have or hereafter acquire against any other Borrower of all or any of the obligations of such Borrower hereunder that arise from the existence or performance of such Borrower’s obligations under this Agreement or any of the other Loan Documents, including any right of subrogation, reimbursement, exoneration, contribution or indemnification, any right to participate in any claim or remedy of Administrative Agent and Lenders against any other Borrower or any collateral which Administrative Agent now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from any other Borrower, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights.
(g)    Intentionally Omitted.
(h)    Without limiting the foregoing waivers and release contained in this Section 13.23:
(i)    Each Borrower subordinates all present and future indebtedness owing by any other Borrower to such Borrower to the obligations at any time owing by any other Borrower to Administrative Agent and Lenders under this Agreement and the other Loan Documents.
(ii)    Each Borrower agrees to make no claim on such indebtedness until all obligations of any other Borrower under this Agreement and the other Loan Documents have been fully discharged.
(iii)    Each Borrower further agrees not to assign all or any part of any such indebtedness unless Administrative Agent is given prior notice and such assignment is expressly made subject to the terms of this Agreement and the other Loan Documents.
Each Borrower acknowledges that: (a) the obligations under the Loan Documents are complex in nature, (b) numerous possible defenses to the enforceability of these obligations may presently exist and/or may arise hereafter, and (c) as part of Administrative Agent’s and Lenders’ consideration for entering into these transactions, Administrative Agent and Lenders have specifically bargained for the waiver and relinquishment by each Borrower of all such defenses, and each Borrower has had the opportunity to seek and receive legal advice from skilled legal counsel in the area of financial transactions of the type contemplated herein. Given all of the above, each Borrower does hereby represent and confirm to Administrative Agent and Lenders that each Borrower is fully informed regarding, and thoroughly understands: (i) the nature of all such possible defenses, (ii) the circumstances under which such defenses may arise, (iii) the benefits which such defenses might confer upon Borrower, and (iv) the legal consequences to Borrower of waiving such defenses. Each Borrower acknowledges that all of the informed waivers herein shall be fully enforceable by Administrative Agent and/or Lenders, and that Administrative Agent and Lenders are induced to enter into this transaction in material reliance upon the presumed full enforceability thereof. If any of the waivers or consents set forth herein are determined to be contrary to any applicable law or public policy, such waivers and consents shall be effective to the maximum extent permitted by law.
Section 13.24    Acknowledgment Regarding Any Supported QFCs.
To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Obligations or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Section 13.25    Contribution Agreement.
(a)    Each Borrower represents and warrants to Administrative Agent and Lenders that it will derive benefit, directly and indirectly, from the collective administration and availability of the Loan under this Agreement, the Note and the other Loan Documents. Each Borrower agrees that Administrative Agent and Lenders will not be required to inquire as to the disposition by any Borrower of funds disbursed in accordance with the terms of this Agreement, the Note or any of the other Loan Documents.
(b)    As used in this Section 13.25: (i) the “Allocable Amount” of any Borrower, as of any date of determination, shall be determined to be an amount equal to one hundred percent (100%) of the maximum amount which could then be claimed against such Borrower with respect to the Loan without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law; and (ii) the term “Allocable Share” mean, at the relevant time of calculation with respect to any Borrower, a fraction, the numerator of which equals such Borrower’s Allocable Amount and the denominator of which equals the Allocable Amounts of each Borrower, collectively.
(c)    To the extent that a payment is made on the Loan by a Borrower (an “Individual Borrower Payment”) which, taking into account all other Individual Borrower Payments then previously or concurrently made by or attributable to any other Borrower, exceeds such Borrower’s Allocable Share of all such Individual Borrower Payments (as such share would then be calculated immediately prior to such Individual Borrower Payment), then such Borrower shall be entitled to contribution and indemnification from, and to be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Shares as in effect immediately prior to such Individual Borrower Payment. Notwithstanding the foregoing, each Borrower may provide for an allocation consistent with the foregoing which requires each Borrower which received a direct financial benefit from the Loan in respect of which a payment by a Borrower has been made and for which contribution is sought to make contribution payments before each Borrower which did not receive a direct financial benefit is obligated to make contribution payments.
(d)    Each Borrower acknowledges that the rights of contribution and indemnification hereunder shall constitute an asset in favor of any Borrower to which such contribution and indemnification is owing. This Section 13.25 is intended only to define the relative rights of each Borrower, and nothing set forth in this Section 13.25 is intended to or shall impair or expand the obligations of any Borrower with respect to its obligations and liabilities to Administrative Agent and Lenders under this Agreement or any of the other Loan Documents.

Section 13.26    Amendment and Restatement of Existing Credit Agreement.
(a)    This Agreement shall amend and restate the Existing Credit Agreement in its entirety. Without limiting the generality of the foregoing, (a) the Existing Credit Agreement is merged and incorporated into this Agreement and (b) this Agreement shall supersede and control any inconsistent provision in the Existing Credit Agreement. All references in the Loan Documents (including the Existing Loan Documents) to the Existing Credit Agreement are hereby modified and shall now be deemed to refer to this Agreement. All references in the Loan Documents (including the Existing Loan Documents) to the Obligations, the Notes, the Loan Documents and other terms defined herein are hereby modified and shall now be deemed to refer to such terms and items as defined or described in this Agreement. Except as modified hereby or by any other Loan Document (whether dated as of or prior to the Agreement Date) which expressly modifies any of the Existing Loan Documents, all of the terms and provisions of the Existing Loan Documents (including schedules and exhibits thereto), and the indebtedness, duties and obligations thereunder, are ratified and affirmed in all respects and shall remain in full force and effect. This Agreement shall not, however, constitute a novation of the Loan Parties’ indebtedness, duties and obligations under or with respect to the Existing Loan Documents, the existing loans thereunder or the Existing Letters of Credit issued thereunder.
(b)    In furtherance of the foregoing, on the Agreement Date (i) all outstanding Existing Loans shall continue to be Revolving Loans hereunder and each applicable Existing Lender shall be deemed to sell, and each New Lender and each Existing Lender whose Revolving Commitments are increasing on the Agreement Date shall be deemed to purchase, an interest therein as required to establish Revolving Loans for each of the Revolving Lenders based on such Revolving Lender’s Revolving Commitment Percentage, and the Administrative Agent shall make such transfers of funds as are necessary in order that the outstanding balances of such Revolving Loans and any other Revolving Loans funded on the Agreement Date, reflect the Revolving Commitments of the Lenders hereunder; (ii) all Existing Letters of Credit shall continue to be Letters of Credit hereunder and each applicable Existing Lender that is a Revolving Lender shall be deemed to sell, and each New Lender and each Existing Lender whose Revolving Commitments are increasing on the Agreement Date shall be deemed to purchase, an interest therein as required to establish the Letter of Loan Participations therein in accordance with its respective Revolving Commitment Percentage; (iii) there shall have been credited to the Existing Lenders all accrued but unpaid interest due on the Existing Loans and Existing Letters of Credit to but excluding the Agreement Date; and (iv) there shall have been credited to the Existing Lenders all accrued but unpaid fees under the Existing Loans and Existing Letters of Credit owing to but excluding the Agreement Date and all other amounts, costs and expenses then owing to any of the Existing Lenders and/or the Administrative Agent under the Existing Credit Agreement, regardless of whether such amounts would otherwise be due and payable at such time pursuant to the terms of the Existing Credit Agreement.
(c)    On the Effective Date, the commitment of each Lender that is a party to the Existing Credit Agreement, but not a party to this Agreement (other than for purposes of this Section 13.26) (an “Exiting Lender”), shall be terminated, all outstanding obligations owing to such Exiting Lenders under the Existing Credit Agreement on the Effective Date shall be paid in full as provided in this Section, and each Exiting Lender shall cease to be a Lender under this Agreement; provided, however, that, notwithstanding anything else provided herein or otherwise, any rights of an Exiting Lender under the Loan Documents that are intended by their express terms to survive termination of the Revolving Commitments and/or the repayment, satisfaction or discharge of obligations under any Loan Document shall survive for such Exiting Lender hereunder.
Section 13.27    Release of Liens.
The Administrative Agent and the Lenders acknowledge and agree that, from and after the Agreement Date, (i) the Administrative Agent, on behalf of itself and the other Lenders, hereby releases any liens in any collateral granted by the Borrower or any Subsidiary to the Administrative Agent, for the benefit of the Lenders, prior to the Agreement Date under the Existing Credit Agreement, and (ii) the Administrative Agent will reasonably cooperate with the Borrower, upon Borrower’s written request, and at the Borrower’s cost and expense, to provide release documentation that is reasonably necessary and in form and substance reasonably acceptable to the Administrative Agent and Borrower, for recording in the applicable real estate or other records to evidence the release of any such liens in any collateral granted by the Borrower or any Subsidiary to the Administrative Agent, for the benefit of the Lenders, prior to the Agreement Date under the Existing Credit Agreement.

[Signature Pages Intentionally Omitted]